UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Merck & Co., Inc.
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# Our Purpose

## Our Environmental, Social and Governance (ESG) Focus Areas

Our commitment to ESG is encompassed in the Company's strategy. Building on our legacy of stewardship, we are working to drive progress across the four ESG focus areas that matter most to our Company and which create value for our stakeholders. We continue to strategically embed actions in each of these areas across our business operations to support and lift our purpose through our ESG approach.

### Access to Health

In collaboration with key stakeholders, we work to ensure our science advances health care, and our products are accessible and affordable to those in need.

**67 million** people enabled to access our innovative portfolio globally, through access strategies, solutions and partnerships in 2021

**15 million** people reached in low- and middle-income countries and in U.S. underserved populations through our social investments in 2021

### Employees

We recognize that our ability to excel depends on the integrity, knowledge, imagination, skill, diversity and well-being of our employees.

Increased female representation in senior management roles to **36%** in 2021

Collectively, our 10 employee business resource groups have approximately **20,000 members** worldwide.

### Environmental Sustainability

We consider the impacts of our operations and strive to operate our business sustainably to support the health of our planet and its people.

We have committed to the Science Based Target initiative (SBTi) to set **a net-zero target for our greenhouse gas (GHG) emissions** across our global operations (Scopes 1, 2, 3)

**41%** of purchased electricity sourced from renewables in 2021

### Ethics & Values

Through our unwavering commitment to transparency, we earn the trust and confidence of our stakeholders.

Continued to foster **a speak-up culture**

## Board Oversight

The full Board oversees corporate strategy. Together with its Committees, the Board is responsible for risk oversight and ESG matters.

Read more on our ESG approach and governace structure on pages 20-21 of this proxy statement.
For more information about our ESG focus areas, please visit our 2021/2022 ESG Progress Report at *https://www.merck.com/company-overview/esg/*.

1

Notice of Annual Meeting
of Shareholders

To Merck Shareholders:

You are invited to the Annual Meeting of Shareholders of Merck & Co., Inc. on Tuesday, May 23, 2023, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2023.

The purposes of the meeting are to:

1. Elect the 13 Director nominees named in this proxy statement;

2. Consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

3. Consider and act upon a proposal to approve, by non-binding advisory vote, the frequency of future votes to approve the compensation of our Named Executive Officers;

4. Consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023;

5. Consider and act upon a shareholder proposal regarding business operations in China, if properly presented at the meeting;

6. Consider and act upon a shareholder proposal regarding access to COVID-19 products, if properly presented at the meeting;

7. Consider and act upon a shareholder proposal regarding indirect political spending, if properly presented at the meeting;

8. Consider and act upon a shareholder proposal regarding patents and access, if properly presented at the meeting;

9. Consider and act upon a shareholder proposal regarding a congruency report of partnerships with globalist organizations, if properly presented at the meeting;

10. Consider and act upon a shareholder proposal regarding an independent board chairman, if properly presented at the meeting; and

11. Transact such other business as may properly come before the meeting.

By order of the Board of Directors,

Kelly E. W. Grez

Corporate Secretary

Vote Right Away—Advance voting methods and deadlines

We encourage all shareholders of record to read this proxy statement with care and vote right away using any of the following methods, even if they intend to attend the Annual Meeting. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET*	www.proxyvote.com

BY PHONE*	In the U.S. or Canada dial toll-free 1-800-690-6903

BY QR CODE	Scan this QR code to vote with your mobile device (may require free app)

BY MAIL**	Cast your ballot, sign your proxy card and send in our prepaid envelope

Only shareholders listed on the Company’s records at the close of business on March 24, 2023 are entitled to vote.

Merck began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the 2022 Annual Report on Form 10-K and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plan participants on April 3, 2023.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 23, 2023:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2022 Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

The principal executive offices of the Company are located at 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

* The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 22, 2023.

** You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

Merck & Co., Inc. 2023 Proxy Statement

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Dear Merck Shareholders,

Our Company had a truly exceptional 2022 – scientifically, commercially and operationally. We took transformative steps to advance global health and catalyze greater equity across the healthcare landscape. We put the patient at the center of everything we did as we worked to fulfill our purpose of using the power of leading-edge science to save and improve lives around the world. I am incredibly proud of how our team advanced our pipeline; delivered critical medicines, vaccines and innovative health solutions; and added important innovation through a portfolio of strategic acquisitions, collaborations and partnerships. Our science-led strategy is working, and we are moving with speed, as one team, to deliver value for patients, society and all of our stakeholders.

From a scientific standpoint, we made exciting progress in our cardiovascular program and recently shared updates on two promising investigational medicines from our robust pipeline – sotatercept and MK-0616. Sotatercept is a potential first-in-class drug for patients with pulmonary arterial hypertension (“PAH”), a rare and ultimately life-threatening disease with a poor prognosis. In fact, the key driver of our acquisition of Acceleron in 2021 was the promise of this important medicine. The readout from our Phase 3 STELLAR trial has been extremely encouraging. Sotatercept exceeded expectations, meeting the primary endpoint and achieving statistical significance on eight of nine secondary outcomes measures. Sotatercept

“Our success in 2022
was underpinned by our
understanding that the
work we do has a truly
profound effect on global
health. Throughout
the year, we continued
to build on our legacy
of putting patients
first, focusing on how
we can address unmet
medical needs and work
to prevent and treat
devastating diseases.”

was studied as an add-on to PAH background therapy. We’ve also received encouraging results from the Phase 2b trial evaluating MK-0616, an oral PCSK9 inhibitor for the treatment of hypercholesterolemia. As a result of these positive data, we plan to move to Phase 3 in the second half of this year. Our progress with sotatercept and MK-0616 is also supplemented by strong momentum in other strategic areas including our Factor XI inhibitor, MK-2060, which received fast-track designation from the U.S. Food and Drug Administration (FDA) in August. Based on these most recent data readouts and the progress we’ve made across our pipeline, we are even more confident in our potential to achieve greater than $10 billion in revenue from our cardiovascular program by the mid-2030s.

Oncology products KEYTRUDA, Lenvima, Lynparza and WELIREG are driving key growth for our business, and we remain focused on our expansive oncology research efforts, including moving to earlier stages of disease where there is a higher probability of achieving improved long-term outcomes for patients. In 2022, we continued our momentum, with approvals for KEYTRUDA and Lynparza in additional tumor types and earlier-stage cancers.

In collaboration with Moderna, we announced that KEYTRUDA in combination with mRNA4157/V940, a personalized mRNA therapeutic cancer vaccine, received breakthrough therapy designation from the FDA for adjuvant treatment of certain patients with high-risk melanoma. This follows results demonstrating statistically significant recurrence-free survival in the Phase 2b trial studying the combination, the first demonstration of efficacy for an investigational mRNA cancer treatment in a randomized clinical trial. We believe this combination has great potential for patients. We also recently received approval for KEYTRUDA for adjuvant treatment after resection and platinum-based chemotherapy for certain adult patients with non-small cell lung cancer based on the results of KEYNOTE-091, which represents its seventh indication in earlier-stage cancers. Early lung cancer detection and screening remain an important unmet need. It is our ambition, along with stakeholders, to improve lung cancer screening rates to levels similar to other cancer types, such as breast and colon, where screening programs have been more widely adopted.

We have made substantial progress in advancing our oncology program through our internal R&D and business development, and we believe that our suite of antibody-drug conjugates and small molecules represent greater than $10 billion of commercial potential by the mid-2030s. This excludes additional innovation we are investing in to expand, deepen and extend our current commercial assets, and does not include the personalized mRNA therapeutic cancer vaccine.

Our vaccines business remains a key growth pillar, anchored by our HPV vaccines GARDASIL and GARDASIL 9. We expect our HPV vaccines to continue growing substantially, potentially more than doubling 2021 sales and generating over $11 billion

Merck & Co., Inc. 2023 Proxy Statement

3

in revenue by 2030. Additionally, we are advancing our population-specific strategy in pneumococcal vaccines. VAXNEUVANCE is approved in infants, children and adults for protection against invasive pneumococcal disease, and later this year, we look forward to completing the Phase 3 clinical trials from our V116 program for the protection of adults against pneumococcal disease. In December, Instituto Butantan in Brazil – an organization we are collaborating with for vaccine development – reported encouraging topline results for its vaccine candidate to prevent dengue, which will help inform future development of our own dengue vaccine candidate, V181, which uses a similar approach with the same antigenic content. In addition, we have begun a Phase 3 trial of our monoclonal antibody to provide passive immunity against respiratory syncytial virus in infants.

Our Animal Health business remained a market leader in 2022, with consistent, above-market growth driven by higher demand in livestock from our ruminant, poultry and swine products. Sales growth in companion animal reflected higher demand for the BRAVECTO parasiticide line of products. We look forward to continuing to build our biopharmaceutical and technology offerings and driving growth, innovation and strong performance in Animal Health.

Our business development strategy is helping position Merck for growth well into the next decade and complements our diverse pipeline and product portfolio. In 2022, we executed several important transactions, including the acquisition of Imago Biosciences and collaborations with Orion Corporation, Orna Therapeutics, Moderna Therapeutics and Kelun-Biotech. We will continue to take a disciplined and focused look at opportunities to add novel assets and technologies to our portfolio in 2023.

We are delivering on our longstanding commitment to operating responsibly, and in 2022, we continued to make significant progress across our goals of expanding access to health, developing a diverse and inclusive workforce, protecting our environment, and operating with the highest standards of ethics. We expanded access to our innovative portfolio to ensure Merck’s science advances global health. We are more than halfway toward reaching our goal of providing 100 million more people access to our innovative portfolio globally – through access strategies, solutions and partnerships, by 2025. In addition, recognizing the ongoing need for multiple approaches to treat COVID-19, we continued to accelerate global access to LAGEVRIO through our comprehensive supply and access approach.

We continued to cultivate a diverse and inclusive workforce, implementing critical strategies and leveraging our 10 employee business resource groups, which represent the various dimensions of diversity that span our company. These groups enhance employee engagement, enable career growth and development, and help ensure we achieve our business objectives. We also made strong progress toward our climate goals and further developed the tools and processes required to reduce our company’s carbon footprint. And, we are committed to conducting ourselves with integrity, fully complying with regulatory requirements.

Our success in 2022 was underpinned by our understanding that the work we do has a truly profound effect on global health. Throughout the year, we continued to build on our legacy of putting patients first, focusing on how we can address unmet medical needs and work to prevent and treat devastating diseases. We will continue to leverage our size, scope, scale and strength to invest in our pipeline and capitalize on opportunities that deliver lifesaving and life-changing benefits to patients worldwide, as well as great returns for our shareholders. I am deeply inspired by and proud of the progress we’ve made. Still, I am keenly aware that our work is never done and that patients around the world are waiting for the kind of scientific innovation that Merck can uniquely deliver now and well into the future.

In 2022, we also marked the conclusion of a leadership transition as Ken Frazier retired from our company after a distinguished 30-year tenure. Throughout his Merck career, Ken set and exceeded a high bar of excellence in both executive and board leadership. He led with principle, embodied our core values, and made immense contributions to global health. On behalf of our entire company, I want to thank Ken and wish him the best in his next chapter.

Thank you for your confidence and support of our company. We hope you will participate in the Annual Meeting either by attending virtually or by voting, as promptly as possible, through other alternative means as described in this proxy statement. Your participation is important, so please exercise your right to vote.

Robert M. Davis Chairman, Chief Executive Officer and President	Our business development strategy is helping position Merck for growth well into the next decade and complements our diverse pipeline and product portfolio.

Merck & Co., Inc. 2023 Proxy Statement

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A Message from Merck’s Independent Lead Director

Dear Merck Shareholders,

As you read in the letter from our Chairman and CEO, Robert M. Davis, 2022 was a truly exceptional year for the Company as it continued working to fulfill its purpose of using the power of leading-edge science to save and improve lives around the world. This purpose has guided the Company throughout its long history. It also guides my fellow Directors and me in our work overseeing the Company’s affairs and fulfilling our responsibilities.

Both as a full Board and through our four standing committees composed of independent directors only, we are dedicated to the effective oversight of the Company’s business and the key risks the Company faces. Our annual self-evaluation process helps us identify ways to continue to enhance the overall effectiveness of the Board and its committees. It also gives us the opportunity to discuss other important topics through feedback from each of our Directors that is then considered by the full Board.

Part of our annual evaluation process includes a review of the Board’s leadership structure. Board leadership is a topic considered by the independent Directors to ensure the current structure remains the most appropriate leadership structure for the Company and the Board at a given time. In connection with the Company’s CEO transition in 2021, when the Board unanimously elected Mr. Davis to succeed Kenneth C. Frazier as CEO, and Mr. Frazier’s retirement as Executive Chairman at the end of 2022, in particular, the independent Directors gave significant consideration to the Board’s leadership structure. As independent Lead Director during this period, I led a process with my fellow Directors, working closely with Mr. Davis and Mr. Frazier, that found Rob to be an innovative and strategic leader with a deep understanding of the Company and its industry and well-suited to serve as Chairman of the Board. Effective December 1, 2022, Mr. Davis was unanimously elected by the Board to serve as Chairman.

The Board believes that having Mr. Davis serve as Chairman and CEO provides strategic and operational expertise and perspective to the Chairman role because he can draw on his detailed institutional knowledge of the Company and his industry experience. At the same time, we have strong independent oversight through (a) the key duties and responsibilities I discharge as independent Lead Director and (b) our four independent Board committees chaired by independent Directors. Together, we ensure that Merck achieves the highest level of corporate governance, which includes having diverse perspectives in the boardroom and dialogue with shareholders.

We are deliberate in ensuring that we have the right mix of perspectives, skills and expertise to address the Company’s current and anticipated needs as opportunities and challenges facing the Company evolve. Our Directors draw on their unique experiences to provide guidance on corporate strategy and monitor its implementation in areas such as research and development, capital allocation, risk management, operating results, human capital management and global manufacturing. The Board also provides oversight of the Company’s ESG strategy and performance as a whole and through our committees based on their specific areas of competency. This year, our Compensation and Management Development Committee approved for 2023 a Company Scorecard that will, for the first time, include ESG metrics. Our Company Scorecard helps translate our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and the long-term strategic drivers of sustainable value creation. These key objectives include our research and development pipeline and, beginning in 2023, two key strategic ESG priorities of enabling access to the Company’s innovative portfolio to patients around the world and engagement and inclusion of the Company’s employees.

We appreciate your investment in Merck and your support for the Board. We remain committed to serving you and the patients around the world that depend on Merck’s life-saving work.

Thomas H. Glocer Independent Lead Director April 3, 2023

Merck & Co., Inc. 2023 Proxy Statement

5

Merck & Co., Inc. 2023 Proxy Statement

6
Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time Tuesday, May 23, 2023 9:00 a.m. ET	Record Date March 24, 2023

Location Via Webcast at www.virtualshareholdermeeting.com/MRK2023

Voting Matters	Page(s)	Board’s Recommendation

Proposal 1 Election of Directors	32	FOR each Nominee

Proposal 2 Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	42	FOR

Proposal 3 Non-binding Advisory Vote to Approve the Frequency of Future Votes to Approve the Compensation of our Named Executive Officers (Say-on-Frequency)	86	ONE YEAR

Proposal 4 Ratification of Appointment of Independent Registered Public Accounting Firm for 2023	87	FOR

Shareholder Proposals

Proposals 5 - 10 Shareholder Proposals	90 -101	AGAINST

Business Highlights

$13.5B	in R&D expenses in 2022

Capital Returned & Dividend Increase

$7.0B	Capital Returned to Shareholders (dividends)

Total Shareholder Return(1)

Year-End 2022

1-Year	3-Year
48.4%	12.1%

5-Year
19.3%
(1) Relative Total Shareholder Return, a component of our Performance Share Unit program that is described on page 56, is calculated on a different basis.

Merck & Co., Inc. 2023 Proxy Statement

Proxy Summary	7

2022 NEOs and Compensation Highlights (Page 48)

Below is a list of our 2022 Named Executive Officers, or “NEOs”, and select compensation highlights from 2022. For additional information on our elements of 2022 compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 43.

	Annual Base Salary$	Target Annual Incentive%	Target Long-Term Incentive$	Target TDC Increase%(1)
2022 NEOs

Robert M. Davis Chairman, Chief Executive Officer and President	$1,545,000	150%	$11,750,000	+7.7%
	.............................................................................................................................................................................
Kenneth C. Frazier Former Executive Chairman(5)	1,250,000	100(2)	5,000,000	-43.4
	.............................................................................................................................................................................
Caroline Litchfield Executive Vice President and Chief Financial Officer	975,000	100	2,750,000	+17.5
	.............................................................................................................................................................................
Chirfi Guindo Chief Marketing Officer, Human Health	700,000	80	—(3)	—(4)
	.............................................................................................................................................................................
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	1,250,000	100	3,900,000	+30.6
	.............................................................................................................................................................................
Jennifer Zachary Executive Vice President and General Counsel	974,702	95	3,000,000	+7.8

(1)

Target Total Direct Compensation (“TDC”) is defined as the sum of annual base salary, target annual cash incentive and target long-term incentive. This column reflects the increase in Target TDC from 2021 to 2022 for those who were NEOs in 2021. While Ms. Zachary was not an NEO in 2021, she was an NEO in 2020. As such, pursuant to SEC rules, we have included her 2021 compensation information in this year’s proxy.

(2)	Mr. Frazier’s actual annual incentive award was prorated based on his retirement date of November 30, 2022.

(3)

Per the terms of Mr. Guindo’s offer letter, he received a PSU grant of $2,500,000 and an RSU grant of $9,700,000, as part of his sign-on award (the majority of which replaced forfeited equity at his prior company and the balance of the award provided a critical incentive for Mr. Guindo to accept our offer of employment to join the Merck leadership team).

(4)	Mr. Guindo was not an NEO in 2021.

(5)	Mr. Frazier retired as Executive Chairman of the Board, effective November 30, 2022.

Variable Compensation is Critical to Achieve Our Objectives (Page 51)

Merck’s compensation programs are designed to align the interests of our executives with the interests of our shareholders, among other objectives. For this reason, a significant portion of our NEOs’ pay is variable and at-risk, subject to Company performance as measured against financial, operating and strategic objectives, as well as Relative Total Shareholder Return or R-TSR (as defined in Appendix B). The Company’s variable incentives demonstrate a strong linkage between pay and performance.

Annual Cash Incentive

The Company Scorecard (described in more detail on page 53) focuses on our most critical business drivers — the Company’s revenue (“Revenue”), non-GAAP pre-tax income (“Pre-Tax Income”) and the Company’s research and development goals for the incentive program (“Pipeline”) — and is used to determine the payout of our annual incentive for all eligible employees, including our NEOs under the Executive Incentive Plan. Our Scorecard performance during 2022 resulted in above-target achievement of 178%.

Merck & Co., Inc. 2023 Proxy Statement

8	Proxy Summary

Long-Term Incentive (“LTI”)

The long-term incentive program, consisting of a mix of Performance Share Units (“PSUs”) and stock options, provides our NEOs with the opportunity to own Merck stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders.

The 2020 PSU program (described in more detail on page 57) paid out at 110% based on achievement of one-year Earnings Per Share (“EPS”) and three-year R-TSR metrics during the performance period (2020-2022), weighted at 33% and 67%, respectively. As previously disclosed, one-year EPS was used due to the complexities associated with disentangling our Organon & Co. (“Organon”) business from a multi-year financial plan. Organon was successfully spun off in June 2021.

Say-On-Pay Advisory Vote (Page 46)
In 2022, shareholders continued their historically strong support for our executive compensation programs with approximately 92% of the votes cast voting in favor of approving the say-on-pay proposal. Based on this outcome and the Compensation and Management Development (“C&MD”) Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2022. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42. This year, we are also asking shareholders to cast a non-binding, advisory vote on the frequency of future votes to approve the compensation of our NEOs. Shareholders will be able to specify one of four choices for this proposal on the proxy card; one year, two years, three years or abstain. The Board believes that it is appropriate and in the best interest for our shareholders to continue to cast a non-binding, advisory vote on the compensation of our NEOs on an annual basis.

For additional information, please refer to the CD&A beginning on page 43 of this proxy statement.

Shareholder Engagement and Feedback (Page 25)

Merck communicates regularly with shareholders to better understand their perspectives and has established a shareholder engagement program that is both proactive and cross-functional. In addition, our independent Lead Director, who is also Chair of our Governance Committee, participates in substantive engagements with some of the Company’s largest shareholders. In 2022, discussions with shareholders covered a wide range of topics of interest to shareholders, including Environmental, Social and Governance (“ESG”) reporting and goals, the Board’s leadership structure and composition, management and director succession, executive compensation programs, human capital management and other governance matters. These discussions provided valuable insights into shareholder views, and we heard from many shareholders that they greatly appreciated the opportunity to engage with our Company.

We will continue to engage with shareholders on a regular basis to better understand and consider their views, including on our ESG approach, our executive compensation programs and our corporate governance practices.

Board Composition and Refreshment

At least annually, the Governance Committee considers the size, structure and needs of the Board. The Governance Committee reviews possible candidates for the Board and recommends Director nominees to the Board for approval. In addition, as part of the Board’s annual self-evaluation process, Directors provide feedback on Board composition-related matters.

In selecting Director nominees, the Board considers its composition, including its diversity, and the skills, areas of expertise and experience then-represented on the Board. The Board also considers the Company’s current and future global business strategies, opportunities and challenges. Such considerations have resulted in the election of five new independent Directors over the last three years. For more information, see “Board Succession Planning, Criteria for Board Membership and Director Nomination Process” beginning on page 21.

Merck & Co., Inc. 2023 Proxy Statement

Proxy Summary	9

Nominees for Director (Page 33)

The following provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each individual’s background, skillsets and areas of expertise can be found beginning on page 33.

				Current Committee Memberships
				Audit	C&MD	Governance	Research
Director Nominee	Age	Director Since	Title
Douglas M. Baker, Jr.	64	2022	Former Executive Chairman and Chief Executive Officer, Ecolab Inc.
Mary Ellen Coe	56	2019	Chief Business Officer, YouTube Inc.
Pamela J. Craig	66	2015	Former Chief Financial Officer, Accenture plc
Robert M. Davis Management	56	2021	Chairman, Chief Executive Officer and President, Merck & Co., Inc.
Thomas H. Glocer Lead Director	63	2007	Former Chief Executive Officer, Thomson Reuters Corporation
Risa J. Lavizzo-Mourey, M.D.	68	2020	Professor Emerita, Robert Wood Johnson Foundation Population Health and Health Equity, University of Pennsylvania
Stephen L. Mayo, Ph.D.	61	2021	Bren Professor of Biology and Chemistry, California Institute of Technology
Paul B. Rothman, M.D.	65	2015	Former Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and Former CEO, Johns Hopkins Medicine
Patricia F. Russo	70	1995	Chair, Hewlett Packard Enterprise Company; Former Chief Executive Officer and Director, Alcatel-Lucent
Christine E. Seidman, M.D.	70	2020	Thomas W. Smith Professor of Medicine and Genetics, Harvard Medical School, and Director, Cardiovascular Genetics Center, Brigham and Women’s Hospital
Inge G. Thulin	69	2018	Former Chairman of the Board, President and Chief Executive Officer, 3M Company
Kathy J. Warden	51	2020	Chair, Chief Executive Officer and President, Northrop Grumman Corporation
Peter C. Wendell	72	2003	Managing Director, Sierra Ventures
Number of Meetings in 2022				9	5	4	5

  Committee Chair

Merck & Co., Inc. 2023 Proxy Statement

10	Proxy Summary

Our 2023 Director Nominees Snapshot

Our Director nominees possess broad expertise, skills, experience and perspectives that will facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management. As illustrated by the following charts, our slate of Director nominees consists of individuals with expertise in fields that align with the Company’s business and long-term strategy, includes a mixture of tenure that allows for both new perspectives and continuity and reflects the Board’s commitment to diverse perspectives.

Board Skills and Qualifications (of 13 Director Nominees)	No. of Nominees*

CEO Leadership	7

Financial	7

Scientific / Technology	5

Health Care Industry	6

Global Strategy & Operations	11

Marketing / Sales	4

Digital	6

Public Company Governance	10

Public Policy & Regulation	6

Talent Management	10

Capital Markets Experience	5

* See page 22 of this proxy statement under Individual Experience, Qualifications, Attributes and Skills for how these Board skills and qualifications are represented by each Director nominee individually.

Merck & Co., Inc. 2023 Proxy Statement

11
Corporate Governance

The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board’s primary mission is to represent and protect the interests of our shareholders. To that end, the Board selects and oversees the senior management team, which is charged with conducting Merck’s daily business.

The Board has adopted corporate governance guidelines (the “Policies of the Board”) that, together with our Restated Certificate of Incorporation, By-Laws and Board committee charters, form the governance framework for the Board and its committees. The Policies of the Board cover a wide range of subjects, including the philosophy and functions of the Board, the composition of the Board, the independent Lead Director’s responsibilities, categorical independence standards, Director qualifications, assessment of the Board, committee responsibilities, Director transition and retirement, service on other boards, Director compensation, stock ownership guidelines, chairmanship of meetings, Director orientation and continuing education, incumbent Director resignation and related person transactions. From time to time, the Board updates the Policies of the Board and Board committee charters in response to changing regulatory requirements, evolving best practices and the perspectives of our shareholders and other constituents.

Governance Materials

The following items relating to corporate governance at Merck are available on our website at www.merck.com/company-overview/leadership/board-of-directors:

•	Restated Certificate of Incorporation

•	By-Laws

•	Policies of the Board — a statement of Merck’s corporate governance guidelines

•	Merck Board Committee Charters

•	Merck Code of Conduct — Our Values and Standards

Governance Highlights

We believe good corporate governance is essential to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of our Company and its many stakeholders. For this reason, we devote considerable time and resources to making sure that our policies reflect our values and business goals, we have an effective corporate governance structure, and we operate in an open, honest and transparent way. In addition, we evaluate our practices against prevailing best practices as well as emerging and evolving topics identified in a variety of ways, including through shareholder engagement and corporate governance organizations.

Merck & Co., Inc. 2023 Proxy Statement

12	Corporate Governance Board Leadership Structure

We highlight some significant aspects of our corporate governance practices below.

Independence

•  We have a strong independent Lead Director.

•  Our independent Directors convene regular executive sessions.

•  All four of our standing Board committees (Audit, C&MD, Governance and Research) are comprised solely of independent Directors.

•  Twelve of our thirteen Director nominees are independent.

Accountability

•  Every Director stands for re-election every year.

•  Directors are elected by majority vote.

•  An incumbent director who does not receive a majority vote must tender his/her resignation, and the Governance Committee must promptly make a recommendation as to the tendered resignation. The Board must act on the Governance Committee’s recommendation within 90 days after certification of the vote and publicly disclose its decision and rationale.

Best practices

•  Our Board of Directors as a whole, and each Board committee, conducts a self-evaluation every year.

•  The Board actively engages in CEO succession planning.

•  The Board is diverse in terms of gender, ethnicity,
experience and skills.

•  Our Board has a written Diversity Policy incorporated into our Board Policies.

Transparency

•  We have strong control over our political spending and disclose corporate political activity and contributions in the U.S., Canada and Australia.

•  We disclose aspects of our public policy engagement, including our key lobbying/advocacy issues.

•  We disclose philanthropic grants and charitable contributions in the U.S.

Board oversight

•  The full Board and each individual Board committee is responsible for overseeing risk.

•  The full Board oversees corporate strategy.

Alignment with shareholder interests

•  Our officers and directors are prohibited from engaging in hedging, pledging or short sale transactions involving Company stock.

•  Executives and Directors must hold prescribed meaningful amounts of Company stock.

•  We have a robust shareholder engagement program.

•  We have a proxy access provision in our By-Laws under which shareholders who own 3% of our stock for at least three years may nominate up to 20% of the members of our Board.

•  Holders of 15% of our shares may call a special meeting.

•  We do not have a shareholder rights plan (also known as a poison pill).

•  We do not have any supermajority voting provisions.

Compensation practices

•  We have conducted an annual say-on-pay advisory vote since 2011.

•  All incentive compensation paid to executives is subject to a clawback policy.

•  Our incentive compensation awards are designed to align pay with performance.

•  Our C&MD Committee uses an independent compensation consultant.

Operating Responsibly

•  We have a longstanding commitment to operating responsibly.

•  All of our employees must adhere to a robust Code of Conduct.

Board Leadership Structure

Currently, the Board is led by Robert M. Davis, who serves as the Chairman of the Board and CEO of Merck, and by Thomas H. Glocer, an independent Director, who serves as the Board’s Lead Director. The Board believes that the Company and our shareholders are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure for the Company and the Board at a given time. The Board’s discretion should not be unduly constrained in advance because the most appropriate leadership structure at any given time will depend on a variety of factors, including the leadership, skills and experience of each of the CEO, the independent Lead Director and the other members of the Board, as well as the needs of the business and other factors.

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Lead Director	13

The independent Directors evaluate our Board leadership structure at least annually. In connection with the Company’s CEO transition in 2021, when the Board unanimously elected Mr. Davis to succeed Kenneth C. Frazier as CEO, and Mr. Frazier’s retirement as Executive Chairman at the end of 2022, in particular, the independent Directors gave significant consideration to the Board’s leadership structure. During this period, the independent Lead Director led a process with his fellow Directors working closely with Mr. Davis and Mr. Frazier that found Mr. Davis to be an innovative leader with deep understanding of the Company and its industry and well-suited to serve as Chairman of the Board. Effective December 1, 2022, Mr. Davis was unanimously elected by the Board to serve as the Chairman.

As Chairman, Mr. Davis presides over meetings of the Board and shareholders and focuses on Board operations and governance matters. He serves as the liaison between the Board and management, working closely with the independent Lead Director. Mr. Davis is also in charge of the general supervision, direction and control of the business and affairs of the Company subject to the Board’s overall oversight. The Board meets in executive session without Mr. Davis at each regular Board meeting. During these executive sessions led by Mr. Glocer as independent Lead Director, the Directors discuss topics such as the Board’s leadership structure, succession planning for the CEO and key management positions, and points of follow-up with management on strategic issues. The Board believes that having Mr. Davis serve as Chairman and CEO adds strategic and operational perspective to the Chairman role because he can draw on his detailed institutional knowledge of the Company and industry experience, while at the same time having strong independent oversight with Mr. Glocer as independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors.

Lead Director

Merck’s independent Lead Director is appointed by the independent members of the Board of Directors to a three-year term. The position of Lead Director has a clear mandate and significant authority and responsibilities set forth in the Policies of the Board, including:

Board Meetings and Executive Sessions

•  The authority to call meetings of the independent members of the Board.

•  Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent members of the Board.

Communicating with Management	• Serving as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman and CEO.

Agendas	• Approving meeting agendas and information sent to the Board, including supporting material for meetings.

Meeting Schedules	• Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items.

Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate. • Serving as a liaison between the Board and shareholders on investor matters.

Board Performance Evaluation	• Leading the annual performance evaluation of the Board.

Chairman and CEO Performance Evaluations	• Leading the annual performance evaluation of the Chairman and CEO.

CEO Succession	• Leading the CEO succession planning process.

Merck & Co., Inc. 2023 Proxy Statement

14	Corporate Governance Board Meetings and Committees

As further described below, the Board’s four standing committees, each of which is composed solely of independent Directors, also play an active role in the Board’s leadership structure. The independent chairs of each of these committees provide strong leadership to guide the important work of the Board. They work with the Company’s senior executives to ensure the committees are discussing key strategic risks and opportunities of the Company. The Board believes the Company and its shareholders are well-served by the current leadership structure for all the foregoing reasons.

Board Meetings and Committees

In 2022, the Board of Directors met eleven times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, applicable Board committee meetings and annual shareholder meetings.

The independent Directors of the Board met in 7 executive sessions in 2022. The Lead Director of the Board presided over the executive sessions. All 14 Directors nominated for election at the 2022 Annual Meeting of Shareholders attended the meeting.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2022.

The Board of Directors has four standing committees, each of which is made up solely of independent Directors: Audit Committee; C&MD Committee; Governance Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. All of our standing committees are governed by Board-approved charters, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/. The committees evaluate their performance and review their charters annually. Additional information about the committees is provided below. As a non-independent director, Mr. Davis is not a member of any Board committee, but may participate in meetings at the request of the committees.

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Board Meetings and Committees	15

Audit Committee

Pamela J. Craig Chair

  Overview

The Audit Committee oversees our accounting and financial reporting processes, internal controls and audits and consults with management, the internal auditors, and the independent auditors on, among other items, matters related to the annual audit, the published financial statements and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors (as described on page 88 of this proxy statement) and for the approval of the annual internal audit plan as executed by the internal audit organization.

The Audit Committee’s Report is included on page 88 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Oversee the Company’s accounting and financial reporting processes, internal controls and audits;

•   Appoint, evaluate and retain, and maintain direct responsibility for the compensation, termination and oversight of, the Company’s independent auditors, including evaluating their qualification, performance, and independence;

•   Oversee the Company’s compliance with legal & regulatory requirements, including monitoring compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reporting on these items to the Board;

•   Establish procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

•   Oversee the Enterprise Risk Management process;

•   Regularly meet with the Chief Information Officer regarding the Company’s information technology and have primary responsibility for overseeing the Company’s cybersecurity risk management program; and

•   Review any significant issues concerning litigation and contingencies with management, counsel, and the independent public accountants.

Other Members Douglas M. Baker, Jr.(1) Stephen L. Mayo, Ph.D. Paul B. Rothman, M.D. Christine E. Seidman, M.D. Kathy J. Warden

Number of Meetings in 2022: 9

Financial Experts on Audit Committee

The Board has determined that each of Mr. Baker, Ms. Craig and Ms. Warden is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

(1) Mr. Baker was appointed to the Audit Committee as of March 27, 2023. He previously served on the C&MD Committee.

Compensation and Management Development Committee

Patricia F. Russo Chair

  Overview

The C&MD Committee annually reviews and approves corporate goals and objectives relevant to the compensation opportunity for the Company’s executive officers, including the CEO and which, in 2022, included the former Executive Chairman; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target TDC and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the Compensation Discussion and Analysis section of this proxy statement beginning on page 43. The independent members of the full Board ultimately make the final compensation decisions for the CEO and, as applicable, the former Executive Chairman.

The C&MD Committee Report is included on page 61 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Establish and maintain a competitive portfolio of fair and equitable compensation and benefits policies, practices and programs designed to attract, engage and retain a workforce that helps the Company achieve immediate and long-term success;

•   Discharge the Board’s responsibilities for compensating our officers;

•   Oversee/monitor

–  The competence and qualifications of our executive officers,

–  Officer succession,

–  The soundness of the organizational structure,

–  The Company’s programs, policies and practices related to its management of human capital resources including talent management, culture, diversity, equity and inclusion, and provide input on the same, and

–  Other related matters necessary to ensure the effective management of the business; and

•   Review the Compensation Discussion and Analysis for inclusion in our proxy statement.

Other Members Mary Ellen Coe(1) Thomas H. Glocer Risa J. Lavizzo-Mourey, M.D. Inge G. Thulin Peter C. Wendell

Number of Meetings in 2022: 5

Compensation and Management Development Committee Interlocks and Insider Participation There were no C&MD Committee interlocks or insider (employee) participation during 2022.

(1) Ms. Coe was appointed to the C&MD Committee as of March 27, 2023. She previously served on the Audit Committee.

Merck & Co., Inc. 2023 Proxy Statement

16	Corporate Governance Board Meetings and Committees

Governance Committee

Thomas H. Glocer Chair | Lead Director

  Overview

The Governance Committee oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees. Further, the Governance Committee annually reviews the size, structure and needs of the Board and Board committees, reviews possible candidates for the Board and recommends Director nominees to the Board for approval. The details of the review process and assessment of candidates are described under “Board Succession Planning, Criteria for Board Membership and Director Nomination Process” beginning on page 21 of this proxy statement.

  The Primary Functions of this Committee are to:

•   Coordinate an annual evaluation of Board performance, and review Board compensation, related person transactions and D&O indemnity and fiduciary liability insurance coverage for the Company’s officers and non-employee Directors;

•   Oversee the Board’s Incumbent Director Resignation Policy;

•   Review the Company’s Good Manufacturing Practice compliance, including with respect to internal and external manufacturing as well as internal and external audits; worker safety practices; and privacy policies and practices;

•   Review social, political and economic trends that affect our business; review the positions and strategies we pursue to influence public policy; and

•   Assist the Board in its oversight of the Company’s ESG matters and strategy related thereto, including: (i) reviewing public policy positions, strategy regarding political engagement, and corporate responsibility initiatives with significant financial and/or reputational impact, as appropriate, and monitoring and evaluating the Company’s corporate responsibility programs and activities, including the support of charitable, political and educational organizations and political candidates and causes, (ii) reviewing the Company’s environmental sustainability practices, its supply chain manufacturing strategy and governance, as well as its third-party sourcing programs, and (iii) ensuring that applicable ESG matters are subject to review by Board committees with relevant areas of competency.

Other Members Douglas M. Baker, Jr. Pamela J. Craig Patricia F. Russo Inge G. Thulin Kathy J. Warden

Number of Meetings in 2022: 4

Research Committee

Paul B. Rothman, M.D. Chair

  Overview

The Research Committee oversees the overall strategy, direction and effectiveness of the Company’s operations for the research and development of pharmaceutical products and vaccines. As part of this oversight, the Research Committee focuses on a variety of areas, including drug and vaccine discovery, licensing and development strategies, decision-making procedures and outcomes, as well as processes and procedures for identifying, evaluating and capitalizing on cutting edge scientific developments and advancements and enabling technologies.

  The Primary Functions of this Committee are to:

•   Identify areas and activities that are critical to the success of our product and vaccine discovery, development and licensing efforts and evaluate the effectiveness of our strategies and operations in those areas;

•   Keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations; and

•   Assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of Merck research and development.

Other Members Mary Ellen Coe Risa J. Lavizzo-Mourey, M.D. Stephen L. Mayo, Ph.D. Christine E. Seidman, M.D. Peter C. Wendell

Number of Meetings in 2022: 5

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Board’s Role in Strategic Planning	17

Board’s Role in Strategic Planning

The Board — acting both as a whole and through its four standing committees — is fully engaged and involved in the Company’s strategic planning process. All of our Directors have an obligation to keep informed about the Company’s business and strategies, so they can provide guidance to management in formulating and developing plans and knowledgeably exercise their decision-making authority on matters of importance to the Company.

The Board’s oversight and guidance are inextricably linked to the development and review of the Company’s strategic plan. By exercising sound and independent business judgment on the strategic issues that are important to the Company’s business, the Board facilitates Merck’s long-term success.

Our Strategic Planning Cycle

Merck & Co., Inc. 2023 Proxy Statement

18	Corporate Governance Risk Oversight

Risk Oversight

Overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. A summary of this risk oversight approach follows:

Board of Directors Oversees risk through Company-wide Enterprise Risk Management (“ERM”) process and functioning of Board Committees.

Audit Committee

Responsibility for reviewing ERM process to ensure it is robust and functioning effectively.

Primary responsibility for overseeing the Company’s risk management program related to its cybersecurity.

Oversees risk relating to finance, business integrity and internal controls over financial reporting through its interactions with the Chief Financial Officer, Chief Compliance Officer, Controller and the head of internal audit.

Compensation and Management Development Committee

Evaluates relationships between risk and reward as it relates to our executive compensation program.

When setting incentive plan targets each year, the C&MD Committee is aware of the risk associated with drug pricing, among other things, and ensures our plans do not incentivize risky behavior in order to meet targets.

Oversees the Company’s programs, policies and practices related to its management of human capital resources.

Management Identification, assessment and management of risk through Company-wide ERM process.

Governance Committee

Oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees, considers the size, structure and needs of the Board, reviews possible candidates for the Board, and recommends Director nominees to the Board for approval.

Plays a role in compliance oversight, including in the areas of manufacturing quality, privacy, and worker safety.

Assists the Board in its oversights of ESG matters and strategy.

Research Committee Oversees overall strategy, direction and effectiveness of the Company’s research and development operations.

The ERM process allows for full Board oversight of the most significant risks facing the Company and was established to ensure a complete Company-wide approach to evaluating risk over six distinct but overlapping risk areas:

Responsibility and Reputation	Risks that may impact the well-being of the Company, its employees, customers, patients, communities or reputation
Strategy	Macro risks that may impact our ability to achieve long-term business objectives
Operations	Risks in operations and cybersecurity that may impact our ability to achieve business objectives
Compliance	Risks related to compliance with laws, regulations and Company values, ethics and policies
Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures
Safety	Risks to employee, patient or community health and safety

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Risk Oversight	19

Our ERM process seeks to identify emerging risks and address them appropriately to limit negative consequences to the Company and the data it maintains. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action. Furthermore, if a risk transforms into an incident, the ERM process ensures that effective response and business continuity plans are in place. If the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Team to the full Board for consideration. Through the ERM process, each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s Executive Team and the heads of business divisions, compliance and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the full Board or another Board committee. The Board committees also oversee risk based on their specific areas of competency. Additional detail with respect to certain key areas of oversight are provided below.

Cybersecurity and Privacy

As our Company becomes more dependent on technology and data, the need for a robust cybersecurity, privacy, and technology risk management program is increasingly critical. We have developed and implemented a comprehensive program designed to protect the confidentiality of sensitive information, ensure the integrity of critical data and automated processes, and safeguard the availability of our information technology capabilities.

Cybersecurity has been an area of management attention for over two decades and we have aligned our cybersecurity program to the National Institute of Standards and Technology (NIST) Cybersecurity Framework and the Payment Card Industry Data Security Standard (PCI-DSS). We have implemented appropriate policies, processes, and technology to reduce the likelihood or impact of a breach and have cyber insurance. We have an employee awareness program to regularly educate our workforce on the cybersecurity risks they face and how they can operate safely. We regularly assess our cybersecurity capabilities using third party security firms.

We have also developed and continually evolve our Global Privacy Program to promote organizational accountability for privacy, data governance, and data protection across our business and with our collaborative partners and suppliers. The program helps us uphold our commitment to data security and privacy, including maintaining 100% compliance to regulatory requirements for active incident monitoring, risk/harm analysis, and on-time notification of data breaches. Our commitment applies not only to our Company’s information, but also to the information entrusted to us by others. We were the first company in the world to obtain regulatory certification in the European Union for Binding Corporate Rules based in part on our existing Asia Pacific Economic Cooperation Cross Border Privacy Rules certification.

We are aware that we must continuously evolve our controls to address new threats, adhere to changing laws and standards, and reduce the risk associated with the introduction of new, innovative technology. While everyone at the Company plays a part in information security, cybersecurity, and data privacy, oversight responsibility is shared by the Board, its committees, and management.

Responsible Party	Oversight Area for Cybersecurity and Privacy Matters
Board	Participates in regular reviews and discussions dedicated to the Company’s risks related to the protection of our data and systems including cybersecurity and privacy.
Audit Committee

Primarily responsible for overseeing the Company’s risk management program related to cybersecurity. The Audit Committee provides feedback on the Company’s framework for assessing, prioritizing and mitigating cybersecurity risk and receives periodic updates based on this framework, including from third-party and internal audit assessments.

Governance Committee	Responsible for oversight in the area of privacy and receives periodic updates regarding the Company’s Global Privacy Program.
Management

Responsible for implementing and managing the Company’s framework for assessing, prioritizing and mitigating cybersecurity risk. Manages the Company’s Global Privacy Program. Responds to incidents and issues in a timely manner. Provides periodic updates to the Board and or its committees, as applicable.

Merck & Co., Inc. 2023 Proxy Statement

20	Corporate Governance Providing Access to Health to Patients Around the World

Environmental, Social and Governance (“ESG”) Matters

The Board of Directors and its Committees are responsible and accountable for the Company’s ESG matters, while management is responsible for reviewing, refining, and implementing the long-term ESG strategy and for updating the Board and its Committees.

Responsible Party	Oversight Area for ESG Issues
Board

The work to address governance matters as well as our social impact and environmental footprint begins with the Board, which, as a whole and through its Committees, has responsibility for overseeing ESG strategy and related matters.

Governance Committee

This Committee monitors and assists the Board in its oversight of the Company’s ESG matters. This includes ensuring that applicable ESG matters are subject to review by Board committees with relevant areas of competency, by monitoring and evaluating programs and activities, and reviewing strategy regarding political engagement. This Committee also reviews our environmental sustainability practices.

C&MD Committee

This Committee assists the Board with its oversight of human capital management, including the Company’s programs, policies, and practices related to talent management, culture, diversity, equity and inclusion. This includes maintaining fair hiring and promotion practices, and a commitment to sustain pay equity for Merck employees of all genders, races and ethnicities. This Committee also oversees the Company’s efforts to connect ESG to financial compensation.

Audit Committee	This Committee monitors compliance with the Company’s policies on ethical business practices and oversees any sustainability bonds the Company may issue.
Research Committee	This Committee monitors compliance with the highest standards of scientific integrity in the conduct of the Company’s research and development.
Management

Our Executive Team and senior management are responsible for reviewing, refining and implementing our Company’s long-term ESG strategy. Cross-functional groups, such as the Policy and ESG Council that consists of senior leaders from across the Company, direct the day-to-day supervision for ESG efforts.

By ensuring ongoing business engagement ownership and accountability with regard to ESG, management is working to create long-term value, to differentiate our Company as a leader, and to respond to stakeholder requests for information. The alignment of our ESG strategy with our corporate strategic framework ensures that the Company is meeting our public commitments and expectations of our stakeholders, which are presented in the annual ESG Progress Report.

For more information about our approach to ESG, please visit our 2021/2022 ESG Progress Report at https://www.merck.com/company-overview/esg/.

Providing Access to Health to Patients Around the World

We are continuing to make progress in ESG areas that matter most to our Company and our stakeholders which include Access to Health, Employees, Environmental Sustainability, and Ethics & Values. Of these four priorities, Access to Health is central to our purpose as a research-intensive biopharmaceutical company, helping to create value for our stakeholders and improve the lives of patients around the world. Our approach is guided by our Access to Health Guiding Principles, focused in four main areas:

•	Discovery and invention

•	Availability

•	Affordability

•	Strengthening health care systems and addressing inequity

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Board Succession Planning, Criteria for Board Membership, and Director Nomination Process	21

Our Access to Health Guiding Principles (the “Principles”) guide our work in addressing global burdens of disease with our products and pipeline. We aim to make a safe global supply of quality medicines and vaccines available to the greatest number of patients today while meeting the needs of patients in the future. The Principles inform our efforts to address barriers to accessing our medicines and vaccines, as well as the systemic barriers to health care around the world.

Discovery and Invention

Pursuing the most promising science, we discover and invent medicines and vaccines that address vital global health needs where we can have the greatest impact, now and in the future.

Availability

Making available a reliable and safe global supply of quality medicines and vaccines, we invest in solutions to enable timely access to our products, in a responsible and sustainable manner.

Affordability

Grounded in a deliberate systematic approach, we develop, test, and implement innovative solutions that address barriers to access and affordability of our medicines and vaccines.

Strengthening Systems and Addressing Inequity

Applying our expertise to address systemic barriers to access to health, we believe we can make the strongest contributions to health systems, communities and our patients around the world.

Guided by these Principles, we will continue to expand access to our products through market-based solutions that help address unmet need, taking into consideration public health need, economic conditions and health-care infrastructure.

Board Succession Planning, Criteria for Board Membership, and Director Nomination Process

In Board succession planning, the Governance Committee and the Board consider, among other things, the needs of the Board and the Company in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience and attributes that are essential to the Board’s oversight role. In particular, the Board is deliberate in ensuring the Board has the right mix of diverse perspectives, skills and expertise to address the Company’s current and anticipated needs as opportunities and challenges facing the Company evolve. The Board also strives to ensure an appropriate mix of tenure on the Board and being balanced with both experienced and newer directors. Such considerations have resulted in the election of five new independent Board members over the last three years. The Board also has a policy set forth in the Policies of the Board that Directors may not be nominated for re-election to the Board after they reach the age of 75. The Board believes that, in addition to its ongoing review of the overall composition of the Board, this policy promotes regular refreshment of the Board and is considered as part of overall succession planning.

The Governance Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the Governance Committee considers the composition of the Board at the time, including the depth of experience, balance of professional skills, expertise and diversity of perspectives represented by its members at the time. The Governance Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders or search consultants. In 2022, the Governance Committee retained a search firm to identify possible candidates who meet the Board’s qualifications, to interview and screen such candidates (including conducting reference checks) and to assist in scheduling candidate interviews with Board members.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

•	have demonstrated ability and sound judgment that usually will be based on broad experience;

•	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings;

•	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

•	be committed to building sound, long-term Company growth.

Merck & Co., Inc. 2023 Proxy Statement

22	Corporate Governance Board Succession Planning, Criteria for Board Membership, and Director Nomination Process

Individual Experience, Qualifications, Attributes and Skills

In its regular discussions regarding Board composition — and especially in conjunction with the annual Board and committee evaluations — the Governance Committee works with the Board to determine the appropriate mix of professional experience, expertise, educational background and other qualifications that are particularly desirable in light of our current and future business strategies. The Governance Committee uses this input in its planning and Director search process. In addition to the five broad criteria listed above, the following chart highlights the key skills and qualifications the Board considers for future candidates. As reflected below, these attributes are amply represented by our current Director nominees.

Board Skills and Qualifications

CEO Leadership	●			●	●			●	●		●	●

Financial	●		●	●					●		●	●	●

Scientific / Technology							●	●		●	●	●

Health Care Industry	●			●		●	●	●		●

Global Strategy & Operations	●	●	●	●	●			●	●	●	●	●	●

Marketing / Sales	●	●		●							●

Digital		●	●		●			●	●			●

Public Company Governance	●	●	●	●	●	●	●		●		●	●

Public Policy & Regulation	●	●		●		●		●				●

Talent Management	●	●	●	●	●				●	●	●	●	●

Capital Markets Experience	●		●	●	●								●

Board Skills and Qualifications Categories

CEO Leadership	Experience serving as a chief executive officer at a publicly traded or private organization
Financial	Experience or expertise in financial accounting and reporting processes or the financial management of a major organization
Scientific /Technology	Scientific or technological degree or work experience in a scientific or technological field
Health Care Industry	Experience with complex issues within the health care industry
Global Strategy & Operations	Leadership experience overseeing and/or driving strategic direction and growth of an organization globally
Marketing/Sales	Experience in marketing, advertising, social media and consumer insight functions, including product development and brand building
Digital	Experience or expertise in information technology (including cybersecurity and data privacy) or the use of digital media to facilitate business objectives
Public Company Governance	Experience as a board member of another publicly-traded company
Public Policy & Regulation	Experience with public policy and regulation in health care industry or other highly-regulated industries
Talent Management	Experience in executive recruiting, succession planning and talent management, including retaining key talent and driving employee engagement
Capital Markets Experience	Experience in corporate lending or borrowing, capital market transactions, significant mergers or acquisitions, private equity or investment banking

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Management Succession Planning	23

Diversity

As a Company, Merck knows that diversity and inclusion are fundamental to the Company’s success and core to future innovation. As a Board, diversity is an important factor considered when identifying prospective nominees for our Board, and the Policies of the Board include a formal diversity policy. The policy reflects the Board’s longstanding commitment to ensuring that Directors represent diverse perspectives and areas of expertise important to fostering the Company’s business success. The policy provides that the Board does not discriminate against potential Directors on the basis of gender, race, age, sexual orientation or ethnic and national background and that having a board composed of diverse individuals is an important contributor to the Board’s overall effectiveness.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider recommendations for Director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the Governance Committee, we obtain additional information through inquiries to various sources and, if warranted, interviews.

Management Succession Planning

Succession planning and talent development are important at all levels within the Company. The Board regularly reviews short- and long-term succession plans for the CEO and other executive officers. In assessing possible CEO candidates, the independent Directors identify the skills, experience and attributes they believe are required for an effective CEO in light of the Company’s global business strategies, opportunities and challenges. More broadly, the Board engages with the Company’s leadership team on matters of talent and culture, including around the development of the Company’s talent pipeline and advancing diversity and inclusion efforts across the enterprise. The Board’s succession planning activities are strategic, long-term and supported by the Board’s committees and external consultants, as needed, and Directors have substantial opportunities to engage with possible succession candidates.

Merck & Co., Inc. 2023 Proxy Statement

24	Corporate Governance Annual Board Evaluation

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness, as well as that of its four standing committees, on an annual basis. The purpose of the evaluation is to track progress in certain areas targeted for improvement, identify ways to enhance the overall effectiveness of the Board and its committees and provide opportunities to discuss other important topics. Among other topics, each Director provides feedback on the following topics that the full Board then considers:

•	the Board’s effectiveness in evaluating and monitoring the Company’s strategy and risks;

•	whether the Board has the right mix of skills, experiences, and attributes in light of the current issues facing the Company and its strategy for the future;

•	whether the Board’s leadership structure remains appropriate and effective;

•	evaluating such Director’s contributions as well as the contributions of other Directors; and

•	whether there is adequate time to raise questions, and make comments, both during and between Board meetings.

In addition, each Committee member evaluates their respective Committees, including with respect to leadership, composition, and functioning. The independent Lead Director leads the evaluation process. In 2022, the evaluation was conducted in 3 phases.

Board Evaluation Process

1 Questionnaires

First, each Director completed a written questionnaire developed by the Governance Committee to provide feedback on the effectiveness of the Board, the Board's leadership structure, the committees and the level and quality of the Directors' individual contributions, as well as any areas that the Director believes warrant heightened focus in the year ahead.

2 Interviews

Second, the independent Lead Director, Thomas H. Glocer, conducted an interview with each Board member to gather additional suggestions for improving Board effectiveness and to solicit additional feedback on Board operations, composition and priority agenda topics.

3 Feedback

Finally, the collective feedback of the Board members was compiled and presented to the full Board. During discussion led by independent Lead Director, Thomas H. Glocer, Directors considered areas of strength and opportunities to enhance the operations of the Board.

The Board evaluation process resulted in a number of recommendations, including recommendations regarding priority agenda topics for the Board to address in 2023.

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Shareholder Engagement and Feedback	25

Shareholder Engagement and Feedback

Merck regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources and the ESG Strategy and Engagement Team, as well as other subject-matter experts within the Company, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management and the Board. We also regularly seek to take advantage of other engagement opportunities and events.

In addition, we conduct a formal shareholder outreach program twice a year focused on governance, executive compensation and ESG matters. We believe it is most productive to discuss these matters well in advance of the Annual Meeting to enable management and the Board to gather information about investor perspectives and make educated and deliberate decisions that are balanced and appropriate for Merck’s diverse shareholder base and in the Company’s best interests. Given our large shareholder base, we concentrate our formal outreach efforts on those of our largest 50 shareholders, who have stewardship teams involved in proxy voting. Our largest 50 shareholders represented approximately 49% of our ownership as of December 31, 2022, based on filings made by our shareholders with the SEC on or before March 1, 2023.

In 2022, specifically, we followed this process and held discussions with a number of our shareholders in the spring before the Annual Meeting and once again in late fall. Our independent Lead Director, who is also Chair of the Governance Committee, participated in substantive engagements with some of the Company’s shareholders.

Topics Discussed with Shareholders during 2022
• Company strategy • Board leadership, composition and refreshment • Management succession • Board and management diversity • Human capital management • ESG reporting & goals

•  Global access to Merck products

•  Commitment to racial and ethnic diversity

•  Risk oversight

•  Cybersecurity

•  Executive compensation programs

•  Policy and pricing environment

•  Shareholder proposals

• Lobbying expenditures • Climate initiatives • Merck Animal Health • Director tenure • Merck culture • Reputation • Board evaluation process

Merck & Co., Inc. 2023 Proxy Statement

26	Corporate Governance Shareholder Communications with the Board

Some key themes emerged as part of our various engagements as set forth below.

What We Heard	What We Did
Shareholders appreciated the Company’s disclosures regarding the Board’s mix of skills but also expressed interest in understanding this mix on an individualized basis.	• We added a matrix on page 22 displaying how the skills and qualifications that the Board considers for future candidates are represented by each Director nominee.

Shareholders are interested in understanding how the Company is accountable for ESG matters.

•  Beginning with our 2021/2022 ESG Progress Report, we have begun to disclose our progress against our ESG goals that represent our public commitments to delivering greater value to society. In addition, the C&MD Committee approved for 2023 a Company Scorecard that includes ESG metrics. As discussed on page 59, the Company Scorecard helps translate our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and critically important long-term strategic drivers of sustainable value creation tied to our research and development pipeline and, beginning in 2023, our key ESG focus areas of access to health and employees.

Proxy Access

After engaging with a number of our largest shareholders, our Board proactively amended our By-Laws in 2015 to give shareholders a right to proxy access for Director nominations. Our By-Laws allow a shareholder (or a group of no more than twenty shareholders) who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years to include Director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. Our By-Laws, which prescribe additional requirements for proxy access, are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties may communicate directly with the Board, the independent Lead Director, the non-management or independent Directors as a group or other members of the Board by emailing office.secretary@merck.com, or by writing to the following address: Board of Directors, 126 East Lincoln Avenue, P.O. Box 2000, Rahway, N.J. 07065 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of the Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director or the Chair of a particular committee. The Office of the Secretary will not transmit:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive or abusive content;

•	communications that have no relevance to the role of the Board or to the business of the Company;

•	resumes or other job-related inquiries; and

•	mass mailings, solicitations and advertisements.

Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to the Chair of the Governance Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&MD Committee.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Merck Code of Conduct — Our Values and Standards.

The Merck Code of Conduct is available on our website at www.merck.com/company-overview/culture-and-values/code-of-conduct/values-and-
standards/ .

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Political Contributions and Lobbying Expenditure Oversight and Disclosure	27

Political Contributions and Lobbying Expenditure Oversight and Disclosure

Merck is committed to participating constructively and responsibly in the political process and to providing clarifying analysis and information regarding the issues that affect our business and patient care. The Company advocates for public policies that foster research into innovative medicines and improve access to medicines, vaccines and health care. Our participation in the political process is guided by the following principles: improving patient access to healthcare, including access to medicines and vaccines, improving access to animal health products, and encouraging innovation. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee monitors all such contributions, and the full Board receives a bi-annual report.

In addition, the Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/responsibility/transparency-disclosures/. This information includes the Company’s contributions, categorized by state, candidate and amount, for our corporate political and political action committee contributions in the U.S., Canada and Australia. These disclosures include information for the past 5 years. In addition, this information includes a list of U.S. industry and trade groups in which we are members where our dues are greater than $25,000 and the portion of our dues that these groups use for advocacy and/or political activities.

Governance and Transparency around Drug Pricing

In order to provide information about the Company’s pricing practices, the Company annually posts on its website its Pricing Transparency Report for the United States. The report provides the Company’s average annual list price, net price increases and average discounts across the Company’s U.S. portfolio dating back to 2010. In 2022, the Company’s gross U.S. sales were reduced by 39.7% as a result of rebates, discounts and returns. Our process around pricing our products includes regular presentations to the Board on drug pricing strategies. In addition, on balance, over the last few years, our revenue growth has been primarily attributable to increased volume arising from increased demand for our products rather than price increases.

Independence of Directors

The Policies of the Board require that a substantial majority of our Directors be independent. In making independence determinations, the Board observes all relevant criteria established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), as well as categorical independence standards set forth in the Policies of the Board. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent, an outside director must meet the bright line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company.

The Board also rigorously considers all relevant heightened independence requirements for members of the Audit Committee and the C&MD Committee. The Governance Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director. As a result of that review, the Board has determined that, with the exception of Robert M. Davis, our Chairman, CEO and President, each Director has only immaterial relationships with the Company, and accordingly, each is independent under these standards. The Board also has determined that each member of the Audit Committee, the C&MD Committee and the Governance Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and the rules of the SEC.

Merck & Co., Inc. 2023 Proxy Statement

28	Corporate Governance Related Person Transactions

In making these determinations, the Board considered relationships that exist between the Company and other organizations where Directors serve, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and the Company or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

Drs. Lavizzo-Mourey and Seidman are employed at medical or academic institutions with which the Company engages in purchase and/or sale transactions in the ordinary course of business. Dr. Rothman was employed by Johns Hopkins Medicine until July 1, 2022 with which the Company engages in purchase and/or sale transactions in the ordinary course of business. Ms. Coe was employed by Google Inc. until October 3, 2022, and, in 2020, the Company engaged in a purchase transaction with Google Inc. in the ordinary course of business. The Board reviewed transactions with each of these entities and determined that the applicable individual Director had no role with respect to the Company’s decision to make any of the purchases or sales, and the aggregate amounts in each case were less than 2% of the consolidated gross revenues of the other organization and the Company.

Related Person Transactions

Related Person Transaction Policy

The Board has adopted a written Related Person Transaction Policy (the “Policy”) that is incorporated into the Policies of the Board and administered by the Governance Committee. The Policy governs the review and approval of any transactions involving amounts exceeding $120,000 to which the Company or a subsidiary is a party and in which a “related person” has a direct or indirect material interest. A “related person” is any Director, Director nominee, executive officer or holder of more than 5% of any outstanding class of the Company’s voting securities, as well as immediate family members or certain affiliated entities of any of the foregoing persons.

Pursuant to the Policy, management determines whether a transaction requires review by the Governance Committee, in which case the transaction, along with all material information, will be disclosed to the Governance Committee for review, approval, ratification or termination. In the event a related person transaction is approved by the Governance Committee, such transaction will be subject to ongoing monitoring to ensure that the transaction remains fair and reasonable to the Company. For additional information, the full Policy is available on the Company’s website at www.merck.com/company-overview/leadership/board-of-directors/ in the Policies of the Board.

Certain Related Person Transactions

Each Director and executive officer of Merck annually, and each Director nominee before such nominee’s nomination, completes and submits to the Company a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer or their immediate family members had an interest in any transaction or proposed transaction with Merck or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions and appropriate supplemental information to the Governance Committee for its review. Based on this information for 2022, the Governance Committee has determined that no transactions require disclosure under Item 404(a) of SEC Regulation S-K.

Merck & Co., Inc. 2023 Proxy Statement

Corporate Governance Compensation Consultants	29

Compensation Consultants

Role of Compensation Consultants

The C&MD Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. Since 2008, the C&MD Committee has retained FW Cook as its compensation consultant. In addition, the Governance Committee has retained, and may in the future retain FW Cook to assist with a review of the Directors’ compensation program.

Independence of the Compensation Consultant

The C&MD Committee annually reviews the services provided by FW Cook and has concluded that FW Cook is independent in providing executive compensation consulting services. The C&MD Committee evaluated its relationship with FW Cook in 2022 and determined that FW Cook’s work for the C&MD Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and the NYSE. In making this determination, the C&MD Committee reviewed information provided by FW Cook on the following factors:

•	the provision of other services to Merck by FW Cook;

•	the fees received from Merck by FW Cook as a percentage of the total revenue of FW Cook;

•	the policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee of FW Cook and a member of the C&MD Committee;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook and an executive officer of Merck; and

•	any stock of Merck owned by any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook or their immediate family members.

In particular, the C&MD Committee noted that (i) FW Cook provided no other services to Merck; and (ii) FW Cook’s work is performed directly on behalf of the Board working in cooperation with management, to assist both the C&MD Committee and the Governance Committee, as applicable, with executing their respective responsibilities.

Services Performed During 2022

During 2022, FW Cook supported the C&MD Committee in the following areas:

•	competitive market data with respect to the compensation of the CEO, the former Executive Chairman, and other senior executive compensation;

•	guidance and analysis on executive compensation plan design, market trends, regulatory developments and best practices;

•	design and setting of performance goals in the variable incentive plans;
•	target TDC and payouts under the Executive Incentive Plan for the CEO and the former Executive Chairman;

•	preparation of public filings related to executive compensation, including the Compensation Discussion and Analysis, CEO pay ratio, Pay versus Performance disclosure, and the accompanying tables and footnotes; and

•	long-term incentive plan utilization.

Since 2010, management has retained Pay Governance LLC to provide consulting services on an as-needed basis. In November 2022, Pay Governance performed a biennial risk assessment of our compensation programs. This report was reviewed by FW Cook and presented to the C&MD Committee. The assessment indicated that our compensation programs do not create incentives for excessive risk-taking and include meaningful safeguards to mitigate compensation program risk.

Merck & Co., Inc. 2023 Proxy Statement

30

Stock Ownership Information

Stock Ownership of Directors and Officers

The table below reflects the number of shares of Merck common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation table; and (c) all Directors and executive officers as a group. As of February 28, 2023, 2,538,433,111 shares of Merck common stock were issued and outstanding. Unless otherwise noted, the information is stated as of February 28, 2023, and the beneficial owners exercise sole voting and/or investment power over their shares. In addition, unless otherwise indicated, the address for each person named below is c/o Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, New Jersey 07065.

	Company Common Stock
Name of Beneficial Owner	Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership Under Options/Stock Units Exercisable/Distributable Within 60 Days(2)	Percent of Class	Phantom Stock Units(3)

Robert M. Davis	271,817	439,473	*	—

Douglas M. Baker, Jr.	1,000	—	*	2,416

Mary Ellen Coe	10	—	*	17,195

Pamela J. Craig	1,715	—	*	23,663

Thomas H. Glocer	5,100	—	*	86,986

Risa J. Lavizzo-Mourey	1,000	—	*	8,067

Stephen L. Mayo	100	—	*	5,415

Paul B. Rothman	100	—	*	23,672

Patricia F. Russo	13,148	—	*	48,556

Christine E. Seidman	100	—	*	10,263

Inge G. Thulin	100	—	*	16,883

Kathy Warden	500	—	*	8,203

Peter C. Wendell	1,000	—	*	118,196

Kenneth C. Frazier(4)	705,220	1,918,034	*	—

Chirfi Guindo	55	—	*	—

Dean Li	19,933	95,394	*	—

Caroline Litchfield	31,252	183,515	*	—

Jennifer Zachary	53,920	—	*	—

All Directors and Executive Officers as a Group (28 individuals)	1,542,711	3,513,212	*	384,319
* Less	than 1% of the Company’s outstanding shares of common stock.

(1)

Includes equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, for the accounts of individuals as follows: Mr. Frazier — 4,567 shares, Mr. Guindo — 52 shares, and all Directors and executive officers as a group — 7,332 shares.

(2)	This column reflects the number of shares that could be acquired within 60 days of February 28, 2023, through the exercise of outstanding stock options.

(3)	Represents phantom shares denominated in Merck common stock under the Plan for Deferred Payment of Directors’ Compensation or the Merck Deferral Program.

(4)	Mr. Frazier retired as Executive Chairman of the Board as of November 30, 2022 and share amounts reflected above are based on information as of such date.

Merck & Co., Inc. 2023 Proxy Statement

Stock Ownership Information Delinquent Section 16(a) Reports	31

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors, and beneficial owners of more than 10% of our common stock to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, to our knowledge, all such reports for 2022 were filed on a timely basis, except one Form 4 by Kenneth C. Frazier reporting a special one-time Restricted Stock Unit grant that was due on August 5, 2022, but filed on August 19, 2022.

Stock Ownership of Certain Beneficial Owners

The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of Merck common stock as of December 31, 2022. As of December 31, 2022, 2,537,840,108 shares of Merck common stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	227,205,978(1)	8.96%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	215,011,385(2)	8.50%

(1)

As reported on Amendment No. 8 to Schedule 13G (the “Vanguard filing”) filed with the SEC on February 9, 2023. According to the Vanguard filing, of the 227,205,978 shares of Merck common stock beneficially owned by The Vanguard Group (“Vanguard”) as of December 31, 2022, Vanguard has the shared power to vote or direct the vote with respect to 3,652,791 shares, sole power to dispose or to direct the disposition of 216,325,527 shares, and shared power to dispose or to direct the disposition of 10,880,451 shares.

(2)

As reported on Amendment No. 13 to Schedule 13G (the “BlackRock filing”) filed with the SEC on February 3, 2023. According to the BlackRock filing, of the 215,011,385 shares of Merck common stock beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2022, BlackRock has the sole power to vote or direct the vote with respect to 195,137,326 shares and sole power to dispose or to direct the disposition of 215,011,385 shares.

Merck & Co., Inc. 2023 Proxy Statement

32
Proposal 1 Election of Directors

The Board has recommended 13 nominees for election as Directors at the 2023 Annual Meeting of Shareholders: Mr. Douglas M. Baker, Jr., Ms. Mary Ellen Coe, Ms. Pamela J. Craig, Mr. Robert M. Davis, Mr. Thomas H. Glocer, Dr. Risa J. Lavizzo-Mourey, Dr. Stephen L. Mayo, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Christine E. Seidman, Mr. Inge G. Thulin, Ms. Kathy J. Warden and Mr. Peter C. Wendell. All nominees, other than Mr. Davis, our Chairman and Chief Executive Officer, satisfy the NYSE independence requirements.

All nominees currently serve on the Board and were elected by the shareholders at the 2022 Annual Meeting.

In addition, all Director nominees named in this proxy statement meet the Board’s criteria for membership and were recommended by the Governance Committee, and approved by the Board, for election by shareholders at the 2023 Annual Meeting. All of them hold, or have held, senior leadership positions in large, complex organizations, including multi-national corporations, medical or academic institutions, or charitable organizations. In these positions, our Director nominees have demonstrated their leadership, intellect and analytical skills and gained deep experience in core disciplines significant to their oversight responsibilities at Merck. Their varied roles and experiences reflect a diversity of perspectives, skills and expertise to address the Company’s current and anticipated needs as the Company’s opportunities and challenges evolve. If elected, each nominee will serve until the 2024 Annual Meeting of Shareholders or until a successor has been duly elected and qualified, subject to their earlier resignation, death or removal.

Any Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent Directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election will be “held over” and continue as Directors of the Company until they resign, or their successors are elected at the next election of directors. Our Incumbent Director Resignation Policy, included in the Policies of the Board, provides that an incumbent Director who is not re-elected must promptly submit a resignation. The Governance Committee will evaluate whether to accept such resignation and make a recommendation to the full Board. The Board must act on the recommendation no later than 90 days following certification of the shareholder vote and publicly disclose its decision and rationale.

If any Director nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute Director nominee or nominees as may be designated by the Board, unless the Board reduces its size.

There are no family relationships among Merck’s executive officers and Directors.

We provide below biographical information for each Director nominee, including key experience, qualifications and skills such Director nominee contributes to the Board in light of our current needs and business priorities.

FOR The Board of Directors recommends that the shareholders vote FOR the election of each of the Director Nominees.

Merck & Co., Inc. 2023 Proxy Statement

Proposal 1 Election of Directors	33

Douglas M. Baker, Jr. Independent
Age: 64

Director Since: 2022

Committees:

Audit	Governance

Experience

Mr. Baker has wide-ranging expertise in corporate governance and general and organizational management, including a deep understanding of global marketing, sales and operations of public companies. Mr. Baker is a Founding Partner of E2SG Partners, a company that invests in environmentally sustainable technologies. Previously, Mr. Baker was Chairman & Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial and energy markets. Mr. Baker is also a member of the Board of Target Corporation and served as their Lead Independent Director from 2015 to 2021. This directorship as well as his previous directorship at U.S. Bancorp provide him with deep experience on governance issues facing large public companies.

Career Highlights
E2SG Partners • Founding Partner (2022-Present) Ecolab Inc. • Executive Chairman (2021-2022) • Chairman and Chief Executive Officer (2006-2020) • Chief Executive Officer (2004-2006)
Other Public Directorships

Current • Target Corporation (Since 2013) Former • Ecolab Inc. (2006-2022) • U.S. Bancorp (2008-2018)

Mary Ellen Coe Independent
Age: 56

Director Since: 2019

Committees:

Compensation and Management Development	Research

Experience

Ms. Coe has a deep understanding of the digital, media and technology landscape, as well as global strategy and operations, due to her experience as a senior leader at YouTube Inc. and Google Inc. At YouTube, Ms. Coe currently serves as the Chief Business Officer, leading all global business operations, content plus distribution partnerships across multiple areas and YouTube’s monetization ecosystem, including streaming businesses like YouTube TV, YouTube Music and YouTube Premium, in addition to supporting the company’s advertising business. At Google, Ms. Coe previously served as the President of Google Customer Solutions, overseeing the global ads business for mid-market and small businesses, serving millions of customers and thousands of partners worldwide. She also has extensive marketing and sales expertise from her leadership position at McKinsey and other global marketing consulting firms.

Career Highlights
YouTube Inc. • Chief Business Officer (2022-Present) Google Inc. • President, Google Customer Solutions (2017-2022) • Vice President, Go-to-Market Operations and Strategy (2012-2017)
Other Public Directorships

Current • None Former • Whole Foods Market, Inc. (2016-2017)

Merck & Co., Inc. 2023 Proxy Statement

34	Proposal 1 Election of Directors

Pamela J. Craig Independent
Age: 66

Director Since: 2015

Committees:

Audit (Chair)	Governance

Experience

Ms. Craig has extensive finance, management, operational, technology and international business expertise, including her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. In addition, her directorships at other public companies, including her service as a member of the Audit Committee and Chair of the Compensation & Talent Committee of 3M Company, as a member of the Audit and Corporate Responsibility and Sustainability Committees of Corning Incorporated, and as chair of the Technology Committee and a member of the Compensation Committee of Progressive Insurance, provide her with valuable experience on governance issues facing public companies.

Career Highlights

Accenture plc, global management consulting, technology services and outsourcing company

•  Chief Financial Officer (2006-2013)

•  Senior Vice President, Finance (2004-2006)

•  Group Director, Business Operations and Services (2003-2004)

•  Managing Partner, Global Business Operations (2001-2003)

Other Public Directorships

Current • Progressive Insurance (since 2018) • 3M Company (since 2019)(1) • Corning Incorporated (since 2021) Former • Akamai Technologies, Inc. (2011-2019) • Wal-Mart Stores, Inc. (2013-2017)

(1)	Ms. Craig will retire from the Board of 3M Company, effective May 9, 2023.

Robert M. Davis Management
Age: 56

Director Since: 2021

Experience

Mr. Davis, Merck’s Chairman, Chief Executive Officer and President, has extensive management, financial, and operational expertise. Previously, Mr. Davis served as Merck’s President, with responsibility for Merck’s operating divisions, Human Health, Animal Health, Manufacturing and Merck Research Laboratories. Prior to that, he served as Merck’s Chief Financial Officer and Executive Vice President, Global Services, with broad responsibilities, including with respect to finance, risk management, real estate operations, corporate strategy, business development, information technology and procurement. In addition, Mr. Davis’s service on the board of directors of Duke Energy, including his roles as Chair of the Finance & Risk Management Committee and member of the Corporate Governance Committee, has provided him with valuable experience on governance issues facing public companies. Prior to joining Merck in 2014, Mr. Davis held leadership roles at Baxter International, Inc., including as Corporate Vice President and President of Medical Products and Corporate Vice President and Chief Financial Officer.

Career Highlights

Merck & Co., Inc.

•  Chairman (2022-present)

•  Chief Executive Officer and President (2021-present)

•  Chief Financial Officer and Executive Vice President, Global Services (2016-2021)

•  Chief Financial Officer and Executive Vice President (2014-2016)

Baxter International, Inc.

•  Corporate Vice President and President, Medical Products (2010-2014)

•  Corporate Vice President and Chief Financial Officer (2006-2010)

•  Corporate Vice President and Treasurer (2004-2006)

Other Public Directorships

Current • Duke Energy (since 2018) Former • C.R. Bard (2015-2017)

Merck & Co., Inc. 2023 Proxy Statement

Proposal 1 Election of Directors	35

Thomas H. Glocer Independent Lead Director
Age: 63

Director Since: 2007

Committees:

Compensation and Management Development	Governance (Chair)

Experience

Mr. Glocer has extensive management, operational, technology and international business expertise, including his history of accomplishment and executive ability as CEO and a Director of Thomson Reuters Corporation. In addition, his directorships at other public companies, including his service as Lead Director and as a member of the Operations and Technology Committee at Morgan Stanley, provide him with valuable experience on governance issues facing public companies.

Career Highlights

Angelic Ventures LP, a family office investing in early-stage technology and data companies

•  Founder and Managing Partner (2012-present)

Thomson Reuters Corporation, multi-national media and information firm

•  Chief Executive Officer (2008-2011)

•  Chief Executive Officer, Reuters Group PLC (2001-2008)

Other Public Directorships

Current • Morgan Stanley (since 2013) • Publicis Groupe (since 2016) Former • None

Risa J. Lavizzo-Mourey, M.D. Independent
Age: 68

Director Since: 2020

Committees:

Compensation and Management Development	Research

Experience

Dr. Lavizzo-Mourey has extensive health policy experience, serving as Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita and formerly as President and Chief Executive Officer of Robert Wood Johnson Foundation, the nation’s largest healthcare-focused philanthropic organization. Her role at Robert Wood Johnson Foundation provided her with deep management, strategic, human capital and talent development expertise. In addition, her directorships at other public companies, including her service as Chair of the Governance Committee at GE and Intel and her previous service as Chair of the Compensation and Management Development Committee at Hess Corporation, provide her with extensive experience on corporate governance matters. Dr. Lavizzo-Mourey was elected to the National Academy of Medicine, American Academy of Arts and Sciences and The American Philosophical Society.

Career Highlights

University of Pennsylvania

•  Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita (2021-Current)

•  Penn Integrates Knowledge Professor of Health Equity and Health Policy
(2018-2021)

Robert Wood Johnson Foundation

•  President Emerita (2017-present)

•  President and Chief Executive Officer (2003-2017)

•  Senior Vice President and Director (2001-2002)

Other Public Directorships

Current • GE HealthCare Technologies, Inc. (since 2023) • Intel Corporation (since 2018) • Better Therapeutics (since 2021) Former • General Electric Company (2017-2023) • Hess Corporation (2004-2020)

Merck & Co., Inc. 2023 Proxy Statement

36	Proposal 1 Election of Directors

Stephen L. Mayo, Ph.D. Independent
Age: 61

Director Since: 2021

Committees:

Audit	Research

Experience

Dr. Mayo has extensive scientific experience relevant to the biopharmaceutical industry, including being the Bren Professor of Biology and Chemistry, Merkin Institute Professor and former Chair of the Division of Biology and Biological Engineering at the California Institute of Technology (“Caltech”) and co-founder of Xencor, a public antibody engineering company. In addition, in his role as the former Vice Provost at Caltech, Dr. Mayo oversaw Caltech’s technology licensing program. Elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design, Dr. Mayo has also served as a presidential appointee on the National Science Foundation’s National Science Board and as an elected board member for the American Association for the Advancement of Science. Dr. Mayo also serves as a member of the board of directors of Sarepta Therapeutics, Inc and Allogene Therapeutics, Inc.

Career Highlights

California Institute of Technology

•  Merkin Institute Professor (2021-present)

•  Bren Professor of Biology and Chemistry (2007–present)

•  Chair, Division of Biology and Biological Engineering (2010–2020)

•  Vice Provost for Research (2007–2010)

Howard Hughes Medical Institute,

non-profit medical research organization

•  Investigator (1994–2007)

Other Public Directorships

Current • Allogene Therapeutics (since 2021) • Sarepta Therapeutics (since 2021) Former • None

Paul B. Rothman, M.D. Independent
Age: 65

Director Since: 2015

Committees:

Audit	Research (Chair)

Experience

Dr. Rothman has extensive expertise in patient care, science and medicine relevant to the pharmaceutical industry, including through his past experiences as (a) the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and (b) Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa. His vast operational and management experience leading a large-scale medical organization provide him with a deep understanding of the complexities of the U.S. healthcare delivery system and policy environment.

Career Highlights

Johns Hopkins University

•  Dean of the Medical Faculty and Vice President for Medicine (2012-2022)

Johns Hopkins Medicine

•  Chief Executive Officer (2012-2022)

Carver College of Medicine at the University of Iowa

•  Dean (2008-2012)

•  Head of Internal Medicine (2004-2008)

Other Public Directorships

Current • None Former • None

Merck & Co., Inc. 2023 Proxy Statement

Proposal 1 Election of Directors	37

Patricia F. Russo Independent
Age: 70

Director Since: 1995(1)

Committees:

Compensation and Management Development (Chair)	Governance

Experience

Ms. Russo has extensive management, operational, international business and financial expertise, as well as a broad understanding of the technology industry, which includes her career achievements during her tenure as CEO and Director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chairman of Hewlett Packard Enterprise Company and Chair of the Governance and Corporate Responsibility Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

Career Highlights

Hewlett Packard Enterprise Company, technology company

•  Non-executive Chair (2015-present)

Alcatel-Lucent, global telecommunications equipment company

•  Chief Executive Officer and Director (2006-2008)

•  Chairman, Lucent Technologies Inc. (2003-2006)

•  President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Other Public Directorships

Current

•  General Motors Company (since 2009), Independent Lead Director (2010-2014; 2021-present)

•  Hewlett Packard Enterprise Company (since 2015), Non-executive Chairman (since 2015)

•  KKR Management Inc. (the managing partner of KKR & Co., L.P.) (since 2011)

Former

•  Arconic, Inc. (2016-2018) formerly Alcoa, Inc. (2008-2016)

(1)	Ms. Russo was on the Board of Directors of Schering-Plough Corporation from 1995 until 2009 when the Company became Merck & Co., Inc.

Christine E. Seidman, M.D. Independent
Age: 70

Director Since: 2020

Committees:

Audit	Research

Experience

Dr. Seidman has extensive scientific experience relevant to the biopharmaceutical industry, including being the Thomas W. Smith Professor of Medicine and Genetics at Harvard Medical School and the director of the Cardiovascular Genetics Center. Her role leading the Seidman Laboratory, a research laboratory focusing on integrating clinical medicine and molecular technologies to define disease-causing gene mutations and genetic variations that increase disease risk, provides Dr. Seidman with managerial experience relevant to scientific research. The recipient of many honors, Dr. Seidman was elected to the American Society for Clinical Investigation, the National Academy of Sciences, American Academy of Arts and Sciences and the National Academy of Medicine.

Awards

•  The Ray C. Fish Award for Scientific Achievement (2020)

•  American Heart Association Medal for Genomic and Precision Medicine (2019)

•  Vanderbilt Prize in Biomedical Sciences (2019)

Career Highlights

Harvard Medical School/Brigham and Women’s Hospital (Harvard University)

•  Thomas W. Smith Professor of Medicine and Genetics (2005-present)

•  Professor of Genetics and Medicine (1998-2005)

•  Professor of Medicine (1997-1998)

Howard Hughes Medical Institute, non-profit medical research organization

•  Investigator (1994-present)

Brigham and Women’s Hospital

•  Director, Cardiovascular Genetics Center (1992-present)

•  Attending Physician, Cardiovascular Division (1987-present)

Other Public Directorships

Current • None Former • None

Merck & Co., Inc. 2023 Proxy Statement

38	Proposal 1 Election of Directors

Inge G. Thulin Independent
Age: 69

Director Since: 2018

Committees:

Compensation and Management Development	Governance

Experience

Mr. Thulin has extensive management, operational, technology and international business expertise, as demonstrated by a track record of success leading 3M Company. Mr. Thulin possesses broad industry experience drawn from 3M’s diverse businesses, commitment to research and strong life sciences division. He also brings valuable insight into driving innovation, based on his experience with new product development and manufacturing. In addition, his previous directorships at other public companies provide him with deep experience on governance issues facing large public companies.

Career Highlights

3M Company, global technology company

•  Executive Chairman (2018-2019)

•  Chairman, President and Chief Executive Officer (2012-2018)

•  President and Chief Executive Officer (2012)

•  Executive Vice President and Chief Operating Officer (2011-2012)

•  Executive Vice President, International Operations (2004-2011)

Other Public Directorships

Current • None Former • 3M Company (2012-2019) • Chevron Corporation (2015-2019)

Kathy J. Warden Independent
Age: 51

Director Since: 2020

Committees:

Audit	Governance

Experience

Ms. Warden has broad experience in operational leadership as Chair, CEO and President of Northrop Grumman Corporation, an innovative company using science, technology and engineering to create and deliver products and services. Ms. Warden has extensive expertise in strategy, performance and business development in government and commercial markets, as well as cybersecurity expertise. Prior to joining Northrop Grumman, Ms. Warden held leadership roles at General Dynamics and General Electric. In addition, Ms. Warden is a former chair of the board of the Richmond Federal Reserve Bank.

Career Highlights

Northrop Grumman Corporation, global security company

•  Chair, Chief Executive Officer and President (2019-present)

•  President and Chief Operating Officer (2018)

•  Corporate Vice President and President, Mission System Sector (2016-2017)

•  Corporate Vice President and President, Information Systems Sector (2013-2015)

•  Vice President, Cyber Intelligence Division (2011-2012)

Other Public Directorships

Current • Northrop Grumman Corporation (since 2018) Former • None

Merck & Co., Inc. 2023 Proxy Statement

Proposal 1 Election of Directors	39

Peter C. Wendell Independent
Age: 72

Director Since: 2003

Committees:

Compensation and Management Development	Research

Experience

Mr. Wendell has extensive management, financial and venture capital expertise as demonstrated by his positions as a Managing Director of Sierra Ventures, his service as a board member and Senior Advisor at WestBridge Capital, his status as a Lecturer in strategic management at the Stanford University Graduate School of Business for over 20 years, and his former Chairmanship of the Princeton University endowment.

Career Highlights
Sierra Ventures, technology-oriented venture capital firm • Managing Director (1982-present) Stanford University • Faculty, Stanford University Graduate School of Business (1991-present)
Other Public Directorships

Current • None Former • None

Merck & Co., Inc. 2023 Proxy Statement

40

Director Compensation

Our non-employee Directors receive cash compensation, as well as cash-settled equity compensation in the form of deferred stock units, for their Board service. During 2022, non-employee Directors were compensated for their Board service as shown in the chart below.

2022 Schedule of Director Fees

Compensation Element(1)	Director Compensation Program
Annual Retainer	$120,000
Annual Mandatory Deferral	$220,000 credit to Director’s Merck common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$30,000 for the Audit Committee(2)
$20,000 for the Governance Committee(3)
$20,000 for the Compensation and Management Development Committee
$20,000 for the Research Committee
Audit Committee Member Retainer	$10,000(2)
Lead Director Retainer	$40,000(3)
(1)	All compensation is annual. Retainers are paid in quarterly installments and may be voluntarily deferred at the Director’s election.
(2)	The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.
(3)

The Lead Director is the Chair of the Governance Committee as prescribed by the Governance Committee charter. As a result of the combined responsibility, the Lead Director retainer totals $60,000 in the aggregate.

Directors’ Deferral Plan

Annual Retainer

Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”), each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash installments or as a lump sum generally no sooner than one year after service as a Director ceases.

Annual Mandatory Deferral

In addition to the annual retainer, upon election (or re-election) at the Annual Meeting of Shareholders, each Director receives a credit, which for 2022, was valued at $220,000 in the form of phantom shares denominated in Merck common stock to the Director’s account under the Directors’ Deferral Plan. Directors who join the Board after the Annual Meeting of Shareholders are credited with a pro-rata portion. All distributions from the Directors’ deferred account are payable in cash installments or as a lump sum and are generally made no sooner than one year after service as a Director ceases.

Expenses and Matching Gift Program

We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us. We also extend coverage to Directors under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for an active Director participating in the matching gift program is $30,000 in any calendar year.

Director Stock Ownership Guidelines

Upon joining the Board, each Director must own at least one share of Merck common stock. Directors must attain a target Merck common stock ownership level having a value equal to five times the annual cash retainer within five years of joining the Board, or as soon thereafter as practicable. Deferred stock units held in the Merck common stock account under the Directors’ Deferral Plan are counted toward the target goal. Any Director may request that the Governance Committee consider whether the target ownership level is appropriate in view of such Director’s personal circumstances.

As of December 31, 2022, all Directors serving at least three years have either met or exceeded these stock ownership requirements. Dr. Mayo joined the Board effective March 15, 2021 and Mr. Baker joined the Board effective May 24, 2022, and each is making progress toward meeting the stock ownership guidelines.

Merck & Co., Inc. 2023 Proxy Statement

Director Compensation 2022 Director Compensation	41

2022 Director Compensation

The table below summarizes the annual compensation for our non-employee Directors for the fiscal year ended December 31, 2022.

Mr. Davis and Mr. Frazier are the only Directors who were officers and employees of the Company during 2022, and they did not receive any additional compensation for their Board service in 2022.

	Director Compensation for Fiscal Year Ended December 31, 2022
Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(2)	Total ($)

Douglas M. Baker, Jr.(1)	$72,527	$220,000	$292,527

Mary Ellen Coe	130,000	220,000	350,000

Pamela J. Craig	150,000	222,500	372,500

Thomas H. Glocer	180,000	220,000	400,000

Risa J. Lavizzo-Mourey, M.D.	120,000	233,500	353,500

Stephen L. Mayo, Ph.D.	130,000	220,000	350,000

Paul B. Rothman, M.D.	150,000	275,000	425,000

Patricia F. Russo	140,000	220,000	360,000

Christine E. Seidman, M.D.	130,000	247,000	377,000

Inge G. Thulin	120,000	220,000	340,000

Kathy J. Warden	130,000	220,000	350,000

Peter C. Wendell	120,000	250,000	370,000
(1)	Mr. Baker was elected to the Board, effective May 24, 2022.
(2)	Represents credits in the form of cash-settled deferred stock units (phantom shares) of Merck common stock to the Directors’ Deferral Plan.
Figures also include charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors:

Director Name	Matched Charitable Contribution ($)

Craig	2,500

Lavizzo-Mourey	13,500

Rothman*	55,000

Seidman	27,000

Wendell	30,000
*	Consists of (a) $25,000 of charitable contributions made by the Merck Foundation in 2022 in connection with gifts made by Mr. Rothman during the 2022 calendar year and (b) $30,000 of charitable contributions made by the Merck Foundation in 2022 in connection with gifts made by Mr. Rothman during the 2021 calendar year.

Merck & Co., Inc. 2023 Proxy Statement

42
Proposal 2 Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the tables, beginning on page 43. As described in the CD&A, our executive compensation programs are principally designed to reward executives based on the achievement of Company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our NEOs is also designed to enable us to attract, engage and retain talented, high-performing and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our NEOs is allocated to annual cash incentives and long-term equity incentives, which are both directly linked to Company and/or stock price performance. For 2022, approximately 90% and 81%, respectively, of the CEO’s and other NEOs’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

In addition, management and the C&MD Committee continually review the compensation programs for the NEOs to ensure they achieve the desired goals of reinforcing alignment of officer incentives with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 46 to further align pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2023 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 43-85 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the C&MD Committee or the Board and will not be construed as overruling any decision by management, the C&MD Committee or the Board. However, the Board and the C&MD Committee value the opinions of our shareholders as expressed through their votes and other communications. In 2022, shareholders continued their support of our executive compensation programs with approximately 92% of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

At our 2017 Annual Meeting of Shareholders, our shareholders voted in support of annual advisory votes on future executive compensation proposals. In Proposal 3, we are asking our shareholders to recommend, on an advisory basis, how frequently we should provide future advisory “say on pay” votes. The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. The Board expects that the next “say on pay” vote will occur in 2024.

FOR The Board of Directors recommends that shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

Merck & Co., Inc. 2023 Proxy Statement

43
Compensation Discussion and Analysis

This CD&A describes the material elements of compensation for our 2022 Named Executive Officers.

Named Executive Officers

Robert M. Davis Chairman, Chief Executive Officer and President

Kenneth C. Frazier Former Executive Chairman

Caroline Litchfield Executive Vice President and Chief Financial Officer

Chirfi Guindo Chief Marketing Officer, Human Health

Dean Li, M.D., Ph. D. Executive Vice President and President, Merck Research Laboratories

Jennifer Zachary Executive Vice President and General Counsel

Merck & Co., Inc. 2023 Proxy Statement

44	Compensation Discussion and Analysis Executive Summary

Executive Summary

2022 was an exceptional year for Merck, reflecting significant progress in our ability to impact lives around the world through our innovative medicines and keeping patients at the center of everything we do. We achieved strong operational performance and advanced our broad pipeline, with important successes for our existing assets complemented by new assets acquired through a portfolio of strategic acquisitions, collaborations, and partnerships. These accomplishments enabled us to deliver meaningful results in 2022 and have positioned us to generate long-term innovation and value for both patients and shareholders.

Our efforts and underlying business strength enabled us to deliver 22% sales growth (26% excluding the impact of foreign exchange or “ex-exchange”). As a result, we exceeded our Revenue and Pre-Tax Income targets for our 2022 Scorecard. Commercially, we achieved very strong results across our key growth drivers, including KEYTRUDA, GARDASIL / GARDASIL 9, and Animal Health. KEYTRUDA grew 27% (ex-exchange) to just under $21 billion, driven by strong global demand for in-line indications, as well as continued global expansion from new approvals. In the U.S., KEYTRUDA grew across all key tumor types and continues to benefit from an uptake in earlier stage cancers including triple negative breast cancer, as well as certain types of renal cell carcinoma and melanoma. Overall, our vaccines portfolio experienced strong demand, particularly in major markets outside the U.S. and benefited from 27% (ex-exchange) growth of GARDASIL / GARDASIL 9 and the pediatric launch of VAXNEUVANCE, for the prevention of pneumococcal disease. Our Animal Health business grew by 6% (ex-exchange) and is well positioned for continued success.

We continued to strengthen our pipeline with significant advancements across oncology, vaccines, infectious diseases, and cardiology. We remain committed to transforming the landscape of cancer therapy with an ongoing focus on treating earlier stages of the disease and further improving patient outcomes across tumor types. In collaboration with Moderna, we announced positive Phase 2 results for V940/mRNA-4157, in combination with Keytruda, to treat stage III and IV melanoma. This investigational neoantigen therapy uses mRNA technology with KEYTRUDA to target the unique mutational signature of an individual patient’s tumor.

We also executed more than 90 transactions to augment our pipeline, including strategic acquisitions, collaborations, and partnerships. These transactions spanned all phases of research and development, from discovery to Phase 3 assets. Some examples include our collaboration with Orion Corporation for the development and commercialization of a treatment for metastatic castration-resistant prostate cancer; our acquisition of Imago BioSciences, Inc. to expand our pipeline in the field of hematology; our global license and collaboration with Kelun-Biotech to develop up to seven investigational antibody-drug conjugate candidates for the treatment of cancer; and our collaboration with Orna Therapeutics to discover, develop, and commercialize multiple programs, including vaccines and therapeutics in the areas of infectious disease and oncology, using Orna’s engineered circular RNA technology.

Finally, when it comes to how Merck impacts the lives of people around the world, the American Cancer Society recently published data from women aged 20-24, who received the HPV vaccine, showing a 65% reduction in cervical cancer from 2012 through 2019*. We are encouraged by the role GARDASIL / GARDASIL 9 plays in helping to prevent certain HPV related cancers.

Our strong performance in 2022 drove above-target payouts for our annual incentive plan and our 2020-2022 PSU awards as illustrated in the tables below.

*	See https://www.facs.org/for-medical-professionals/news-publications/news-and-articles/cancer-programs-news/011923/american-cancer-society-releases-latest- report-on-cancer-data/.

Scorecard Performance 2022(1)

Financial Performance

	Target($B)	Actual($B)	Weighting	Score
Revenue	$56.81	$60.30	40%	200%
Pre-Tax Income	$21.05	$22.95	40%	176%
Non-Financial Performance
Pipeline			20%	141%
Total Payout				178%

PSU Performance (2020–2022)(1)

	Target	Actual	Weighting	Score

1-Year EPS(2)	$5.69	$5.62	33%	90%

	Peer Median	Merck	Weighting	Score

3-Year R-TSR(2)	10.40%	14.27%	67%	119%

Total Payout				110%

(1)   Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design, as discussed below; rounded.

(2)  As previously disclosed, due to the complexities associated with disentangling our Organon business from a multi-year financial plan, we adjusted the design of the 2020 PSU program to truncate the performance period for EPS to one-year and to adjust the weighting of EPS and R-TSR. With having completed the spin-off in 2021 as planned, we reverted to a three-year cumulative EPS and R-TSR design for the 2022 PSU program, with 50% tied to EPS and 50% tied to R-TSR (described in more detail on page 56).

Merck & Co., Inc. 2023 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Overview	45

Executive Compensation Overview

Our Industry Environment

The pharmaceutical industry is science-focused and requires experimentation and long-term commitment of financial resources to foster innovation. Ultimately, our work has an enormous impact on global health and well-being. Because of the inherent complexity and dynamic science of human and animal health, even with flawless execution, we risk failure. In addition:

•	The costs associated with innovation are increasing while relative return is decreasing due to ongoing pricing pressure.

•	The number of products available to treat or prevent a particular disease or condition typically increases over time, which can limit the commercial potential of key products.

•	It generally takes 10 to 15 years to discover, develop, and bring a new product to market.

Our Executive Compensation Strategy

We strive to balance the need to deliver market-competitive pay within a framework that provides the appropriate mix of fixed and variable, at-risk compensation to attract, retain, and motivate talent and align with our pay-for-performance objectives.

Our executive compensation program is designed to…

Support our efforts to attract and retain the brightest and most innovative minds in business, research, and academia.

Align the interests of our executives with the interests of our shareholders to ensure prudent actions that will generate long-term value.

Reward our executives based on the achievement of sustained financial and operational performance and demonstrated leadership.

Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

Merck & Co., Inc. 2023 Proxy Statement

46	Compensation Discussion and Analysis Executive Compensation Overview

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

We do…	We do not…

Utilize a total shareholder return metric in the PSU program to align the payout with long-term stock performance and shareholder experience

  Allow Directors and management employees, including officers, to engage in transactions involving short sales, publicly traded options, hedging or pledging of Company stock

  Grant stock options with an exercise price less than fair market value

  Re-price underwater stock options without shareholder approval

  Pay tax gross-ups on any payments made in connection with a change in control event

Provide dividend equivalents only on earned Restricted Stock Units (“RSUs”) and PSUs
Monitor LTI program share utilization regularly relative to both industry standards and versus our pharmaceutical and supplemental peer groups
Conduct competitive benchmarking to ensure executive officer compensation is aligned to market
Offer limited perquisites that are supported by business interests
Include caps on annual cash incentive and PSU program payouts and thresholds below which no payouts are earned
Retain an independent compensation consultant that reports directly to the C&MD Committee
Maintain robust stock ownership requirements and share retention policies
Maintain an incentive recoupment (i.e., clawback) policy
Conduct assessments to identify and mitigate risk in our compensation programs
Require double-trigger vesting of equity in the event of a change in control (i.e., there must be both a change in control and an involuntary termination)

Avoid employment agreements

Say-on-Pay Advisory Vote

In 2022, shareholders continued their historically strong support for our executive compensation programs with approximately 92% of the votes cast in favor of the say-on-pay proposal. Based on this outcome and the C&MD Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2022. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

..

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42.

Merck & Co., Inc. 2023 Proxy Statement

Compensation Discussion and Analysis Peer Groups	47

Peer Groups

Merck’s Primary Peer Group

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies approved by the C&MD Committee that participate in a pharmaceutical industry compensation survey conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2022, the C&MD Committee reviewed the survey results for the following peer companies that Merck competes with to attract talented, high-performing executives. The C&MD Committee occasionally reviews segmented information focused on the companies in the primary peer group that are headquartered in the U.S. because practices outside the U.S. can differ geographically.

Primary Peer Group

Companies

AbbVie

Amgen

AstraZeneca

Bristol-Myers Squibb

Eli Lilly

Gilead Sciences

GlaxoSmithKline

Johnson & Johnson

Novartis

Pfizer

Roche Holding AG

Sanofi

All numbers are as of 12/31/2022

In 2021, the C&MD Committee approved the addition of Gilead Sciences, Inc. to our primary peer group, effective January 1, 2022.

Merck’s Supplemental Peer Group

In addition to the pharmaceutical peer group described above, we also use a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a secondary reference for CEO compensation and for other compensation-related practices (for example, share usage and dilution, change in control policy design, and stock ownership and retention guidelines). Merck is a member of the Dow Jones Industrial Average, and we believe this group provides insight into practices among companies of similar scale and complexity that operate across a variety of industries, providing us with a broader view of market pay, policies, and practices.

Supplemental Peer Group Companies(1)
3M Amgen Apple Boeing Caterpillar Chevron Cisco Systems Coca-Cola Dow Home Depot Honeywell IBM Intel	Johnson & Johnson McDonald’s Microsoft Nike Procter & Gamble salesforce.com UnitedHealth Group Verizon Visa Walgreens Walmart Walt Disney
(1) Reflects Dow Jones Industrial Average companies (excluding the financial services companies) as of the beginning of 2022. All numbers are as of 12/31/2022

Our overarching strategy is to position our executives’ target TDC at the median, on average, with variability by individual executive based on scope and complexity of role, market availability of proven talent, experience, leadership, sustained performance over time, potential for advancement as part of succession planning, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

Merck & Co., Inc. 2023 Proxy Statement

48	Compensation Discussion and Analysis Detailed Discussion and Analysis

Detailed Discussion and Analysis

Additional information regarding our 2022 Named Executive Officers and the material elements of their compensation, as reported in the Summary Compensation Table on page 62, is described below*.

Compensation Decisions for 2022
Robert M. Davis Chairman, Chief Executive Officer and President	• Increased base salary by 3% • Maintained annual incentive target percentage • Increased LTI target by $1,000,000(1) • Changes resulted in increased target TDC of 7.7%
Age: 56

Tenure*: 9 Years

(1)	Mr. Davis’s actual 2021 LTI award was $9,200,000, which reflected 3 months at the 2021 CFO rate ($4,500,000) and 9 months at the CEO rate ($10,750,000), when Mr. Davis became President.

Compensation Decisions for 2022
Kenneth C. Frazier Former Executive Chairman(1)	• Maintained base salary rate • Maintained annual incentive target percentage(2) • Decreased LTI target by $5,750,000(3) • Changes resulted in decreased target TDC of 43.4%
Age: 68

Tenure*: 31 Years

(1)	Mr. Frazier retired as Executive Chairman, effective November 30, 2022.
(2)	Mr. Frazier’s actual annual incentive award was prorated based on his retirement date of November 30, 2022.
(3)

Mr. Frazier’s 2022 LTI target decreased from $10,750,000 to $5,000,000 and was provided in the form of two RSU awards. The first grant was issued on May 3, 3022 in the amount of $2,500,000 and the second was issued on August 3, 2022 in the amount of $2,500,000. Under the terms of the May 3, 2022 grant, the RSU award vests in full on May 3, 2023 provided that Mr. Frazier was employed through June 30, 2022, which he was. Under the terms of the August 3, 2022 grant, the RSU award vests in full on August 3, 2023 provided that Mr. Frazier was employed through December 31, 2022, and if not, the award is to be prorated based on the number of complete months worked from July 1, 2022 divided by 6. Mr. Frazier retired on November 30, 2022 and, as a result, his award was pro-rated accordingly.

* Compensation shown for each executive is rounded to the nearest dollar and length of tenure is rounded to the nearest year.

Merck & Co., Inc. 2023 Proxy Statement

Compensation Discussion and Analysis Detailed Discussion and Analysis	49

Compensation Decisions for 2022
Caroline Litchfield Executive Vice President and Chief Financial Officer	• Increased base salary by 8.3% • Maintained annual incentive target percentage • Increased LTI target by $550,000 • Changes resulted in increased target TDC of 17.5%
Age: 54

Tenure*: 32 Years

Compensation Decisions for 2022
Chirfi Guindo Chief Marketing Officer, Human Health (1)	• Set base salary at $700,000 • Set annual incentive target at 80%(3) • Issued a $530,000 cash sign-on award and $12,200,000 in equity sign-on grants(4)
Age: 57

Tenure*: 28 Years(2)

(1)	Mr. Guindo was hired as Chief Marketing Officer, Human Health, effective July 1, 2022.
(2)	Reflects tenure with Merck, prior to most recent hire date.
(3)	Mr. Guindo’s actual annual incentive award was prorated based on his hire date of July 1, 2022.
(4)

Per the terms of Mr. Guindo’s offer letter, he received a cash sign-on award of $530,000 and $12,200,000 in equity sign-on grants, of which $2,500,000 was provided in the form of PSUs and $9,700,000 was provided in the form RSUs (the majority of which replaced forfeited equity at his prior company and the balance provided a critical incentive for Mr. Guindo to accept our offer of employment to join the Merck leadership team).

Merck & Co., Inc. 2023 Proxy Statement

50	Compensation Discussion and Analysis Detailed Discussion and Analysis

Compensation Decisions for 2022
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	• Increased base salary by 31.6%(1) • Maintained annual incentive target percentage • Increased LTI target by $900,000 • Changes resulted in increased target TDC of 30.6%
Age: 60

Tenure*: 6 Years

(1) Dr. Li received an initial annual base salary increase of 3% and two market adjustments totaling 28.6%.

Compensation Decisions for 2022
Jennifer Zachary Executive Vice President and General Counsel	• Increased base salary by 3% • Maintained annual incentive target percentage • Increased LTI target by $300,000 • Changes resulted in increased target TDC of 7.8%
Age: 44

Tenure*: 5 Years

Merck & Co., Inc. 2023 Proxy Statement

Compensation Discussion and Analysis The Elements of 2022 Compensation	51

The Elements of 2022 Compensation

How Our Compensation Program Works

What We Reward	How We Link Pay To Performance	How We Pay

•  Top and bottom-line performance that meets or exceeds the Board approved annual and long-term operating plans

•  Pipeline accomplishments that advance our position as an industry-leading biopharmaceutical company

•  Decision-making that yields long-term value creation for shareholders

•  Executing on our growth strategy by consistently seeking opportunities that complement or supplement our broad portfolio in key areas including Oncology, Vaccines, Cardiometabolic, and Animal Health

•  Inclusion of key financial and non-financial metrics in our annual cash incentive plan to ensure executives are rewarded for top and bottom-line performance and pipeline advancement that leads to longer-term revenue opportunities

•  Long-term incentives comprised of a mix of performance share units and stock options, linking a substantial amount of pay opportunity to long-term company performance and increased shareholder value

•  Majority of total target pay opportunity is at-risk and tied to company performance and/or long-term stock value

•  Overall target total pay opportunity, as well as each pay element, is assessed for competitiveness relative to primary and/or supplemental peer groups, which include similarly-sized pharmaceutical peers and Dow Jones Industrial Average companies, excluding financial services

•  Competitive positioning is targeted to median of market; actual positioning varies based on a variety of factors, including scope and complexity of role, years of experience, demonstrated performance over time, and other factors

*Rounded based on full year long-term incentive and annual incentive targets (excluding one-time special awards).

The C&MD Committee recommends, and the independent members of the Board of Directors approve, the compensation for our CEO and, as applicable, our Executive Chairman. The C&MD Committee reviews and approves compensation for all other NEOs each year based on a variety of factors, including scope and complexity of role, experience, sustained leadership, and performance and competitive positioning as compared to our pharmaceutical and supplemental peer groups as described in more detail on page 47.

Additional details regarding the roles and responsibilities of the C&MD Committee are provided on page 15.

Merck & Co., Inc. 2023 Proxy Statement

52	Compensation Discussion and Analysis The Elements of 2022 Compensation

Base Salary

The C&MD Committee must balance
the need to deliver a competitive level
of base salary with ensuring the
appropriate mix of fixed to variable
compensation for each NEO.

The table shows adjustments made to
base salaries in 2022. All annual salary
increases were based on Merck’s U.S.
salary increase budget for all
employees, including the NEOs.

	Named Executive Officer	Annual Base Salary Increase %	Market/Promotional Adjustment %	New Base Salary
	Davis	3.0%	No change	$1,545,000
	Frazier(1)	No change	No change	1,250,000
	Litchfield	3.0	5.3%	975,000
	Guindo(2)	—	—	700,000
	Li(3)	3.0	28.6	1,250,000
	Zachary	3.0	No change	974,702

(1)  Mr. Frazier retired from his position, effective November 30, 2022, and did not receive a salary increase or market adjustment during 2022.

(2)  Mr. Guindo was hired on July 1, 2022.

(3)  Dr. Li received an annual base salary increase of 3% and two market adjustments totaling 28.6%.

Annual Cash Incentive

The NEOs participate in the Executive
Incentive Plan (“EIP”).

Award amounts under the EIP are
determined based upon achievement
of Company performance measures as
reflected by the Company Scorecard.
The overall EIP award fund cannot
exceed 200% of the aggregate total
target incentive amount for all
participants. The maximum award
amount for each NEO for 2022,
excluding the impact of the Scorecard,
is listed in the Grants of Plan-Based
Awards table on page 71.

	Named Executive Officer		2021 Target Annual Incentive % of Base Salary(1)	2022 Target Annual Incentive % of Base Salary(1)
	Davis		150%	150%
	Frazier(2)		100	100
	Litchfield		100	100
	Guindo(3)		—	80
	Li		100	100
	Zachary		95	95

(1)  Reflects annual incentive targets as of December 31 of the applicable year.

(2)  Mr. Frazier retired from his position as Executive Chairman, effective November 30, 2022. Mr. Frazier’s actual 2022 annual incentive was prorated based on his retirement date.

(3)  Mr. Guindo was hired on July 1, 2022. Mr. Guindo was not an NEO in 2021 and his actual 2022 annual incentive was prorated based on his hire date.

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Compensation Discussion and Analysis The Elements of 2022 Compensation	53

2022 Merck Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and critically important long-term strategic drivers of sustainable value creation tied to our research and development pipeline — each of which is measured in the context of compliance, health, safety, and environmental outcomes. The Company Scorecard may be adjusted based on an evaluation of these outcomes, recognizing the importance they play in driving Merck’s values and a culture of integrity. For 2022, no adjustment was applied. Revenue and Pre-Tax Income are equally weighted at 40%, each based on the C&MD Committee’s belief that they are the key financial measures of our success during the year. The Pipeline goals are collectively weighted at 20% and are designed to ensure that we are focused on internal and external early discovery opportunities, late-stage clinical development progression, and regulatory filings and approvals.

The target, threshold, and maximum Revenue and Pre-Tax Income goals are set in relation to the Board-approved annual operating plan and the expectations of management. Each year, the Pipeline goals are recommended by the President of Merck Research Laboratories, reviewed by the Research Committee, and approved by the C&MD Committee. Failure to achieve threshold performance on any of the metrics would result in forfeiture of the entire opportunity for that metric. If the combined results of the three metrics do not total at least 50, there would be no payout. The overall results of the Company Scorecard are calibrated so individuals may receive between 50% and 200% of their target award opportunity established for the annual performance period. Adjustments are applied to Revenue and Pre-Tax Income results using a consistent framework of adjustments to our reported financial results for incentive program purposes approved by the C&MD Committee to accurately reflect the operating performance of our business. For further explanation of these adjustments, please refer to Appendix B on page 111. The 2022 Company Scorecard results are summarized below.

2022 Company Scorecard(1)

(1)	Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design; rounded.

Revenue:

Reported revenue of $59.28B was adjusted to $60.30B to exclude the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan). We exceeded our internal Revenue target of $56.81B due to strong performance in key pillars, including oncology and vaccines, as well as the significant contribution of LAGEVRIO.

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54	Compensation Discussion and Analysis The Elements of 2022 Compensation

Pre-Tax Income:

Reported Pre-Tax Income of $22.16B was adjusted to $22.95B to exclude the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan) and the effect of certain business development transactions (consistent with plan design and past practice). We exceeded our internal Pre-Tax income target of $21.05B due to the sales strength that was achieved coupled with our continued discipline in expense management.

Named Executive Officer 2022 Annual Incentive Payouts

The table below shows the 2022 annual cash incentives paid to the NEOs. The “Final Award” for each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

		Target
Named Executive Officer	Annual Base Salary (as of 12/31/22) ($)	Annual Incentive (%)	Annual Incentive ($)	Company Scorecard Result (%)	Final Award ($)
Davis	$1,545,000	150%	$2,317,500	178%	$4,125,150
Frazier(1)	1,250,000	100	1,143,836	178	2,036,028
Litchfield	975,000	100	975,000	178	1,735,500
Guindo(2)	700,000	80	282,301	178	502,496
Li	1,250,000	100	1,250,000	178	2,225,000
Zachary	974,702	95	925,967	178	1,648,221
(1)	Mr. Frazier retired from his position, effective November 30, 2022. Target opportunity was prorated based on a target of 100% and a retirement date of November 30, 2022.
(2)	Mr. Guindo’s target opportunity was prorated based on an 80% target and a hire date of July 1, 2022.

Long-Term Equity Incentives

The long-term incentive program, consisting of a mix of PSUs and stock options, provides our NEOs with the opportunity to own Merck stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders. We use these two vehicles to ensure that our LTI program remains balanced, sustainable, and supportive of its objectives over a multi-year period.

2022 Equity Award Mix

Performance Share Units
PSUs link realized compensation value to the achievement of critical financial objectives and align executives’ interests with those of our shareholders. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield.

Stock Options

Stock options align our executives’ interests with the interests of our shareholders because options only have financial value to the recipient if the price of our stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

Merck & Co., Inc. 2023 Proxy Statement

Compensation Discussion and Analysis The Elements of 2022 Compensation	55

Current LTI Grant Practices

All grants to executive officers are approved by the C&MD Committee and, in the case of our CEO and former Executive Chairman, recommended by the C&MD Committee and approved by the independent members of the Board of Directors. Annual PSU grants (with a 3-year performance period) are generally made on the last business day in March and annual stock option grants are made on the third business day following the announcement of our first quarter earnings. We may also selectively grant PSUs, stock options, and RSUs to executive officers on the third business day following the announcement of quarterly earnings generally as part of a new hire sign-on or for retention purposes. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public. However, the C&MD Committee reserves the right to change the date when grants are made, in view of its responsibility to consider all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on a fixed date or date of a particular event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Company stock on the grant date. The re-pricing of stock options is not permitted under the Incentive Stock Plan without prior shareholder approval.

2022 LTI Grant Values

The 2022 annual LTI grant values for the CEO, former Executive Chairman, and other NEOs, as compared to the prior year, are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 71. The LTI grant value for Mr. Davis was increased by the Board in consideration of his first full year as CEO and to strengthen his competitive position versus our pharmaceutical peer group. The LTI value for Mr. Frazier was decreased by the Board in consideration of his first full year as Executive Chairman. LTI values for Ms. Litchfield, Dr. Li, and Ms. Zachary were increased to strengthen their competitive market positioning versus our pharmaceutical peer group and to recognize their impact.

	Target Grant Value(1)		Increase in Target Grant Value
Executive Officer	2021	2022

Davis(2)	$9,200,000	$11,750,000	+$2,550,000

Frazier(3)	10,750,000	5,000,000	-5,750,000

Litchfield	2,200,000	2,750,000	+550,000

Guindo(4)	—	—	—

Li	3,000,000	3,900,000	+900,000

Zachary	2,700,000	3,000,000	+300,000
(1)

Grant values shown above will be different from the values shown in the Summary Compensation and Grants of Plan-Based Awards tables based on the fair value on grant date in accordance with FASB ASC Topic 718 and SEC disclosure rules which consider factors other than share price.

(2)	Mr. Davis’ actual 2021 LTI award was $9,200,000 which reflected 3 months at the 2021 CFO rate ($4,500,000) and 9 months at the CEO rate ($10,750,000), when Mr. Davis became President.
(3)

Mr. Frazier’s 2021 LTI target is based on the award actually granted as CEO in 2021. While there had not been any definitive timing for Mr. Frazier’s retirement as Executive Chairman at the time his 2022 LTI grant was made, the Board determined that his continued service as Executive Chairman would be for a transition period and, as such, provided Mr. Frazier’s 2022 LTI grant in the form of two RSU awards. The first grant was issued on May 3, 3022 in the amount of $2,500,000 and the second was issued on August 3, 2022 in the amount of $2,500,000. Under the terms of the May 3, 2022 grant, the RSU award vests in full on May 3, 2023 provided that Mr. Frazier was employed through June 30, 2022, which he was. Under the terms of the August 3, 2022 grant, the RSU award vests in full on August 3, 2023 provided that Mr. Frazier was employed through December 31, 2022, and if not, the award is to be prorated based on the number of complete months worked from July 1, 2022 divided by 6. Mr. Frazier retired on November 30, 2022 and, as a result, his award that vests on August 3, 2023 will be pro-rated accordingly.

(4)

Per the terms of Mr. Guindo’s offer letter, he received a PSU grant of $2,500,000 and an RSU grant of $9,700,000, as part of his sign-on award (the majority of which replaced forfeited equity at his prior company and the balance of the award provided a critical incentive for Mr. Guindo to accept our offer of employment to join the Merck leadership team).

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56	Compensation Discussion and Analysis The Elements of 2022 Compensation

PSU Program

At the beginning of each year, we review the design of our PSU program to ensure that our metrics are focused on the long-term measures that are most applicable to driving value for the Company and its shareholders over a three-year performance period. Payouts under the PSU program are formulaic and, as such, the C&MD Committee does not consider individual performance or use discretion when determining final awards.

Financial targets applicable to the PSUs are established based on our three-year financial plan, which considers a variety of factors, including management, Board, and external expectations and aspirations of our long-term performance. The financial targets for our currently outstanding PSUs are EPS and R-TSR. R-TSR performance versus our peer group is measured at the end of the three-year period and compares Merck’s average annual TSR to the median TSR of our pharmaceutical peer group. Each percentage point of outperformance or underperformance versus the median modifies the earned award up or down by 5 percentage points. In the event of underperformance by more than 10 percentage points, there will not be a payout on the R-TSR portion of the award. In the event of outperformance, the payout on the R-TSR portion of the award cannot exceed 200%. If R-TSR is negative, the payout on this portion of the award cannot exceed 100%, even if our R-TSR outperforms the median of the peer group.

The 2020 PSU program concluded at the end of 2022 and the payout is described on the following page. Due to the complexities associated with disentangling our Organon business from a multi-year financial plan, we adjusted the design for the 2020 and 2021 programs as described below. Our Organon business was successfully spun off in June 2021. Following the completion of the spin-off, we reverted to a three-year cumulative EPS and R-TSR design for 2022 PSU program, with 50% tied to EPS and 50% tied to R-TSR.

Program Performance Period	Original Program Design	Program Design as a result of the Organon Spin-off

2020-2022(1)	50% 3-Year EPS 50% 3-Year R-TSR	33% 1-Year (2020) EPS 67% 3-Year R-TSR

2021-2023(1)	50% 3-Year EPS 50% 3-Year R-TSR	33% 1-Year (2021) EPS 67% 3-Year R-TSR

2022-2024	50% 3-Year EPS 50% 3-Year R-TSR	Not Applicable
(1)	Alternative design was established on grant date and part of original grant terms.

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Compensation Discussion and Analysis The Elements of 2022 Compensation	57

Payouts Under the 2020–2022 PSU Program Performance Period

For grants issued in 2020, 70% of each NEO’s annual target LTI was converted to PSUs based on the closing price of Merck stock on the date of grant. The number of PSUs ultimately earned is based on our performance against the pre-established EPS target and R-TSR performance. As a result of the spin-off of Organon, the original number of PSUs granted were adjusted to preserve the same intrinsic value as was in place immediately prior to the adjustments.

For the 2020-2022 performance period, as a result of the Organon spin-off, one-year (2020) EPS was weighted at 33%, and three-year R-TSR versus our pharmaceutical peer group was weighted at 67%. If the Organon spin-off did not occur, three-year cumulative EPS would have been used. The outcome of the combined performance resulted in an actual payout of 110% as illustrated below.

The 110% payout was based on our TSR outperforming the median of our pharmaceutical peer group by nearly 4%, resulting in a R-TSR payout of 119%. EPS results were below target, largely due to the negative impact of COVID-19 on our 2020 financial results.

(1)

As a result of the Organon spin-off, the performance period for EPS was adjusted to one year, the weighting for EPS was reduced from 50% to 33%, and the weighting for R-TSR was increased from 50% to 67%.

(2)	Rounded to the nearest whole percentage.

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58	Compensation Discussion and Analysis The Elements of 2022 Compensation

Named Executive Officer PSU Distribution

Based on the final payout of 110%, the NEOs received the following number of shares of Merck common stock, including dividends accrued during the performance period and paid in shares:

Named Executive Officer	Pre-Spin Target Award (# of shares)	Adjusted Post-Spin Target Award(1) (# of shares)	Final Award(2) (# of shares)

Davis	36,392	37,508	44,233

Frazier	143,293	147,689	174,168

Litchfield	3,392	3,496	4,123

Guindo(3)	—	—	—

Li	4,159	4,287	5,056

Zachary	22,745	23,443	27,646
(1)	As a result of the Organon spin-off, the original number of PSUs granted in 2020 were adjusted to preserve the same intrinsic value that was in place immediately prior to the adjustments.
(2)	Includes accrued dividends distributed in shares following final award determination.
(3)	Mr. Guindo was hired on July 1, 2022 and did not receive a 2020 PSU grant.

Additional information regarding the payouts under the 2020-2022 PSU performance period is provided in the Option Exercises and Stock Vested table on page 76.

To accurately reflect the operating performance of our business, the C&MD Committee approved a consistent framework of adjustments to our reported financial results for incentive program purposes. For further explanation of these adjustments and our GAAP versus Non-GAAP results, please refer to Appendices A and B on pages 109 and 111, respectively.

Other Employee Benefits

Similar to Merck’s other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a highly competitive market. Pension and savings plans help employees save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a healthy, productive, and focused workforce.

Additionally, senior management employees, including the NEOs, are provided a limited number of other benefits, which the C&MD Committee believes are reasonable, appropriate, and consistent with our executive compensation philosophy.

These benefits, which are described in more detail below, are reflected in the “All Other Compensation” column of the Summary Compensation table.

•

Financial and tax planning. Executives receive a $10,000 cash allowance each December to encourage consultation with knowledgeable financial and tax planning experts who can help them understand the compensation and benefits programs in which they participate.

•

Personal use of Company aircraft. Our global security organization regularly evaluates the travel risk for our CEO. As a result of these assessments and based on our security team’s recommendation, our Board of Directors has determined that our CEO must use Company-provided aircraft for all business and personal travel. In addition, this requirement continued for Mr. Frazier following his transition to Executive Chairman, as a result of our security team’s recommendation. Personal use of Company aircraft by other executives requires CEO approval and is only permitted under exceptional circumstances. Other than our CEO and former Executive Chairman, there was no reported usage for any other NEO in 2022. Following his retirement, Mr. Frazier no longer uses the Company aircraft for personal travel.

•

Personal use of Company car and driver. Our CEO is, and our former Executive Chairman prior to his retirement was, provided with a car and driver to ensure their individual safety and security. Personal use of a car and driver is also provided to a select number of other executives, primarily for commutation purposes, allowing them to devote additional time to critical Company business. Following his retirement, Mr. Frazier no longer uses a Company car or driver for personal travel.

•

Residential security systems. Reimbursement for the installation, maintenance and remote access of residential security systems is provided to select executives, when deemed necessary by our internal global security team. Executives are responsible for paying monthly security monitoring fees, which are not reimbursable.

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Compensation Discussion and Analysis The Elements of 2022 Compensation	59

2023 Compensation Actions & Scorecard Design

2023 Compensation Actions

As part of our annual compensation review, the C&MD Committee reviewed and approved target TDC opportunities for our executive officers, including our NEOs. The Board of Directors (excluding Mr. Davis) reviewed and approved Mr. Davis’ target TDC.

Mr. Davis’ target TDC for 2023 increased by 12.3% based on a review of his performance and the competitive positioning of his compensation relative to the primary pharmaceutical and supplemental peer groups. Consistent with our compensation strategy that supports a pay-for-performance culture, the Board intends to increase Mr. Davis’ target TDC over time to achieve a more competitive position relative to these peer groups, assuming continued strong business performance and leadership. As part of Mr. Davis’ target TDC increase, his annual base salary increased by 4.5%, there was no change in his target annual cash incentive percent, and his target LTI was increased by $1,750,000 to $13,500,000.

To better align their compensation with the overall market, Ms. Litchfield’s and Dr. Li’s target TDC increased by 38.3% and 31.3%, respectively. This included market adjustments to their annual base salaries and increases in their annual LTI grants. Mr. Guindo was hired on July 1, 2022, and received an annual base salary increase for 2023, increasing his target TDC by 1.5%. Ms. Zachary received an annual base salary increase and an increase to her target annual cash incentive percent from 95% to 100% of base salary, increasing her target TDC by 2.8%.

The following table summarizes adjustments made to CEO and other NEO compensation for 2023.

Named Executive Officer(1)	Target Total Direct Compensation Increase%	Annual Base Salary Increase%		Target Annual Incentive % of Base Salary	Target LTI Grant Value Increase $

Davis	+12.3%	+4.5%		No change	+$1,750,000

Litchfield	+38.3	+15.4	(2)	No change	+1,500,000

Guindo	+1.5	+4.5		No change	N/A	(3)

Li	+31.3	+12.0	(2)	No change	+1,700,000

Zachary	+2.8	+4.5		From 95% to 100%	No change
(1)	Mr. Frazier retired, effective November 30, 2022, and is not included in the table above.
(2)	Includes market adjustment as described above.
(3)	Per the terms of Mr. Guindo’s offer letter, his annual LTI target for 2023 was set at $2,500,000.

2023 Merck Company Scorecard

We believe creating greater accountability for the sustainable delivery of business goals will help drive financial results and long-term shareholder value. As a result, the C&MD Committee approved a new measure in our 2023 Company Scorecard that links the compensation of all of our employees, including our executives, to certain ESG goals. The new design reflects our focus on enabling access to Merck’s innovative portfolio to patients around the world and on the engagement and inclusion of our employees, as illustrated below, each of which is a key strategic ESG priority.

Measure	2022 Company Scorecard Weighting	2023 Company Scorecard Weighting

Revenue	40%	35%

Pre-Tax Income	40%	35%

Pipeline	20%	20%

ESG	—	10%

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60	Compensation Discussion and Analysis The Elements of 2022 Compensation

Other Compensation Practices

Stock Ownership Requirements

The C&MD Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy, under which the CEO and other senior executives are required to hold Merck common stock in an amount representing a multiple of their base salary for so long as they remain in office. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU settlements (100% for the CEO and 75% for the other NEOs). In calculating the attainment of our stock ownership requirements, we exclude (1) unexercised stock options and (2) unvested PSUs and RSUs.

The following table sets forth the stock ownership requirements and current stock ownership status as a percentage of the requirement for the CEO and other NEOs as of February 28, 2023.

(1)

Dr. Li became an Executive Officer in 2021. Mr. Guindo was hired on July 1, 2022. Mr. Frazier retired from his position, effective November 30, 2022, and is no longer subject to the stock ownership requirements.

Return of Incentive Compensation (“Clawback Policy”)

Under our incentive compensation recoupment policy, the Board will seek reimbursement for the annual cash incentive and/or LTI awards paid to the executive, where the Board determines (a) the executive engaged in misconduct that resulted in a material violation relating to (i) the research, development, manufacturing, sales or marketing of the Company’s products or (ii) the overall goodwill or reputation of the Company, or (b) a significant restatement of financial results has occurred. In the event of a financial restatement, the portion of the annual cash incentive and/or PSUs paid to the executive, in excess of the amount that would have been paid if the financial results were reported accurately, will be recouped.

On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules direct the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. We intend to timely amend and restate our clawback policy to reflect these new requirements.

Hedging and Pledging

As part of our insider trading policy, Merck prohibits Directors and management level employees, including officers, from engaging in short sales, publicly traded options, hedging transactions, and pledging of Company stock.

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Compensation Discussion and Analysis Compensation Risk Assessment	61

Tax Deductibility of Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the C&MD Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

Compensation Risk Assessment

Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&MD Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and have adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the Compensation Policies and Practices chart on page 46.

In 2022, Merck engaged Pay Governance, a compensation consultant to management, to perform a formal assessment of our executive compensation program, policies, and practices based on generally accepted compensation practices. The results of the assessment were reviewed by FW Cook, the C&MD Committee’s independent compensation consultant, and then discussed with the C&MD Committee in November 2022. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis. The next formal assessment is scheduled for review and discussion with the C&MD Committee in November 2024.

Compensation and Management Development Committee Report

The C&MD Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&MD Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.

Compensation and Management Development Committee

Patricia F. Russo (Chair)

Mary Ellen Coe

Thomas H. Glocer

Risa J. Lavizzo-Mourey, M.D.

Inge G. Thulin

Peter C. Wendell

Merck & Co., Inc. 2023 Proxy Statement

62

Summary Compensation Table

The following table summarizes the total compensation that was paid or accrued for the Named Executive Officers for the fiscal years ended December 31, 2022, 2021, and 2020. The Named Executive Officers are the Company’s Chairman and Chief Executive Officer, former Executive Chairman, Chief Financial Officer and the three next most highly compensated executive officers as of December 31, 2022. All amounts in the following table are rounded to the nearest dollar.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Robert M. Davis Chairman, Chief Executive Officer and President	2022		$1,538,613	$0		$8,868,587		$3,524,995	$4,125,150	$180,259	(7)	$412,490	$18,650,093
	2021		1,319,959	0		6,324,576		2,760,003	2,834,606	235,640	(8)	247,337	13,722,121
	2020		1,112,795	0		2,737,406		1,199,772	1,018,194	611,948		159,395	6,839,510

Kenneth C. Frazier Former Executive Chairman	2022		1,151,099	0		5,000,005		0	2,036,028	0	(9)	323,489	8,510,621
	2021		1,478,681	0		7,390,092		3,225,004	2,804,094	0	(10)	299,049	15,196,920
	2020		1,702,006	0		10,778,499		4,724,098	2,218,500	2,288,641		376,685	22,088,429
Caroline Litchfield Executive Vice President and Chief Financial Officer	2022		959,959	0		2,075,595		824,999	1,735,500	0	(11)	106,385	5,702,438
	2021		805,060	0		1,512,420		660,001	1,184,203	0	(12)	59,770	4,221,454
	2020	(17)	—	—		—		—	—	—		—	—
Chirfi Guindo Chief Marketing Officer, Human Health	2022		348,077	530,000	(13)	12,395,556	(14)	0	502,496	0	(15)	161,135	13,937,264
	2021	(17)	—	—		—		—	—	—		—	—
	2020	(17)	—	—		—		—	—	—		—	—
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	2022		1,095,055	0		2,943,574		1,169,998	2,225,000	210,204		122,233	7,766,063
	2021		937,104	0		2,062,363		900,003	1,400,799	114,593		66,057	5,480,919
	2020	(17)	—	—		—		—	—	—		—	—
Jennifer Zachary Executive Vice President and General Counsel	2022		970,673	0		2,264,301		899,993	1,648,221	0	(16)	113,440	5,896,628
	2021	(17)	942,325	0		1,856,135		809,999	1,330,516	139,260	(8)	107,510	5,185,745
	2020		913,101	0		1,710,879		749,854	759,347	302,743		121,231	4,557,155
(1)

Amounts shown reflect actual base salary earnings and are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded nonqualified savings plan.

For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 80.
(2)

The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the Named Executive Officers during 2022, 2021, and 2020, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the Named Executive Officers during the respective year. Please refer to pages 56-58 for more information on the PSU award disclosures. For discussion of the assumptions used in these valuations, see Note 13 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2022.

The maximum value of the PSU awards granted to the Named Executive Officers during 2022 assuming achievement of the highest level of performance (200%) was:

Named Executive Officer	Maximum Value of PSU Awards ($)
Davis	$17,737,173
Frazier	0
Litchfield	4,151,189
Guindo	5,391,167
Li	5,887,148
Zachary	4,528,602

For more information on the awards granted during 2022, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 71.

Merck & Co., Inc. 2023 Proxy Statement

Summary Compensation Table	63

(3)

The amounts shown in this column represent the full grant date fair value of stock options granted to each of the Named Executive Officers during 2022, 2021 and 2020, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the Named Executive Officers during the respective year. For discussion of the assumptions used in these valuations, see Note 13 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2022.

For more information on stock options granted during 2022, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 71.
(4)	Represents amounts paid under the EIP. For more information, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 71.

Amounts shown are not reduced to reflect the Named Executive Officers’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 80.

(5)

Amounts shown are solely an estimate of the aggregate change in actuarial present value of the Named Executive Officers’ accrued benefits under the Company’s pension plans from December 31, 2021 to December 31, 2022. These plans include the Merck U.S. Pension Plan, MSD Supplemental Retirement Plan, and U.K. Pension Plan (Ms. Litchfield only). For more information about the U.S. plans, see the Pension Benefits table and accompanying narrative beginning on page 77.

The Merck Deferral Program, an unfunded nonqualified savings plan, does not provide for above market or preferential earnings. For more information, see the Nonqualified Deferred Compensation table and related notes and narrative on page 80.

(6)

See the All Other Compensation table on page 64 for additional details on amounts. See footnotes 1 and 4 to the All Other Compensation table for an explanation of how financial and tax planning benefits, as well as installation, maintenance, and remote access of home security, are valued. For all other personal benefits provided to the Named Executive Officers, in accordance with SEC disclosure rules, we calculated the cost of those benefits as the incremental cost of providing them. Each benefit serves a business purpose, as described further in the Other Employee Benefits section on page 58.

(7)	Change in value compared to previous year is less primarily due to an increase in discount rates as of December 31, 2022.
(8)	Change in value compared to previous year is less primarily due to a decrease in pension eligible earnings compared to 2020 and an increase in discount rates.
(9)

Mr. Frazier retired, effective November 30, 2022. See the Pension Benefits table and accompanying narrative for more information on page 77. Change in pension value is negative primarily due to age and increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.

(10)	Change in pension value is negative primarily due to age and increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.
(11)

For 2022, the U.S. change in pension value is positive; however, the U.K. change in pension value is negative primarily due to an increase in discount rates, resulting in an aggregate negative change in pension value that is reported as $0 in accordance with SEC rules.

(12)

For 2021, the U.S. change in pension value is positive; however, the U.K. change in pension value is negative due to an increase in discount rates and change in mortality assumptions, resulting in an aggregate negative change in pension value that is reported as $0 in accordance with SEC rules.

(13)	Per the terms of Mr. Guindo’s offer letter, he received a cash sign-on award of $530,000 to replace his forfeited annual incentive at his prior company.
(14)

Per the terms of Mr. Guindo’s offer letter, he received an equity sign-on award of $12,200,000, the majority of which replaced forfeited equity at his prior company and the balance provided a critical incentive for Mr. Guindo to accept our offer of employment to join the Merck leadership team.

(15)

Mr. Guindo was rehired in 2022 and has an accrued benefit under the Final Average Pay formula from his prior service. For 2022, the change in pension value for Mr. Guindo is negative primarily due to the increase in discount rates and the distribution of his SRP benefit, which is reported as $0. For more information, see the Pension Benefits table and accompanying narrative on page 77.

(16)	For 2022, the change in value for Ms. Zachary is negative primarily due to an increase in discount rates resulting in a negative change in actuarial present value that is reported as $0.
(17)

Ms. Litchfield, Mr. Guindo, and Dr. Li were not Named Executive Officers in 2020. Mr. Guindo and Ms. Zachary were not Named Executive Officers in 2021. While Ms. Zachary was not a Named Executive Officer in 2021, she was a Named Executive Officer in 2020. As such, pursuant to SEC rules, we have included Ms. Zachary’s 2021 compensation information in this Summary Compensation table.

Merck & Co., Inc. 2023 Proxy Statement

64	Summary Compensation Table

All Other Compensation

Name	Year		Financial/Tax Counseling & Tax Preparation Services ($)(1)	Company Aircraft ($)(2)	Company Car and Driver ($)(3)	Installation, Maintenance and Remote Access of Home Security ($)(4)	Relocation Expense ($)		Savings Plan Company Match and Credits ($)(6)	Total ($)

Davis	2022		$10,000	$191,073	$8,113	$6,689	$0		$196,615	$412,490

	2021		10,000	94,552	11,353	26,258	0		105,174	247,337

	2020		10,000	0	3,620	0	0		145,775	159,395

Frazier	2022		10,000	115,697	15,163	4,954	0		177,675	323,489

	2021		10,000	93,769	25,262	3,966	0		166,052	299,049

	2020		10,000	21,983	50,572	7,637	0		286,493	376,685

Litchfield	2022		10,000	0	0	0	0		96,385	106,385

	2021		10,000	0	0	0	0		49,770	59,770

	2020	(7)	—	—	—	—	—		—	—

Guindo	2022		10,000	0	0	0	138,085	(5)	13,050	161,135

	2021	(7)	—	—	—	—	—		—	—

	2020	(7)	—	—	—	—	—		—	—

Li	2022		10,000	0	0	0	0		112,233	122,233

	2021		10,000	0	0	0	0		56,057	66,057

	2020	(7)	—	—	—	—	—		—	—

Zachary	2022		10,000	0	0	0	0		103,440	113,440

	2021	(7)	10,000	18,537	351	0	0		78,623	107,510

	2020		10,000	0	0	0	0		111,231	121,231
(1)	The Named Executive Officers receive a cash allowance each December for financial and tax planning benefits.

(2)

The value of any personal use of Company aircraft by the Named Executive Officers is based on the aggregate incremental per-hour cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit is taxable to the Named Executive Officers. As further described in the Other Employee Benefits section on page 58, personal use of Company aircraft is required for the CEO and was required for the former Executive Chairman for security purposes.

(3)

The value of any personal use of Company car and driver by the Named Executive Officers is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit is taxable to the Named Executive Officers.

The incremental cost calculation for personal use of Company car and driver by the Named Executive Officers includes driver overtime, meals, travel pay, maintenance and fuel costs. Personal use of a car and driver is also provided to a select number of other executives, primarily for commutation purposes, as further described in the Other Employee Benefits section on page 58.

(4)	Installation, maintenance, and remote access of home security are valued at actual costs billed by outside vendors.

(5)	Mr. Guindo received reimbursement in 2022 for certain expenses associated with the move of his residence, in accordance with the Company’s Relocation Program.

(6)

The Named Executive Officers received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and a 4.5% credit of eligible compensation in excess of the IRS limit to the Named Executive Officers’ accounts under the Merck Deferral Program.

(7)

Ms. Litchfield, Mr. Guindo, and Dr. Li were not Named Executive Officers in 2020. Mr. Guindo and Ms. Zachary were not Named Executive Officers in 2021. While Ms. Zachary was not a Named Executive Officer in 2021, she was a Named Executive Officer in 2020. As such, pursuant to SEC rules, we have included Ms. Zachary’s 2021 compensation information in this All Other Compensation table.

Merck & Co., Inc. 2023 Proxy Statement

65

CEO Pay Ratio

Introduction

The following is a disclosure of (1) total annual compensation for our CEO, (2) the median total annual compensation for our employees globally, excluding our CEO and (3) the ratio of those two numbers.

Median Total Annual Compensation

We used base salary as of October 31, 2022 to identify the employee with the median total annual compensation (excluding our CEO). For this purpose, we annualized base salary for all full and part-time employees (excluding our CEO) hired after January 1, 2022 and employed as of October 31, 2022. We converted foreign currency to U.S. dollars using a twelve-month average exchange rate between November 1, 2021 through October 31, 2022.

Exemptions

Total Employees Before and After De Minimis Exemption

Merck’s employee population as of October 31, 2022 included 27,850 (38%) employees in the United States and 45,282 (62%) employees outside the United States. After excluding 3,656 employees in 25 countries, as detailed in the table below and up to the 5% limit allowable under the SEC disclosure rules, we identified our median employee from a group of approximately 69,476 employees globally.

Excluded Under De Minimis Exemption

Country	Number of Employees	Country	Number of Employees

Algeria	33	Latvia	13

Bahrain	2	Luxembourg	2

Belarus	2	Malaysia	413

Bosnia and Herzegovina	8	Nigeria	1

Bulgaria	60	North Macedonia	4

Dominican Republic	9	Oman	3

Ecuador	52	Philippines	231

Egypt	185	Serbia	56

Estonia	11	Thailand	274

Honduras	5	Turkey	533

India	1,235	Uruguay	73

Indonesia	174	Vietnam	247

Jordan	30

TOTAL			3,656

The Ratio

The total annual compensation of our median employee as calculated under the Summary Compensation table requirements for calculating total annual compensation was $98,943 comprised of base salary, annual cash incentive, savings plan company match, and change in pension value. The total annual compensation for our CEO was $18,650,093. A reasonable estimation of the ratio of our CEO’s compensation to our median employee’s compensation is 188 to 1.

Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods, including reasonable assumptions and estimations. It is, therefore, difficult to compare Merck’s ratio to the ratios of other companies.

Merck & Co., Inc. 2023 Proxy Statement

66

Pay Versus Performance
Introduction
The following is a disclosure pursuant to the SEC’s new pay versus performance (“PVP”) rules. The PVP rules create a new definition of pay, referred to as Compensation Actually Paid (“CAP”), which is compared to certain performance measures as defined by the SEC.
The C&MD Committee does not utilize CAP as the basis for making compensation decisions, nor does it use the performance measures that have been prescribed by the SEC to assess performance under the Company’s short-term or long-term incentive plans.
Refer to page 45 for further detail on the objectives and strategy of our executive compensation program and how we align pay with performance.
Most Important Metrics Used to Link Pay and Performance
In accordance with the PVP rules, the most important performance metrics used to link our NEOs’ pay to performance in 2022 are listed below. These metrics align with the measures used in our Company Scorecard, as described on page 53, and our PSU Program, as described on page 56. These metrics help translate our strategic priorities into operational terms that enable us to measure and track our progress against annual operating goals and long-term strategic drivers of sustainable value creation, aligning the pay of our executives to company performance. Although stock price performance, as reflected by our TSR, is not a metric used in our current programs to set or evaluate the level of pay for our executives and, therefore, is not included in the list below, it directly impacts the value of long-term incentives granted to our NEOs.

Company Scorecard Metrics	PSU Program Metrics

Revenue	Relative Total Shareholder Return

Pre-Tax Income	Earnings Per Share

Pipeline
Summary Compensation Table Versus Compensation Actually Paid
The Summary Compensation Table (“SCT”) discloses a mix of compensation earned during the year, e.g., base salary and annual cash incentive, the full grant date fair value of equity granted during the year, and changes in the present value of pension benefits, which can be impacted by various actuarial assumptions. The new CAP definition of pay adjusts compensation reported for a particular year to reflect an annualized value of compensation by removing the values mandated by the SCT for equity granted during the year and changes in the present value of pension benefits and instead including the value of equity vesting during the year, the potential change in value of unvested equity granted in prior years, the value of dividends accrued or paid during the year, and the value of pension benefits earned during the year. It is important to note that the executive did not actually earn or receive the amount defined as CAP in the applicable year. The following illustrates the amounts added and subtracted to SCT compensation to arrive at the SEC’s definition of CAP.

Merck & Co., Inc.
2023 Proxy Statement

Pay Versus Performance Pay Versus Performance Table	67

Pay Versus Performance Table
The following table* summarizes the SCT compensation and CAP for the CEO(s) and the average non-CEO
NEO for 2020, 2021, and 2022. In accordance with the PVP rules, the table also includes certain prescribed performance related measures.

	Summary Compensation Table Total for CEO (Davis)	Summary Compensation Table Total for CEO (Frazier)	Compensation Actually Paid to CEO (Davis) (4)	Compensation Actually Paid to CEO (Frazier) (4)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (4)	Value of Initial Fixed $100 Investment Based on
Fiscal Year							Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	GAAP Net Income ($000’s)	Non-GAAP EPS (7)

2022 (1)	$18,650,093	—	$52,474,235		$8,362,603	$22,297,770	$141.10	$138.10	$14,519,000	$7.48

2021 (2)	13,722,121	$15,196,920	14,390,893	$13,328,924	6,616,111	6,911,156	94.50	130.80	12,345,000	$5.37

2020 (3)	—	22,088,429		10,578,487	6,041,722	3,582,756	92.80	107.10	4,519,000	$2.97
(1)	Non-CEO NEOs for 2022 are Mr. Frazier, Ms. Litchfield, Mr. Guindo, Dr. Li, an d Ms . Zachary. Since Mr. Davis was CEO for all of 2022, only his compensation is shown in the CEO SCT and CAP columns.
(2)
Non-CEO
NEOs for 2021 are Ms. Litchfield, Mr. Clyburn, Mr. DeLuca, and Dr. Li. As a result of Mr. Frazier’s retirement as CEO, effective June 30, 2021, and Mr. Davis’ promotion to CEO, effective July 1, 2021, the PVP table includes the compensation for both executives as CEO in 2021. The SCT and CAP amounts reported for Mr. Davis and Mr. Frazier reflect compensation for all of 2021, not just the respective periods in which they were CEO.

(3)	Non-CEO NEOs for 2020 are Mr. Davis, Mr. Chattopadhyay, Dr. Perlmutter, and Ms. Zachary. Since Mr. Frazier was CEO for all of 2020, only his compensation is shown in the CEO SCT and CAP columns.
(4)	See following table for additional details on the calculation of the CAP value.
(5)
Total Shareholder Return (“TSR”) assumes an initial $100 investment in Merck stock beginni
n
g on December 31, 2019. TSR is cumulative, with the value determined at the end of each applicable fiscal year, calculated in accordance with Item 201(e) of Regulation
S-K.

(6)
Peer Group TSR assumes an initial $100 investment in Merck’s primary peer group (market cap-weighted).
As described on page 47, Merck’s primary peer group consists of the following companies: AbbVie, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, Gilead Sciences, GlaxoSmithKline, Johnson & Johnson, Novartis, Pfizer, Roche Holding AG, Sanofi. Beginning in 2022, the C&MD Committee approved the addition of Gilead Sciences to our primary peer group. The peer group for each listed fiscal year consists of the companies listed as our primary peer group in the Compensation Discussion & Analysis section of the proxy statement for the applicable fiscal year. The TSR displayed for 2020 and 2021 does not include the addition of Gilead Sciences to our primary peer group. A $100 investment in Merck’s primary peer group excluding Gilead Sciences, beginning on December 31, 2019, would have been worth $137.60 on December 31, 2022. A $100 investment in Merck’s primary peer group including Gilead Sciences, beginning on December 31, 2019, would have been worth $106.50 on December 31, 2020 and $130.40 on December 31, 2021.

(7)
The SEC requires the disclosure of a company selected measure, representing the most important financial metric used for determining CAP for the current fiscal year. As described in more detail on page 70, the selected measure for 2022 is non-GAAP
EPS. Refer to Appendix A on page 109 for a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 111 provides an explanation of adjustments to non-GAAP
results for incentive plans purposes.

*Compensation shown is rounded to the nearest dollar.

Merck & Co., Inc.
2023 Proxy Statement

68	Pay Versus Performance Pay Versus Performance Table

The following table* provides additional information on how CAP for each reporting year was determined, starting with SCT compensation and applying each of the required adjustments, as applicable, in accordance with the PVP rules.

	Summary Compensation Table Total Compensation	Value of Pension Benefits Deducted from SCT (1)	Value of Equity Deducted from SCT	Value of Pension Benefits Per CAP Definition (2)	Fair Value of Equity Compensation Granted in Current Year (3)	Year-Over-Year Change in Fair Value of Unvested Equity (4)	Year-Over- Year Change in Fair Value of Equity that Vested During the Year (5)	Value of Dividends Accrued or Paid on Stock Awards (6)	Compensation Actually Paid
CEO (Davis)

2022	$18,650,093	$180,259	$12,393,581	$280,085	$26,824,642	$14,171,478	$3,931,065	$1,190,712	$52,474,235

2021	13,722,121	235,640	9,084,579	265,823	10,649,030	(669,339)	(661,118)	404,596	14,390,893
CEO (Frazier)

2021	15,196,920	0	10,615,096	418,183	12,443,073	(2,633,787)	(2,435,189)	954,819	13,328,924

2020	22,088,429	2,288,641	15,502,597	379,037	17,150,711	(5,340,113)	(7,290,425)	1,382,086	10,578,487
Average Non-CEO NEOs

2022	8,362,603	42,041	5,514,804	122,447	9,133,936	6,336,440	3,346,846	552,343	22,297,770

2021	6,616,111	107,732	4,261,734	122,147	4,829,729	(247,588)	(208,749)	168,972	6,911,156

2020	6,041,722	498,315	3,518,845	157,683	3,892,938	(1,222,908)	(1,583,911)	314,391	3,582,756
(1)
Represents the aggregate change in actuarial present value of the NEOs’ accrued benefits under the Company’s pension plans. The change in pension value for Mr. Frazier is negative in 2021, primarily due to age and an increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.

(2)
These amounts represent the present value of expected pension benefit accrual earned in the current year and reflects assumptions used for financial statement reporting purposes. Does not reflect the change in the present value of the accumulated pension benefit due to changes in assumptions such as discount rate from year to year.

(3)
These amounts represent the fair value as of the indicated fiscal year-end
of the outstanding and unvested stock and option awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes. The fair value differs from the value in the SCT because for purposes of CAP the fair value for equity granted in the current year is determined as of the last day of the applicable year. Fair values in the SCT are determined as of the grant date.

(4)
These amounts represent the change in fair value during the indicated fiscal year of each stock and option award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(5)
These amounts represent the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock and option award that was granted in a prior fiscal year and which vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.

(6)
These amounts represent the dollar value of any dividends or other earnings accrued or paid on stock or option awards in the applicable fiscal year or for awards that vested in the fiscal year, prior to the vesting date, that are not otherwise reflected in the fair value of such awards or included in any other component of total compensation for the applicable fiscal year.

* Compensation shown is rounded to the nearest dollar.

Merck & Co., Inc.
2023 Proxy Statement

Pay Versus Performance Pay Versus Performance Table	69

Relationship Between CAP and TSR
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and Merck’s TSR and Peer Group TSR. As noted above, the peer group for each listed fiscal year consists of the companies listed as our primary peer group in the Compensation Discussion & Analysis specific for that fiscal year. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP. To better reflect the CAP for the average
non-CEO
NEO, for 2022, we have illustrated both the average
non-CEO
NEO CAP with and without Mr. Frazier.

As described on page 56, our PSU program utilizes three-year cumulative EPS and
R-TSR,
each weighted at 50%. Performance versus our peer group is measured at the end of the three-year period and compares Merck’s average annual TSR to the median TSR of our pharmaceutical peer group. For purposes of this disclosure, Merck TSR and peer group TSR are based on the following performance periods.

Reporting Year	Beginning	End	Number of Years

2022	12/31/2019	12/31/2022	3 years

2021	12/31/2019	12/31/2021	2 years

2020	12/31/2019	12/31/2020	1 year
Relationship Between CAP and Net Income
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and Merck’s GAAP net income. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP. To better reflect the CAP for the average
non-CEO
NEO, for 2022, we have illustrated both the average
non-CEO
NEO CAP with and without Mr. Frazier.

Merck & Co., Inc.
2023 Proxy Statement

70	Pay Versus Performance Pay Versus Performance Table

Relationship Between CAP and the Company-Selected Measure
The SEC requires the disclosure of a company-selected measure, defined as the most important financial metric used for determining CAP for the current fiscal year. For 2022, we consider non-GAAP
EPS to be the most important financial measure used to link pay with performance because EPS represents 50% of our PSU program design, PSUs represent 70% of annual LTI grants, and LTI represents the majority of our executives’ target TDC. Specifically, for 2022, non-GAAP
EPS influences over 25% of our CEO’s target TDC and nearly 22% of the average target TDC for our non-CEO
NEOs (excluding Mr. Frazier). It is worth noting that the SEC requires the disclosure of single year metrics for purposes of comparing CAP to a company-selected measure. While our PSU program design employs
3-year
non-GAAP
EPS, in the graph below, CAP is being compared to
1-year
non-GAAP
EPS.
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and Merck’s non-GAAP
EPS for the applicable reporting year. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is
included in the average
non-CEO
NEO CAP. To better reflect the CAP for the average
non-CEO
NEO, for 2022, we have illustrated both the average
non-CEO
NEO CAP with and without Mr. Frazier.

As described on page 56, Merck’s PSU program utilizes a
non-GAAP
EPS goal, established based on a three-year financial plan, which considers a variety of factors including management, Board, and external expectations and aspirations of our long-term performance. Appendix A on page 109 provides a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 111 provides an explanation of adjustments to non-GAAP
results for incentive plans purposes.

Merck & Co., Inc.
2023 Proxy Statement

71

Grants of Plan-Based Awards

The following table provides information concerning each award made in 2022 to the Named Executive Officers under any incentive plan.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2022

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Award Type	Thres- hold ($)(1)	Target ($)(1)	Maximum ($)(1)	Thres- hold (#)(2)	Target (#)(2)	Maximum (#)(2)

Davis	03/31/22	03/21/22	PSU				0	100,244	200,488					$8,868,587

	05/03/22	01/24/22	Options									228,155	$87.10	3,524,995

			EIP	$0	$2,317,500	$4,635,000

Frazier	05/03/22	03/21/22	RSU							28,703				2,500,031

	08/03/22	07/25/22	RSU							28,532	(6)			2,499,974

			EIP	0	1,143,836	2,287,672

Litchfield	03/31/22	03/21/22	PSU				0	23,461	46,922					2,075,595

	05/03/22	01/24/22	Options									53,398	87.10	824,999

			EIP	0	975,000	1,950,000

Guindo	08/03/22	06/14/22	PSU				0	28,532	57,064					2,695,584

	08/03/22	06/14/22	RSU							110,705				9,699,972

			EIP	0	282,301	564,602

Li	03/31/22	03/21/22	PSU				0	33,272	66,544					2,943,574

	05/03/22	01/24/22	Options									75,728	87.10	1,169,998

			EIP	0	1,250,000	2,500,000

Zachary	03/31/22	03/21/22	PSU				0	25,594	51,188					2,264,301

	05/03/22	01/24/22	Options									58,252	87.10	899,993

			EIP	0	925,967	1,851,934
(1)

Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2022. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

(2)

The payout of PSUs can range from zero for below threshold performance to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the PSU Program section on page 56 and the narrative to the Grants of Plan-Based Awards table on the following page.

(3)	For more information on RSUs, see the narrative to the Grants of Plan-Based Awards table on the following page.
(4)

Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date. For more information on stock options granted to the NEOs in 2022, please see Current LTI Grant Practices on page 55.

(5)

This column represents the full grant date fair value of PSUs, RSUs and stock options granted to each of the NEOs, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the NEOs during 2022.

(6)

In connection with Mr. Frazier’s retirement as Executive Chairman, effective November 30, 2022, Mr. Frazier’s RSU award, granted on August 3, 2022, was pro-rated to 23,776 shares in accordance with the terms of the award.

Merck & Co., Inc. 2023 Proxy Statement

72	Grants of Plan-Based Awards Narrative Information Relating to the Grants of Plan-Based Awards Table

Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the EIP

The EIP is a shareholder-approved plan that is administered by the C&MD Committee. It is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as follows:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The Company performance component (as reflected by the Company Scorecard) is multiplied by the target award opportunity.

•	The Company performance component can range between 50% and 200% of target.

•	If the combined results of the three metrics do not total at least 50, no payout will be made.

General Information Regarding Long-Term Incentives

Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. The exercise price of a stock option is set as the closing price of Merck common stock as reported on the NYSE on the grant date.

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

RSUs

RSUs, subject to their terms, generally vest and become payable in equal installments in shares of Merck common stock on the first, second and third anniversaries of the grant date. Dividend equivalents are accrued and paid out in cash if, and when, the RSUs vest.

For Mr. Frazier in 2022, while there had not been any definitive timing for Mr. Frazier’s retirement as Executive Chairman at the time his 2022 LTI grant was made, the Board determined that his continued service as Executive Chairman would be for a transition period and, as such, provided Mr. Frazier’s 2022 LTI grant in the form of two RSU awards. Under the terms of the May 3, 2022 grant, the RSU award vests in full on May 3, 2023 provided that Mr. Frazier was employed through June 30, 2022, which he was. Under the terms of the August 3, 2022 grant, the RSU award vests in full on August 3, 2023 provided that Mr. Frazier was employed through December 31, 2022, and if not, the award is to be prorated based on the number of complete months worked from July 1, 2022 divided by 6. Mr. Frazier retired on November 30, 2022 and, as a result, his award was pro-rated accordingly.

PSUs

PSUs, subject to their terms, generally vest and become payable in shares of Merck common stock at the end of a three-year performance period provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. PSU awards for continuing executives and performance goals are approved by the C&MD Committee within the first 90 days of the applicable performance cycle.

For PSUs granted in 2022, final awards will be determined based on the following:

•	50% of the award will be determined by the Company’s cumulative EPS versus target for the three-year performance period (2022-2024).

•

50% of the award will be determined by the Company’s average annual total shareholder return (inclusive of reinvested dividends) relative to the median total shareholder return for our peer group for the three-year performance period (2022-2024).

Payouts can range from zero (for below threshold performance) to a maximum of 200% of target.

Dividend equivalents are accrued and paid in shares if, and when, the PSUs vest, and are only applied to the portion of the award that is earned.

Merck & Co., Inc. 2023 Proxy Statement

73

Outstanding Equity Awards

The following table provides details about each outstanding equity award held by the Named Executive Officers as of December 31, 2022.

Outstanding Equity Awards for Fiscal Year Ended December 31, 2022

	Option Awards									Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Davis	143,329				05/04/18	56.04	05/04/19	05/03/28

	116,370				05/03/19	77.62	05/03/20	05/02/29

	83,018	41,511			05/01/20	75.36	05/01/21	04/30/30

	96,756	193,516			05/04/21	73.73	05/04/22	05/03/31

		228,155			05/03/22	87.10	05/03/23	05/02/32

												172,204	(3)	$19,106,033

												200,488	(4)	$22,244,143

Frazier	551,360				05/05/17	62.07	05/05/18	05/04/27	(8)

	490,337				05/04/18	56.04	05/04/19	11/30/27	(8)

	436,390				05/03/19	77.62	05/03/20	11/30/27	(8)

	326,888	163,446	(6)		05/01/20	75.36	05/01/21	11/30/27	(8)

	113,059	226,118	(7)		05/04/21	73.73	05/04/22	11/30/27	(8)

										28,703	$3,184,597

										23,776	$2,637,947

												201,214	(3)(9)	$22,324,693

Litchfield	38,291				05/01/15	58.08	05/01/16	04/30/25

	41,997				05/10/16	53.06	05/10/17	05/09/26

	26,465				05/05/17	62.07	05/05/18	05/04/27

	22,630				05/04/18	56.04	05/04/19	05/03/28

	17,455				05/03/19	77.62	05/03/20	05/02/29

	13,540	6,773			05/01/20	75.36	05/01/21	04/30/30

	23,137	46,276			05/04/21	73.73	05/04/22	05/03/31

		53,398			05/03/22	87.10	05/03/23	05/02/32

										866	$96,082

												41,180	(3)	$4,568,921

												46,922	(4)	$5,205,995

Merck & Co., Inc. 2023 Proxy Statement

74	Outstanding Equity Awards

Outstanding Equity Awards for Fiscal Year Ended December 31, 2022

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Guindo								110,705	$12,282,720

										0	(3)	$0

										57,064	(4)	$6,331,251

Li	14,702			05/05/17	62.07	05/05/18	05/04/27

	15,087			05/04/18	56.04	05/04/19	05/03/28

	17,455			05/03/19	77.62	05/03/20	05/02/29

	14,008	7,006		05/01/20	75.36	05/01/21	04/30/30

	2,592	1,299		05/01/20	75.36	05/01/21	04/30/30

	31,550	63,104		05/04/21	73.73	05/04/22	05/03/31

		75,728		05/03/22	87.10	05/03/23	05/02/32

								896	$99,411

								166	$18,417

										56,154	(3)	$6,230,286

										66,544	(4)	$7,383,056

Zachary	75,436			05/04/18	56.04	05/04/19	05/03/28

		25,946		05/01/20	75.36	05/01/21	04/30/30

		56,792		05/04/21	73.73	05/04/22	05/03/31

		58,252		05/03/22	87.10	05/03/23	05/02/32

										50,538	(3)	$5,607,191

										51,188	(4)	$5,679,308

(1)

Stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date, and expire on the day before the tenth anniversary of the grant date. The date set forth in the “Vesting Date” column represents the first vesting date for such award. Upon retirement, if a retiree has unvested stock options that would have become exercisable within 12 months following retirement had the retiree remained employed, such unvested options vest and become exercisable on the applicable scheduled date and the remainder expire as of the retirement date, other than Mr. Frazier’s whose treatment is described in footnotes 6 and 7 below.

(2)

For Mr. Frazier, the grant and vesting dates of the unvested RSU awards in this column are as follows: (i) 28,703 RSUs are scheduled to vest in full on 5/3/2023 from his 5/3/2022 RSU grant; and (ii) 23,776 RSUs, a pro rata portion of the number of RSUs outstanding and unvested under his 8/3/2022 RSU Grant, calculated based on the number of completed months of service from 7/1/2022 through his retirement date of 11/30/2022, are scheduled to vest in full on 8/3/2023.

For the other NEOs, the grant and vesting dates of the unvested RSU awards in this column are as follows: (i) for Ms. Litchfield, 866 RSUs are scheduled to vest on 5/1/2023 from her 5/1/2020 RSU grant; (ii) for Mr. Guindo, a) 36,901 RSUs are scheduled to vest on 8/3/2023, b) 36,901 RSUs are scheduled to vest on 8/3/2024, and c) 36,903 RSUs are scheduled to vest on 8/3/2025 from his 8/3/2022 RSU grant; and (iii) for Dr. Li, 896 RSUs are scheduled to vest on 5/1/2023 from his applicable 5/1/2020 RSU grant and 166 RSUs are scheduled to vest on 5/1/2023 from his applicable 5/1/2020 RSU grant.

RSUs are payable in shares of Merck common stock and generally vest in equal installments on the first, second and third anniversaries of the grant date, provided the individual remains continuously employed through the vesting date. Upon retirement, if a retiree has unvested RSUs, a pro rata portion will be distributed to the retiree on the dates on which the RSUs would have vested had employment continued. The pro rata portion is determined based on the number of completed months of employment during the 3-year vesting period relative to the total length of the period, i.e. 36 months. The remaining portion of unvested RSUs is forfeited as of the retirement date.

(3)

Maximum (200% of target) of PSUs granted during 2021 that may be earned based on Merck’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2023.

(4)

Maximum (200% of target) of PSUs granted during 2022 that may be earned based on Merck’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2024.

(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $110.95, the closing price of Merck common stock on December 30, 2022.

Merck & Co., Inc. 2023 Proxy Statement

Outstanding Equity Awards	75

(6)	Under the grant terms, these options vest in their entirety because Mr. Frazier’s employment continued through December 31, 2020.

(7)	Under the grant terms, these options vest in their entirety because Mr. Frazier’s employment continued through September 30, 2021.

(8)	Under the grant terms, these options will expire on the earlier of (a) the fifth anniversary of the date Mr. Frazier retired or (b) the initial expiration date of the grant.

(9)

Under the grant terms, because Mr. Frazier retired during the award period for this PSU, the PSU award will continue and be distributable in full at the time active grantees receive distributions with respect to the award period based on actual performance as if his employment had continued.

Merck & Co., Inc. 2023 Proxy Statement

76

Option Exercises and Stock Vested

The following table provides information about stock options that were exercised and stock units that vested during 2022.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)

Davis	167,613	$6,766,101	44,233	(a)	$4,860,322

Frazier	2,172,853	95,766,852	174,168	(a)	19,137,580

Litchfield	—	—	5,762	(a)(b)	597,594

Guindo	—	—	—	(a)	—

Li	—	—	6,890	(a)(b)	717,407

Zachary	148,647	3,461,623	27,646	(a)	3,037,742

(1)

This column represents the values realized upon stock option exercises during 2022, which were calculated based on the difference between the market price of Merck common stock at the time of exercise and the exercise price of the option.

(2)	This column represents the vesting during 2022 of the following:

(a)

PSUs granted in 2020 that were paid on January 23, 2023, including dividends accrued and paid in shares. The number of PSUs that vested for Ms. Litchfield was 4,123 and the total after-tax number of shares of Merck common stock received from the vesting was 2,656. The number of PSUs that vested for Dr. Li was 5,056 and the total after-tax number of shares of Merck common stock received from the vesting was 3,275. The total net after-tax number of shares of Merck common stock received from the vesting of PSUs was 24,224 for Mr. Davis, 102,958 for Mr. Frazier, and 15,631 for Ms. Zachary. Mr. Guindo was hired on July 1, 2022 and did not receive a 2020 PSU grant.

(b)

In addition to the 2020 PSU grant, Ms. Litchfield and Dr. Li also had RSUs that were granted on May 3, 2019 and May 1, 2020, prior to them becoming Section 16 Officers, and that partially vested in 2022. RSUs vest in equal installments on the first, second and third anniversaries of the grant date. The number of RSUs that vested for Ms. Litchfield was 1,639 and the total after-tax number of shares of Merck common stock received from the vesting was 839. The number of RSUs that vested for Dr. Li was 1,834 and the total after-tax number of shares of Merck common stock received from the vesting was 930.

(3)

The value realized for PSUs was determined by multiplying the number of vested units by the market price of Merck common stock on January 23, 2023. The value realized for RSUs granted on May 3, 2019 was determined by multiplying the number of vested units by the market price of Merck common stock on May 3, 2022. The value realized for RSUs granted on May 1, 2020 was determined by multiplying the number of vested units by the market price of Merck common stock on May 1, 2022.

Merck & Co., Inc. 2023 Proxy Statement

77

Pension Benefits

The table below provides information concerning the present value of benefits accumulated by the Named Executive Officers from the Merck U.S. Pension Plan (the “Qualified Plan”), MSD Supplemental Retirement Plan (the “SRP”), and U.K. Pension Plan (see footnote 5 below). The terms of the Qualified Plan and SRP are described below.

Pension Benefits for Fiscal Year Ended December 31, 2022

Name	Plan Name	Number of Years Credited Service (#)(1)	Number of Years Cash Balance Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Davis	Qualified Plan	—	8.67	$220,080	$0

	SRP	—	8.67	1,636,803	0

Frazier(4)	Qualified Plan	27.50	30.50	1,376,726	0

	SRP	27.50	30.50	25,451,129	0

Litchfield(5)	Qualified Plan	—	32.25	97,960	0

	SRP	—	32.25	370,259	0

	U.K. Pension Plan	26.25	—	2,190,337	0

Guindo(6)	Qualified Plan	26.83	27.83	1,128,145	0

	SRP	26.83	27.83	4,882	1,067,839

Li	Qualified Plan	—	5.75	154,212	0

	SRP	—	5.75	476,790	0

Zachary	Qualified Plan	—	4.67	93,179	0

	SRP	—	4.67	410,733	0

(1)

This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and the SRP. The Final Average Pay formula is applicable only for participants who were actively employed on December 31, 2012. Participants hired (or rehired) after December 31, 2012 receive benefits under a Cash Balance formula that does not rely on Credited Service.

For employees actively employed on December 31, 2012, Credited Service for the Final Average Pay formula begins with the January 1 or July 1 that coincides with or follows a participant’s hire date and ends with the last full month of employment. Credited Service is earned through the earlier of termination or December 31, 2019. After December 31, 2019, all benefits will be calculated under the Cash Balance formula. A maximum of 35 years of Credited Service may be earned. Mr. Guindo was rehired on July 1, 2022. The number of years of Credited Service for Mr. Guindo were due to his prior service with the Company. Mr. Davis, Ms. Litchfield, Dr. Li, and Ms. Zachary do not have Credited Service because they entered the Qualified Plan and SRP after December 31, 2012 and only have a benefit under the Cash Balance formula.

The number of years of Credited Service for Ms. Litchfield in the U.K. Pension Plan row shown is used for benefit accrual purposes while she participated in the plan prior to her transfer from the U.K. to the U.S. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and not eligible for the Qualified Plan and SRP.

(2)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance formula of the Qualified Plan and the SRP.

Cash Balance Service begins on a participant’s first day of employment, includes all years and completed months of service, and ends on the participant’s date of termination of employment.

The Cash Balance Service for Ms. Litchfield is based on her original hire date and is used to determine the pay credit level under the Cash Balance formula. Benefit accruals under the Cash Balance formula did not start until January 1, 2020, effective with her transfer to the U.S. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and, therefore, not eligible for the Qualified Plan and SRP.

(3)

For the Qualified Plan and the SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is the earlier of age 62 and 10 years of Credited Service (including service under the Cash Balance formula) or age 65 with no service requirement. As of December 31, 2022, the balance (under the Cash Balance formula) is projected to the earliest unreduced retirement age based on the assumed interest crediting rate. Mr. Davis, Ms. Litchfield, Dr. Li, and Ms. Zachary have only a Cash Balance benefit, which is valued as of December 31, 2022. Some key assumptions include:

•	Discount rate equals 5.50% for the Qualified Plan and 5.80% for the SRP;

Merck & Co., Inc. 2023 Proxy Statement

78	Pension Benefits

•	Interest crediting rate equals 5.30% for both the Qualified Plan and the SRP;

•	Mortality based on 100% of the sex distinct Pri-2012 White Collar Mortality Table, with projection based on modified MP-2021 Projection Scale using a 0.75% ultimate rate at most ages;

•

Future lump sum conversion factors calculated by implied forward rates embedded in the 12/31/2022 Willis Towers Watson RATE:Link 60th to 90th percentile yield curve and mortality defined in Internal Revenue Code Section 417(e)(3); and

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity for the Qualified Plan and assumes 100% of retirees elect a lump sum for the SRP.

(4)

Mr. Frazier retired, effective November 30, 2022, and the values shown reflect the actual lump sum payments made in January 2023 from the Qualified Plan and SRP (pre-2005 benefit). The SRP (post-2004 benefit) will be paid on June 1, 2023. In compliance with Section 409A of the Internal Revenue Code, the SRP benefit is divided into two components: a pre-2005 benefit (if applicable) and a post-2004 benefit. The pre-2005 portion of the benefit is paid at the same time and form as the benefit from the Qualified Plan, and the post-2004 benefit is paid as a lump sum at the later of the attainment of age 55 or separation from service.

(5)

The amounts in the table for the U.K. Pension Plan for Ms. Litchfield reflect benefits accrued during her participation in the plan plus legally required U.K. pension consumer price index increases. The amounts reported represent the actuarial present value of the accrued benefit payable at age 65, and converted from GBP to USD using an exchange rate ($1/£) of 1.208795 as of December 31, 2022.

(6)	Mr. Guindo received a lump sum payment of his accrued SRP benefit to which he was entitled under the terms of the SRP related to his service at Merck prior to 2017.

The NEOs participate in both U.S. defined benefit plans, as do other U.S.-based Merck Sharp & Dohme LLC salaried employees. Benefits payable under the Qualified Plan and the SRP are based on several formulas.

Beginning in 2013, a Cash Balance formula was added to replace the Final Average Pay (“FAP”) formula. Employees eligible for U.S. benefits on December 31, 2012 receive transition benefits, which provide the greater of the benefit under the Cash Balance and FAP formulas through December 31, 2019, or the date the participant terminates employment or loses retirement plan eligibility, if earlier. Only Mr. Guindo is eligible for transition benefits.

Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated and shown as a single life annuity normally payable at age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

Cash Balance Formula: For service starting January 1, 2013, benefits are calculated and shown as an account balance that grows with annual pay credits according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance
At Least	Less Than

—	40	4.5%

40	50	5.5%

50	60	6.5%

60	70	8.0%

70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Final Average Pay. The average of a participant’s highest five consecutive calendar years of Total Pay for the 10 years before the earlier of:

•	Termination of employment, or

•	December 31, 2019, if eligible for the transition provisions.

Total Pay is generally base salary and EIP for both the FAP and Cash Balance formulas for the NEOs.

Merck & Co., Inc. 2023 Proxy Statement

Pension Benefits	79

Vesting. A participant is generally vested after three years of vesting service. All NEOs are vested. A participant who is vested and terminates employment can commence receiving a reduced pension benefit after attaining age 55. FAP benefits are reduced on an actuarial basis. Participants who only have vested benefits under the Cash Balance formula can commence payment of their Qualified Plan benefit immediately upon termination.

Early Retirement Subsidies. Under the FAP formula, a participant who is age 55 with at least 10 years of credited service is entitled to early retirement subsidies. Under this provision, unreduced benefits may begin at age 62 and benefits that begin before 62 are only reduced by 3% per year.

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code. The SRP is an unfunded plan maintained to provide benefits according to the formulas described above without regard to those limits. The SRP also may include benefits based on compensation deferred into the Merck Deferral Program.

Forms of Benefit. In the Qualified Plan and in the SRP for accruals prior to 2005, a participant generally can choose from several annuity options or a lump sum. SRP accruals post-2004 are payable in a lump sum or installments of 5 to 10 years. All forms of benefit are actuarially equivalent to the single life annuity.

Merck & Co., Inc. 2023 Proxy Statement

80

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings, and account balances for the Named Executive Officers in the Merck Deferral Program, an unfunded, nonqualified, unsecured deferred compensation plan. The Merck Deferral Program allows participants who are executive officers to defer all or a portion of annual bonus and/or up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2022

Name	Executive Contributions in 2022 ($)	Registrant Contributions in 2022 ($)(1)	Aggregate Earnings in 2022 ($)(2)	Aggregate Withdrawals/ Distributions in 2022 ($)	Aggregate Balance at 12/31/22 ($)(3)

Davis	$0	$182,890	$(197,887)	$0	$1,062,135

Frazier	0	163,950	(4,353,982)	0	21,675,777

Litchfield	0	82,660	(21,400)	0	155,228

Guindo	0	2,146	(4)	0	2,142

Li	0	98,508	(47,283)	0	278,423

Zachary	96,815	89,715	(67,806)	0	444,572

(1)

The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation table for each applicable NEO for 2022.

(2)	This column represents dividends earned plus changes in account value (investment earnings or losses) for the period of January 1, 2022 to December 31, 2022.

(3)

This column includes deferred compensation earned in earlier years which was disclosed as “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” in the Summary Compensation table of prior proxy statements as follows: Davis, $92,124 for 2021 and $132,950 for 2020; Frazier, $153,002 for 2021 and $273,668 for 2020; Ms. Litchfield, $36,720 for 2021; Dr. Li, $43,007 for 2021; and Ms. Zachary, $98,406 for 2020. Ms. Litchfield and Dr. Li were not NEOs prior to 2021. Mr. Guindo was not an NEO prior to 2022. Although Ms. Zachary was not an NEO for 2021 and her 2021 compensation information was not disclosed in prior proxy statements, pursuant to SEC rules, her 2021 compensation information is included in the Summary Compensation table in this year’s proxy, and the balance listed for her in this column includes a Company credit of $63,418 for 2021.

Merck Deferral Program Investments. Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan.

Distributions. When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year (regardless of whether employment has then ended) or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Merck common stock fund are made in shares, with cash payable for any partial share.

Merck & Co., Inc. 2023 Proxy Statement

81

Potential Payments Upon

Termination or a Change in Control

The section below describes the payments and benefits that may be made to the NEOs upon termination from employment, including in connection with a change in control (as defined below). For payments that may be made to the NEOs upon retirement, see the Pension Benefits table and related narrative beginning on page 77.

Merck & Co., Inc. U.S. Separation Benefits Plan, as amended (the “Separation Plan”)

The Separation Plan provides severance pay and benefits to certain eligible employees, including the NEOs, whose employment is terminated due to organizational changes, including discontinuance of operations, location closings, corporate restructuring, or a work force reduction. For the NEOs, the following severance pay and benefits are payable under the Separation Plan:

•	A cash lump sum severance payment is determined as follows:

Years of Continuous Service at Separation Date	Severance Pay (base salary in weeks)

Less than 1 year	26

1-4 years	40

5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

•	Continued participation in the Company’s medical, dental, and basic life insurance plans for 26 to 78 weeks (determined based on years of continuous service); and

•	Outplacement services for up to 12 months.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants.

Effects of Termination on Awards or Under Other Benefit Plans

The NEOs may be eligible for additional payments and benefits upon termination from employment as described below.

•	EIP Awards. The NEOs may be eligible for payments in lieu of EIP bonus payouts as follows:

Timing of Termination	Eligibility for Pay in Lieu of EIP	Determination of Amount of Pay in Lieu of EIP

Termination occurs following the end of the performance year	Eligibility determined in accordance with same terms and conditions as other employees participating in the EIP	Amount determined in accordance with same terms and conditions as other employees participating in the EIP

Termination occurs between January 1 and June 30 of the performance year	Eligible for special payment if NEO is retirement eligible	Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year

Termination occurs after June 30 and before December 31 of the performance year	Eligible for special payment	Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year

•

Retirement Plan Bridge. NEOs who are age 50 or above with at least 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for a pro-rata portion of early retirement subsidies described in the Pension Benefits section beginning on page 77. The pro-rata portion equals the percentage of the employee’s Credited Service on the separation date divided by the Credited Service the employee would have had if employment had continued until the employee was first eligible to be treated as an early retiree. This benefit is only provided in exchange for a valid release of claims.

Merck & Co., Inc. 2023 Proxy Statement

82	Potential Payments Upon Termination or a Change in Control Individual Agreements and Arrangements

•

Retiree Healthcare Bridge. NEOs who are age 50 with 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees, as they may be amended from time to time. This benefit is only provided in exchange for a valid release of claims.

•

Options, RSUs and PSUs. In the event of a grantee’s retirement, unvested stock options that would become vested in the next 12 months following retirement will vest, and all vested stock options (including those that become vested) may be exercised for five years following the option holder’s retirement (but not beyond the original term of the stock option), a pro-rated portion of unvested RSUs would continue to vest and be paid on their original schedule, and a pro-rated portion of unvested PSUs will remain eligible to vest and be paid on their original schedule, subject to the actual performance outcome. In the case of an involuntary termination (other than in the case of a termination by reason of non-performance of duties, sale, death, disability or for gross misconduct) stock options that are vested as of the termination date may be exercised for 1 year following the option holder’s termination (but not beyond the original term of the stock option), a pro-rated portion of unvested RSUs that were granted at least 1 year prior to the RSU holder’s termination date, would vest and be paid on the subsequent vesting date, and for PSUs that were granted with a performance period that began at least 1 year prior to the PSU holder’s termination date, a pro-rated portion of PSUs will remain eligible to vest and be paid on their original schedule, subject to the actual performance outcome. NEOs who are entitled to the Retirement Plan Bridge, as described above, are also eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees with respect to stock options granted to them before 2013. For stock option, RSU and PSU grants occurring during or after 2013, generally, separated “bridged” employees are eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits. If the “bridged” employees are not also eligible for subsidized retiree medical benefits, separated bridged employees will be treated in accordance with the equity plan’s provisions applicable to involuntarily terminated employees, as described above. For details on treatment of outstanding equity awards held by Mr. Frazier in connection with his retirement, please see the Outstanding Equity Awards table on page 73.

Individual Agreements and Arrangements

When Robert M. Davis was appointed Executive Vice President and Chief Financial Officer by the Board, effective April 23, 2014, to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer, his offer letter provides for a cash payment of $2,000,000 within 90 days of his termination of employment (other than for cause) provided that he was employed for at least 10 years with no breaks in service. The terms of this offer letter continue in full force and effect following his promotions that occurred in 2021 and 2022.

On March 27, 2018, the Board appointed Jennifer Zachary as Executive Vice President and General Counsel, effective April 16, 2018. The Company’s offer letter, dated March 16, 2018, provides that Ms. Zachary is eligible to receive enhanced severance in the event of termination for reason other than cause or if terminated for good reason within 24 months of the appointment of a successor CEO to Kenneth Frazier equal to one times base salary plus target annual cash incentive.

When Chirfi Guindo was appointed as Chief Marketing Officer, Human Health, effective July 1, 2022, the Company’s offer letter, dated June 8, 2022, provided for Mr. Guindo to receive the following: (a) annual base salary of $700,000, subject to annual review by the C&MD Committee; (b) eligibility to participate in the Company’s EIP with a target bonus for the 2022 performance year of 80% of his annual base salary; (c) eligibility to receive an annual equity-based grant, beginning in 2023, pursuant to the Company’s LTI program with a target value of $2,500,000; (d) sign-on cash award of $530,000, payable within 30 days following his start date; (e) sign-on equity award of $12,200,000, of which $2,500,000 was provided in the form of a 2022 PSU grant and $9,700,000 was provided in the form of RSUs, and the majority of which was provided to buy out forfeited equity at his prior company; (f) in addition to standard separation benefits, continued vesting of his sign-on equity award (including the RSUs and PSUs) in the event of a termination for reasons other than cause or if terminated for good reason, in each case if such termination occurs prior to when all of his sign-on equity is fully vested; (g) reimbursement of certain expenses associated with Mr. Guindo’s move of his residence, in accordance with the Company’s Relocation Program; and (h) participation in other benefits plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s Change in Control Plan. The grants constituting Mr. Guindo’s sign-on equity award were made on the first quarterly grant date immediately following his start date. The PSUs will vest at the end of the 2022 – 2024 performance period and are subject to the performance of the 2022 PSU program. The RSUs will vest in equal installments on the first, second, and third anniversaries of the grant date.

Merck & Co., Inc. 2023 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	83

As part of the transition from his roles with the Company, Mr. Frazier will be provided with access to office space, within existing Company facilities, and part-time administrative support services, for a period of 7 years following his retirement on November 30, 2022. The estimated incremental annual cost of this benefit is approximately $125,000. Mr. Frazier is responsible for the payment of any taxes that may result from the provision of these benefits. In addition, following his retirement, Mr. Frazier no longer uses Company aircraft or a Company car or driver for personal travel.

Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

Merck & Co., Inc. Change in Control Separation Benefits Plan, as amended (the “Change in Control Plan”)

The Change in Control Plan provides for the following severance payments and benefits upon a termination without “cause,” or a resignation by the NEO for “good reason,” in each case within two years following a change in control:

•

Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three (for the CEO) or two (for the other NEOs) times the sum of (x) the NEO’s base salary, plus (y) the lesser of (a) the NEO’s target bonus amount or (b) the average of the actual bonuses paid to the NEO in the three years immediately preceding termination while the NEO was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position;

•	Pro-rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination;

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO and for up to two years for the other NEOs, which are reduced by benefits obtained from a subsequent employer;

•

If the NEO would have attained specified age and service levels within two years following the change in control, then the NEO is entitled to (1) subsidized and/ or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after termination of employment, and (2) subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active-employee rates as described above;

•	An NEO who is a participant in the Company’s pension plan will become vested (if not already) in the applicable accrued benefit as of the termination date;

•	Continued financial planning benefits for up to 12 months; and

•	Outplacement services for a period of time as provided under the Separation Plan.

An NEO is not eligible for benefits under the Change in Control Plan following a termination due to death or permanent disability.

For purposes of the Change in Control Plan:

•	A “change in control” generally consists of:

(i)	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company);

(ii)	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company;

(iii)

the consummation of a merger, consolidation or reorganization, unless (a) the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor, (b) the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor, and (c) no person owns 30% or more of the voting securities of the Company or the successor; or

(iv)	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

•	A termination for “good reason” generally includes any of the following actions without the executive’s written consent:

(i)	significantly and adversely changing the executive’s authority, duties, responsibilities or position (including title or reporting level) other than:

(a)	an isolated, insubstantial and inadvertent action not taken in bad faith that the Company remedies promptly after receiving notice;

(b)	a change in the person to whom (but not the position to which) the NEO reports;

(c)	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

(d)	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

Merck & Co., Inc. 2023 Proxy Statement

84	Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

(ii)	reducing annual base salary or level of bonus opportunity;

(iii)

changing the executive’s office location so the executive must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

(iv)	failing to pay base salary, bonus or deferred compensation under any Company deferred compensation program within seven days of its due date;

(v)

failing to continue any material compensation plan or program in which the executive participates, including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue the executive’s level of participation in those plans;

(vi)

failing to continue to provide the executive with pension and welfare benefits substantially similar to those in which he or she participates, or materially reducing any of those benefits or depriving the executive of any material fringe benefit;

(vii)	failing to obtain a satisfactory agreement from any successor to Merck to assume and agree to perform the obligations under the Change in Control Plan; and

(viii)	any purported termination of the executive’s employment by the Company or its subsidiaries that is not properly effected pursuant to the notice provisions of the Change in Control Plan.

A termination by the Company for “Cause” generally includes:

•

willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered;

•	willful misconduct or gross negligence by the executive that is demonstrably and materially injurious to the Company or any of its subsidiaries; or

•	conviction, or entry of a plea of nolo contendere, to a felony or any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants. The severance benefits are in lieu of (or offset by) any other severance benefits to which an NEO may be entitled under other arrangements.

The NEOs are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.

Treatment of Equity Upon a Change in Control under the Merck & Co., Inc. 2010 Stock Incentive Plan and Merck & Co., Inc. 2019 Stock Incentive Plan (the “Equity Plans”)

The Equity Plans and applicable equity award terms and conditions provide for the following treatment of stock options, RSUs and PSUs upon termination of employment and/or a change in control:

•

In general, stock options that become vested may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of a termination by reason of death or retirement or for gross misconduct.

•

If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for each stock option in an amount equal to the difference between the price paid to shareholders in the change in control and the applicable exercise price.

Effects of Change in Control under Other Benefit Plans

Our compensation and employee benefit plans, programs and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

The following table estimates the dollar value of the payments and benefits the NEOs would have been entitled to receive under the applicable plans and arrangements described above, assuming termination from employment occurred on December 31, 2022, including in connection with a change in control. As of December 31, 2022, Ms. Litchfield is Retiree Healthcare Bridge eligible (i.e., at least age 50 and having completed at least 10 years of Cash Balance Service) and Mr. Guindo is retirement eligible (i.e. at least age 55 and having completed at least 10 years of Credited Service). Mr. Guindo’s retirement eligibility reflects his tenure with Merck, prior to his most recent hire date.

Merck & Co., Inc. 2023 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	85

Name(5)	Type of Payment or Benefit	Involuntary Termination Before Change in Control ($)	Change in Control ($)	Involuntary Termination After Change in Control ($)

Davis	Severance Pay(1)	$1,426,154	—	$11,587,500

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	23,610	—	94,439

	Stock Option Accelerated Vesting(3)	—	—	14,121,539

	PSU Accelerated Vesting(4)	9,648,376	—	20,675,089

	RSU Accelerated Vesting	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$11,102,790	—	$46,493,216

Litchfield	Severance Pay(1)	$1,462,500	—	$3,900,000

	Supplemental Pension and Retiree Medical(2)	—	—	125,697

	Welfare Benefits Continuation	31,023	—	41,364

	Stock Option Accelerated Vesting(3)	1,526,762	—	3,236,986

	PSU Accelerated Vesting(4)	4,042,596	—	4,887,458

	RSU Accelerated Vesting	56,806	—	96,083

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$7,124,337	—	$12,302,238

Guindo	Severance Pay(1)	$350,000	—	$2,520,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	9,836	—	39,342

	Stock Option Accelerated Vesting(3)	—	—	—

	PSU Accelerated Vesting(4)	6,331,251	—	3,165,625

	RSU Accelerated Vesting	12,282,720	—	12,282,720

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$18,978,457	—	$18,022,337

Li	Severance Pay(1)	$1,009,615	—	$5,000,000

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	25,056	—	66,815

	Stock Option Accelerated Vesting(3)	—	—	4,450,419

	PSU Accelerated Vesting(4)	3,146,239	—	6,806,672

	RSU Accelerated Vesting(4)	69,677	—	117,829

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$4,255,237	—	$16,456,384

Zachary	Severance Pay(1)	$749,771	—	$3,801,339

	Supplemental Pension and Retiree Medical(2)	—	—	—

	Welfare Benefits Continuation	4,701	—	18,805

	Stock Option Accelerated Vesting(3)	—	—	4,426,527

	PSU Accelerated Vesting(4)	2,831,581	—	5,643,250

	RSU Accelerated Vesting(4)	—	—	—

	Outplacement, Financial Planning	4,650	—	14,650

	TOTAL	$3,590,703	—	$13,904,570

(1)	Amounts shown are pursuant to the arrangements for employees eligible for benefits under the Separation Plan as described on page 81.

(2)

SRP enhancements include the incremental value of benefits provided upon a change in control. These amounts represent the present value of the enhanced benefit that would be received under the SRP and the cost to provide retiree medical coverage at December 31, 2022.

(3)

Regarding involuntary termination before change in control, the value for Ms. Litchfield equals to the total number of accelerated shares vesting and exercisable within one year for retirement bridge eligible involuntary termination before change in control as if the event occurred on December 31, 2022, multiplied by the difference between the closing price of Merck common stock on December 30, 2022, which was $110.95, and the exercise price of the option. Regarding involuntary termination after change in control, unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the full number of unvested stock option shares held as of December 31, 2022, multiplied by the difference between the closing price of Merck common stock on December 30, 2022, which was $110.95, and the exercise price of the option.

(4)

The value equals the pro-rated or full total number of accelerated shares as of December 31, 2022, as applicable, multiplied by the closing price of Merck common stock on December 30, 2022, which was $110.95.

(5)	Mr. Frazier retired as Executive Chairman of the Board, effective November 30, 2022, and is therefore not included in this table.

Merck & Co., Inc. 2023 Proxy Statement

86
Proposal 3 Non-Binding Advisory Vote on the Frequency of Future Votes to Approve the Compensation of Our Named Executive Officers

Pursuant to Rule 14A of the Securities and Exchange Act of 1934, as amended, we are providing our shareholders the opportunity to cast a non-binding, advisory vote on the frequency of future votes to approve the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis and compensation tables. Shareholders will be able to specify one of four choices for this proposal on the proxy card; one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation.

Our prior say on frequency vote occurred in 2017. At that year’s meeting, shareholders voted in support of annual advisory votes on future executive compensation proposals.

After careful consideration, the Board of Directors believes that it is appropriate and in the best interest for our shareholders to continue to cast a non-binding, advisory vote on executive compensation on an annual basis. The Board of Directors strongly believes in continuous, proactive engagement with its shareholders. Annual votes will facilitate this important goal by allowing management, the Board, and our shareholders to engage in a timely, open and meaningful dialogue and to receive input regarding the compensation of our Named Executive Officers, our corporate governance practices as well as our executive compensation program, policies and practices.

The shareholder vote on this resolution will not be binding on management or the Board of Directors and will not be construed as overruling any decision by management or the Board. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our executive compensation program.

ONE YEAR The Board of Directors recommends that shareholders vote to conduct future advisory votes on executive compensation annually by selection of ONE YEAR on the proxy card.

Merck & Co., Inc. 2023 Proxy Statement

87
Proposal 4 Ratification of Appointment of Independent Registered Public Accounting Firm for 2023

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2023, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, a proposal for the ratification of the appointment of PwC will be presented at the Annual Meeting even though ratification is not legally required. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

FOR

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of

PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

The Audit Committee’s Report for 2022 follows.

Merck & Co., Inc. 2023 Proxy Statement

88	Proposal 4 Ratification of Appointment of Independent Registered Public Accounting Firm for 2023

Audit Committee’s Report

The Audit Committee is made up entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2022, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent auditors and internal auditors. In addition, at each meeting in connection with regular Board meetings, the Audit Committee held separate private sessions with senior management, the independent auditors, internal audit, and the Senior Vice President, Chief Ethics and Compliance Officer to confirm that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures, and whether its accounting principles and underlying estimates are appropriate, as well as other matters that are required to be discussed by applicable regulatory standards. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filing with the SEC. Additional information about the Audit Committee and its responsibilities may be found on page 15 of this proxy statement. The Audit Committee Charter is available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Audit Committee

Douglas M. Baker, Jr.

Pamela J. Craig (Chair)

Stephen L. Mayo, Ph.D.

Paul B. Rothman, M.D.

Christine E. Seidman, M.D.

Kathy J. Warden

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to specifically pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee also will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Merck & Co., Inc. 2023 Proxy Statement

Proposal 4 Ratification of Appointment of Independent Registered Public Accounting Firm for 2023	89

Fees for Services Provided by the Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2022 and 2021 are as follows:

Type of Payment or Benefit	2022 ($ in millions)	2021 ($ in millions)

Audit Fees(1)	$30.6	$35.2

Audit-Related Fees(2)	5.2	7.5

Tax Fees(3)	2.9	3.3

All Other Fees(4)	0.1	0.0

Total Fees	$38.8	$46.0

(1)

Audit Fees included fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits. The 2021 amount also included audit fees incurred relating to the impacts to Merck’s financial statements of the spin-off of Organon & Co. (the “Organon Spin-off”).

(2)

Fees for audit-related services primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures and systems pre-implementation review procedures. The 2021 amount also included fees incurred related to the special purpose audits of the financial statements of Organon associated with the Organon Spin-off.

(3)	Fees for tax services reported above included approximately $0.4 and $0.3 million, in 2022 and 2021, respectively, for tax compliance services.

(4)

Consisted of fees not included in the Audit, Audit-Related or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2022 or 2021 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable SEC rules.

Merck & Co., Inc. 2023 Proxy Statement

90

Shareholder Proposals

The text of the shareholder proposals and supporting statements appear exactly as received by the Company. All statements contained in the proposals and supporting statements are the sole responsibility of the proponent(s) and may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The addresses of the proponents will be provided promptly upon request. Requests should be sent in writing to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

Proposal 5 – Shareholder Proposal Regarding Business Operations in China

National Legal and Policy Center, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 5 — Business Operations in China

RESOLVED: Shareholders request that, beginning in 2023, Merck & Co., Inc. report annually to shareholders about the nature and extent to which corporate operations depend on, and are vulnerable to, Communist China, which is a serial human rights violator, a geopolitical threat, and an adversary to the United States. The report should exclude confidential business information but provide shareholders with a sense of the Company’s reliance on activities conducted within, and under control of, the Communist Chinese government.

Supporting Statement

CNN reported1 in 2021 that “Beijing has made it clear that multinational corporations have to follow its rules if they wish to operate in the country, and gaining favor can require ... abiding by restrictive regulations ... Many companies have traditionally been willing to play along, given how enticing the giant economy is as a market.”

Merck & Co., Inc. does business in -and relies on supplies, research and development, labor and services from -entities in Communist China.2

China is an established serial violator of human and political rights.

China is also a hostile adversary of the U.S. for many reasons, including:

•	China intends to displace the U.S. as the lone global superpower by 2049;

•	The U.S. has committed to defend Taiwan, which China has militaristically asserted is part of its country and may attempt to seize by force;

•

U.S.-China relations are tense over a number of issues including China’s military expansion; egregious human rights violations; actions related to the COVID pandemic; intellectual property theft; relentless espionage; elimination of freedom in Hong Kong; and environmental pollution.

China has also indicated that it would use its industrial capabilities for strategic purposes against adversaries.

Communist China, and by extension the companies it controls, were also identified in the U.S. State Department’s 2022 Trafficking in Persons Report as a state sponsor of human trafficking. They are now subject to the Uyghur Forced Labor Prevention Act, which imposes strict verification of parts and products imported from China, that they are not generated from slave labor.

A July 2022 joint statement from the leaders of the British and American domestic intelligence agencies warned that the Communist Chinese Party is the greatest threat to the international order. “We consistently see that it’s the Chinese government that poses the biggest long-term threat to our economic and national security, and by ‘our,’ I mean both of our nations, along with our allies in Europe and elsewhere,” said FBI Director Christopher Wray.

Given the controversial, if not dangerous, nature of doing business in and with China, shareholders have the right to know the degree to which its resources are at risk due to the extent of Merck’s business operations in China, and its dependence on its relationship with the communist government.

Business Operations in China — Proposal 5

1 See Disis, Jill & Wang, Selina. “Doing business in China is difficult. A clash over human rights is making it harder,” CNN Business, April 2, 2021. See https://cnn.it/3ef24EI.

2 See https://www.msdchina.com.cn/about.

Merck & Co., Inc. 2023 Proxy Statement

Proposal 6 Shareholder Proposal Regarding Access to COVID-19 Products	91

Board of Directors’ Statement in Opposition to Proposal 5

The Board has considered this shareholder proposal carefully and recommends a vote AGAINST it. The Board believes that the requested report requiring Merck to disclose the nature and extent to which its corporate operations involve or depend on “Communist China” would not provide additional value to the Company’s shareholders because of the Company’s existing disclosures in its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”) and its other filings with the Securities and Exchange Commission (“SEC”) available at the SEC’s Internet site (www.sec.gov). As a reporting company for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is subject to comprehensive and ongoing-business related reporting requirements that include informing its shareholders about its business operations such as in China to the extent they are material. In addition, overseeing risk is an important component of the Board’s engagement on strategic planning as part of the Company-wide Enterprise Risk Management (“ERM”) process overseen by the Audit Committee and, as detailed on pages 18 to 21 of this proxy statement, the Company has extensive disclosures regarding the Board’s approach to overseeing risk.

The Company discloses information about its business operations in China and risks related thereto in the 2022 10-K.

A foundational principle of the U.S. securities laws is that public companies have an obligation to publicly disclose information that is material to making informed investment decisions. Under Regulation S-K of the Exchange Act, for example, Merck is required to disclose a broad range of information regarding its operations, including a description of its business, its properties and its material risk factors. The 2022 10-K provides robust disclosure under Part I, Items 1 and 1A regarding its business operations in China and any associated material risks.1

Overseeing risk is an important component of the Board’s engagement on strategic planning and the Company has extensive disclosures regarding the Board’s approach to overseeing risk.

Overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. Specifically, the Board oversees risk through a Company-wide Enterprise Risk Management (“ERM”) process and functioning of Board Committees. The ERM process is reviewed by the Audit Committee of the Board to ensure it is robust and functioning effectively. The ERM process, among other things, seeks to identify emerging risks in business operations and address them appropriately to limit negative consequences to the Company and the data it maintains. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action. If the ERM process identifies a material risk in business operations, it will be elevated through the CEO and the Executive Team to the full Board for consideration. If a risk in business operations transforms into an incident in business operations, the ERM process ensures that effective response and business continuity plans are in place. Through the ERM process, each Board Committee oversees specific areas of risk relevant to the Committee through direct interactions with the CEO, members of the Company’s Executive Team and the heads of relevant business divisions, compliance and corporate functions. A Committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the full Board or another Board Committee. For a general overview of the ERM process, see pages 18 to 21 of this proxy statement.

Summary

Given Merck’s existing disclosures and the extensive ERM process currently in place, the Board believes that the additional report requested by the proposal is unnecessary and duplicative and not in the best interests of shareholders.

1 The 2022 10-K is available at https://www.merck.com/investor-relations/financial-information/sec-filings/.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Proposal 6 – Shareholder Proposal Regarding Access to COVID-19 Products

Oxfam America, Inc., which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 6 — Access to COVID-19 Products

RESOLVED: shareholders of Merck & Co, Inc. (“Merck”) ask the Board of Directors to report to shareholders, at reasonable expense and omitting confidential and proprietary information, on whether and how the direct and indirect receipt of public financial support

Merck & Co., Inc. 2023 Proxy Statement

92	Proposal 6 Shareholder Proposal Regarding Access to COVID-19 Products

for development and manufacture of a therapeutic for COVID-19 is being, or will be, taken into account when making decisions that affect access to such products, such as sharing intellectual property through voluntary licenses or setting prices.

Supporting Statement

Merck’s antiviral medicine, molnupiravir, is approved to treat COVID-19.1 Molnupiravir was developed at Emory University using up to $35 million in US government funding,2 and the government maintains “march-in” rights under the Bayh-Dole Act to grant patent licenses to other producers.3 Emory licensed molnupiravir to Ridgeback in March 2020, and Ridgeback entered into a collaboration with Merck for clinical development and manufacturing.4

Merck promised to make the medicine widely available and states that “global access has been a priority.”5 However, Merck has not disclosed how public support factors into decisions that affect access. Setting inaccessible prices could jeopardize the company’s reputation, invite increased regulation and oversight, and ultimately harm investor returns.

This Proposal addresses this risk by asking Merck to explain whether and how public contributions to its products affect how Merck sets prices or the scope of voluntary licenses.

While Merck has signed bilateral licensing agreements and an agreement with the Medicines Patent Pool, those only cover an estimated half of the world’s population and exclude most upper-middle-income developing countries.6 Merck applies a tiered pricing strategy for countries excluded from the voluntary license, but has not disclosed those prices or how the company determines prices that reflect a country’s “ability to finance health care.”7 Tiered pricing typically results in unaffordable prices, especially for middle-income countries.8

Merck’s domestic pricing strategy fails to reflect public support, and the gap between cost and price exposes it to reputational risk: molnupiravir production costs an estimated $20 per course,9 while the company charges approximately $710 in the US, over 35 times the cost of production. For the 3.1 million doses the US government purchased,10 that represents an estimated markup of over $2.1 billion on a treatment developed with public funding. Meanwhile the government is struggling to fund America’s COVID-19 response;11 disparities in access are expected to worsen as a result.12 Merck does not explain how it addresses the relationship between public investment in a product and its pricing and licensing strategy, even in the context of a pandemic.13 If governments cannot trust Merck to ensure access to this publicly funded treatment, governments may set access policies. Policymakers are already scrutinizing how public funding relates to pricing and access strategies, and public funding is already a factor in how the US government will negotiate drug prices.14

Access to COVID-19 Products — Proposal 6

1 See https://www.who.int/publications/i/item/WHO-2019-nCoV-therapeutics-2022.4

2 See https://www.wabe.org/emory-researchers-think-they-have-a-drug-to-fight-the-new-coronavirus/; https://www.washingtonpost.com/business/2020/06/11/coronavirus-drug-ridgeback-biotherapeutics/; https://www.keionline.org/36648

3 See https://www.keionline.org/36648

4 See https://www.businesswire.com/news/home/20200526005229/en/

5 See https://www.merck.com/news/merck-and-ridgeback-statement-on-positive-fda-advisory-committee-vote-for-investigational-oral-antiviral-molnupiravir-for-treatment-of-
mild-to-moderate-covid-19-in-high-risk-adults/

6 See https://msfaccess.org/license-between-merck-and-medicines-patent-pool-global-production-promising-new-covid-19-drug https://www.keionline.org./36648

7 See https://www.merck.com/wp-content/uploads/sites/5/2022/08/MRK-ESG-report-21-22.pdf

8 See https://www.researchgate.net/publication/51712884_A_win-win_solution_A_critical_analysis_of_tiered_pricing_to_improve_access_to_medicines_in_
developing_countries

9 See https://scholar.harvard.edu/melissabarber/publications/estimated-cost-based-generic-prices-molnupiravir-treatment-covid-19

10 See https://www.merck.com/news/merck-and-ridgeback-announce-u-s-government-to-purchase-1-4-million-additional-courses-of-molnupiravir-an-investigational-oral-
antiviral-medicine-for-the-treatment-of-mild-to-moderate-covid-19-in-a/

11 See https://www.npr.org/2022/09/02/1120746237/white-house-ukraine-covid-19-monkeypox-supplemental-funding

12 See, e.g.,: https://www.healthcaredive.com/news/Medicaid-lose-coverage-hhs-aspe-public-health-emergency/630266/; https://www.nytimes.com/2022/08/28/health/covid-vaccines-money.html; https://fortune.com/2022/08/30/covid-vaccine-treatment-paxlovid-pay-for-cost-free-insurance/;

13 See https://www.nytimes.com/2021/10/27/health/covid-pill-access-molnupiravir.html

14 See https://oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf; https://aspe.hhs.gov/sites/default/files/private/aspe-files/263451/2020-drug-pricing-report-congress-final.pdf; https://www.congress.gov/bill/117th-congress/house-bill/5376/text

Board of Directors’ Statement in Opposition to Proposal 6

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes adopting the shareholder proposal is not in the best interests of the Company or our shareholders because preparing the requested report would be duplicative, not an effective use of Merck’s resources and would not provide shareholders with additional meaningful disclosure. Since the inception of Merck’s collaboration with Ridgeback Biotherapeutics (“Ridgeback”) on LAGEVRIO (molnupiravir), which is approved or authorized in several markets for the treatment of certain adults who have been diagnosed with COVID-19, global access to LAGEVRIO has been a priority for the companies. Merck has been transparent about this commitment to provide timely

Merck & Co., Inc. 2023 Proxy Statement

Proposal 6 Shareholder Proposal Regarding Access to COVID-19 Products	93

access to LAGEVRIO globally through our comprehensive supply and access approach, which includes investing in manufacturing at-risk so that supply would be available upon receipt of regulatory authorizations or approvals.1 As further discussed below, this approach and our transparency has been favorably recognized publicly by shareholders that submitted a similar shareholder proposal in 2021, including by means of a public statement that the Company’s license agreement with the Medicines Patent Pool (“MPP”) was “consistent with [their] proposal request”.2 Indeed, other than Oxfam America, each of the other 15 co-proponents of the 2021 proposal did not resubmit a similar proposal this year or last year. In addition, the funding that Oxfam America cites in its proposal as having been received by Emory University was not a factor in the Company’s global access strategy for LAGEVRIO.

Merck is committed to increasing access globally to LAGEVRIO following regulatory authorizations or approvals and has been transparent regarding our approach.

Merck has a long track record of making our vaccines and medicines accessible and affordable globally. Since the early stages of clinical trials of LAGEVRIO, Merck has been committed to a strategy to increase global access to LAGEVRIO recognizing SARS-CoV-2/COVID-19 as an unrivaled scientific and global health challenge. The $35 million in U.S. government funding cited by Oxfam America in its proposal as having been received by Emory University was not a factor in determining the Company’s global access strategy for LAGEVRIO.

Merck invested at-risk – before we had any data on clinical efficacy – to support manufacturing scale-up so that LAGEVRIO would be available upon receipt of regulatory authorizations or approvals. To-date, patients around the world have received approximately 4 million courses of LAGEVRIO, and Merck has supplied LAGEVRIO to more than 40 markets worldwide. Merck also granted voluntary licenses to generic manufacturers and the MPP to make generic molnupiravir available in more than 100 low- and middle-income countries following appropriate regulatory approvals. Through our voluntary licensing agreements with generic manufacturers, more than 5 million courses of generic molnupiravir have been delivered to 22 markets through December 2022. In addition, two licensees, Hetero Labs, Ltd. and Emcure Pharmaceuticals Ltd, have received WHO pre-qualification, an important step in enabling broader access to generic molnupiravir. To supplement the supply from licensed generic manufacturers and bridge to the availability of WHO prequalified generic supply, Merck entered into an agreement with UNICEF to allocate up to 3 million courses of LAGEVRIO to facilitate timely supply to low- and middle-income countries. Merck has also committed 2 million patient courses of LAGEVRIO, available to the U.S. Agency for International Development (USAID) at Merck’s best access price to increase access in lower-income countries. To-date, Merck has also entered into advance purchase and supply agreements for the supply of LAGEVRIO with governments of more than 40 markets worldwide and is currently in discussions with additional governments and is implementing a tiered-pricing approach based on World Bank country income criteria to reflect countries’ relative ability to finance their health response to the pandemic. In September 2022, Merck announced a cooperation framework agreement with Sinopharm Group Co. Ltd., under which Merck granted distribution and exclusive import rights for LAGEVRIO to Sinopharm following authorization. To date, we have shipped more than one million courses of LAGEVRIO to China, with additional shipments planned.

Merck’s efforts regarding global access to LAGEVRIO have been recognized, including by ICCR members that submitted a similar shareholder proposal in 2021.

Charles Gore, executive director of MPP, called the licensing agreement with MPP (the “MPP Agreement”) a “transparent, public health-driven agreement” and noted that it was “MPP’s first voluntary license for a COVID-19 medical technology, and we hope that [Merck]’s agreement with MPP will be a strong encouragement to others.”3 Upon Merck’s announcement of the MPP Agreement, Emory University President, Gregory L. Fenves, issued a statement providing that “the license for molnupiravir to the [MPP] will support global public health and address unmet medical needs — reflecting Emory’s mission to serve humanity.”4 In addition, following Merck’s announcement of the MPP Agreement, a representative of the Province of Saint Joseph of the Capuchin Order of Milwaukee, WI, the lead proponent of the proposal in 2021, contacted Merck personnel to inform Merck that they would not be re-submitting the shareholder proposal again. Seventh Generation Interfaith, an ICCR member involved with the proposal in 2021, issued a statement following the announcement of the MPP Agreement noting that they “do believe that Merck’s decision to make the agreement with MPP is consistent with our proposal request” and that “Merck’s agreement with the MPP goes a long way toward advancing access globally”.5 ICCR itself issued a release stating that members of ICCR and Merck shareholders were “gratified by [the] news” that Merck had entered into the MPP Agreement and that the ICCR members “welcomed the agreement as a precedent-setting event that will hopefully pressure other pharmaceutical companies with COVID-19 entries . . . to follow suit and enter into negotiations with the MPP”.6

1 See press releases in connection with LAGEVRIO available at https://www.merck.com/media/

2 See https://seventhgenerationinterfaith.org/category/iccr/

3 See https://medicinespatentpool.org/news-publications-post/mpp-msd-new-licence-announcement-molnupiravir

4 See https://news.emory.edu/stories/2021/10/molnupiravir_emory_waive_royalties_covid_19/index.html

5 See https://seventhgenerationinterfaith.org/category/iccr/ (noting that they hope that “other pharmaceutical companies follow Merck’s lead and make these lifesaving medications available broadly through mechanisms like the MPP and to do so in terms that are transparent”).

6 See https://www.iccr.org/shareholders-welcome-mercks-decision-share-ip-covid-19-anti-viral-drug (noting also that “We have witnessed the power of the MPP model in advancing access to life-saving medicines . . . Merck has become a first-mover with molnupiravir for COVID-19 and we will be letting its peers know of our expectation that they will soon be following in Merck’s footsteps.”)

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2023 Proxy Statement

94	Proposal 7 Shareholder Proposal Regarding Indirect Political Spending

Proposal 7 – Shareholder Proposal Regarding Indirect Political Spending

Boston Common Asset Management, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 7 — Indirect Political Spending

RESOLVED: The shareholders of Merck & Co., Inc. (“Merck” or “Company”) ask the Company to adopt a policy requiring that any trade association, social welfare organization, or organization organized and operated primarily to engage in political activities that seeks financial support from Merck agree to report to , at least annually, the organization’s expenditures for political activities, including the amount spent and the recipient, and that each such report be posted on Merck’s website.

For purposes of this proposal, “political activities” are (i) influencing or attempting to influence the selection, nomination, election, or appointment of any individual to a public office; or (ii) supporting a party, committee, association, fund, or other organization organized and operated primarily for the purpose of directly or indirectly accepting contributions or making expenditures to engage in the activities described in (i). This proposal does not encompass lobbying spending.

Supporting Statement

As long-term Merck shareholders we support transparency and accountability in corporate electoral spending, including the indirect political spending that is the subject of this proposal. Misaligned or non-transparent funding creates reputational risk that can harm shareholder value. It can also place a company in legal jeopardy. Unless a company knows which candidates and political causes its funds ultimately support, it cannot assure shareholders, employees, or other stakeholders that its spending aligns with core values, business objectives, and policy positions. Without the information requested by this resolution, none of the board, senior management, or shareowners can assess the risks associated with political spending.

The risks are especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations – groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support. The Conference Board’s 2021 “Under a Microscope” report details these risks, discusses how to effectively manage them, and recommends the process suggested in this proposal.

Media coverage amplifies the risk a company’s blind spending can pose and contributions to third-party groups can also embroil companies in scandal. Public records show Merck has contributed at least $1.3 million in corporate funds to third-party groups dating to the 2020 election cycle. Beneficiaries of this spending have been tied to attacks on voting rights, which we believe run counter to Merck’s stated values.

It is unclear whether the Company and its board received sufficient information from these groups to assess (a) the potential risks for Merck and stockholders, and (b) whether the groups’ expenditures aligned with Merck’s core values, business objectives, and policy positions.

Mandating reports from third-party groups receiving Merck’s political money would demonstrate the Company’s commitment to robust risk management and responsible civic engagement.

We urge a vote FOR the commonsense risk management measures contained in this proposal.

Indirect Political Spending — Proposal 7

Board of Directors’ Statement in Opposition to Proposal 7

The Board has considered this shareholder proposal carefully and recommends a vote AGAINST it because the Company has significant disclosures already regarding the Company’s participation in the political process, including with respect to trade associations, and this proposal lacks a connection to the Company’s political activities. The information requested by the proposal is information about the annual political expenditures of third-party organizations that “seek” financial support from the Company. The Company may not have any kind of a relationship with such organizations and it is not within the Company’s power or authority to guarantee that any such organizations would comply with a policy or request by the Company for this information.

The Company is committed to participating constructively and responsibly in the political process and has significant disclosures about its participation.

Merck & Co., Inc. 2023 Proxy Statement

Proposal 8 Shareholder Proposal Regarding Patents and Access	95

The Company aspires to be open and transparent to earn the trust and confidence of our stakeholders. On our website and elsewhere in this proxy statement, we discuss our commitment to participating constructively and responsibly in the political process and to providing clarifying analysis and information regarding the issues that affect our business and patient care. The Company advocates for public policies that foster research into innovative medicines and improve access to medicines, vaccines and health care. Our participation in the political process is guided by the following principles: improving patient access to healthcare, including access to medicines and vaccines, improving access to animal health products, and encouraging innovation. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee monitors all such contributions, and the full Board receives a bi-annual report.

In addition, the Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/responsibility/transparency-disclosures/. This information includes the Company’s contributions, categorized by state, candidate and amount, for our corporate political and Political Action Committee contributions where permitted by law, such as in the U.S., Canada and Australia. These disclosures also include information for the past 5 years and are posted semiannually with respect to contributions in the U.S. and annually with to contributions in Canada and Australia. Our website disclosures also include a list of U.S. industry and trade groups in which we are members where our dues are greater than $25,000 and the portion of our dues that these groups use for advocacy and/or political activities, see www.merck.com/company-overview/esg/transparency-disclosures/.

The Proposal is not connected to the Company’s political activities but instead to third parties with whom the Company may not have a relationship.

The proposal requests that the Company “adopt a policy requiring that any trade association, social welfare organization, or organization organized and operated primarily to engage in political activities that seeks financial support from Merck agree to report to [Merck], at least annually, the organization’s expenditures for political activities,” and that the Company post publicly on its website “each such report” (such policy, the “Requested Policy”). It lacks a connection to political activity by the Company, and instead seeks to use the Company as a means for publishing certain political expenditure disclosure from third-party organizations, with respect to which the proponent would not otherwise have access or recourse. By applying to covered organizations that “seek” financial support from the Company, the Requested Policy would apply even to organizations that seek a relationship with the Company that is unrelated to the Company’s political activity (and where the sought form of financial support is not political in nature). For example, if the Company provides financial support to a community organization covered by the Requested Policy and such support is not for political activities, the Requested Policy would require the Company to condition such support on detailed political expenditure reports by such organization or individual. The foregoing is not only impractical and inappropriate, but also beyond the Company’s power to enforce.

The Company cannot compel third parties that only seek financial support from the Company to provide the Company with potentially confidential and proprietary information related to such third parties’ political expenditures.

Based on its express terms, the Requested Policy requires and depends upon action by independent third parties (i.e., certain organizations agreeing to provide, and actually providing, the Company details pertaining to their political expenditures and consenting to the Company’s public posting of such details), and it is not within the Company’s power or authority to guarantee that “any” such organizations would comply with such a policy or request by the Company. In addition, because the Requested Policy broadly applies to organizations that merely “seek” financial support from the Company (as opposed to those organizations that actually receive financial support), the Company would be required to both request and then compel disclosure from third parties to whom it may choose not to contribute and with whom it may not have any relationship whatsoever, as the Company does not provide financial support to every organization that seeks financial support. The decision to publicly report the information requested by the proposal is a matter under the control of the third-party organizations seeking financial support from the Company, not the Company itself. The Company has no power to direct or mandate that third-party organizations seeking financial support agree, simply as a condition of their request for financial support (which may be completely unsolicited by the Company), to provide annual disclosures to the Company that will subsequently be publicly disclosed by the Company.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Proposal 8 – Shareholder Proposal Regarding Patents and Access

The Province of Saint Joseph of the Capuchin Order and other co-filers, each of whom holds at least $2,000 in market value of the Company’s common stock, have given notice that they intend to present for action at the Annual Meeting the following proposal:

Merck & Co., Inc. 2023 Proxy Statement

96	Proposal 8 Shareholder Proposal Regarding Patents and Access

Proposal 8 — Patents and Access

RESOLVED: that shareholders of Merck & Co., Inc. (“Merck”) ask the Board of Directors to establish and report on a process by which the impact of extended patent exclusivities on product access would be considered in deciding whether to apply for secondary and tertiary patents. Secondary and tertiary patents are patents applied for after the main active ingredient/molecule patent(s) and which relate to the product. The report on the process should be prepared at reasonable cost, omitting confidential and proprietary information, and published on Merck’s website.

Supporting Statement

Access to medicines, especially costly specialty drugs, is the subject of consistent and widespread public debate in the U.S. A 2021 Rand Corporation analysis concluded that U.S. prices for branded drugs were nearly 3.5 times higher than prices in 32 OECD member countries.1 The Kaiser Family Foundation has “consistently found prescription drug costs to be an important health policy area of public interest and public concern.”2

This high level of concern has driven policy responses. The Inflation Reduction Act empowers the federal government to negotiate some drug prices.3 State measures, including drug price transparency legislation, copay caps, and Medicaid purchasing programs, have also been adopted.4 The House Committee on Oversight and Reform (the “Committee”) launched an investigation into drug pricing in January 2019.5

Intellectual property protections on branded drugs play an important role in maintaining high prices and impeding access. When a drug’s patent protection ends, generic manufacturers can enter the market, reducing prices. But branded drug manufacturers may try to delay competition by extending their exclusivity periods.

Among the abuses described by the Committee’s December 2021 report is construction of a “patent thicket,” which consists of many “secondary patents covering the formulations, dosing, or methods of using, administering, or manufacturing a drug” granted after the drug’s primary patent, covering its main active ingredient or molecule, has been granted.6 In June 2022, citing the impact of patent thickets on drug prices, a bipartisan group of Senators urged the U.S. Patent and Trademark Office to “take regulatory steps to . . . eliminate large collections of patents on a single invention.”

Merck markets cancer drug Keytruda. According to I-MAK, Merck has filed for 95 secondary patents on Keytruda.7 Forty percent of Merck’s patent applications on Keytruda relate to “methods of production and processes that can be used to manufacture the drug,” which can thwart competition even after the primary patent on the drug has expired.8

In our view, a process that considers the impact of extended exclusivity periods on patient access would ensure that Merck considers not only whether it can apply for secondary and tertiary patents but also whether it should do so. Merck’s current approach subjects the company to reputational risks and potential regulatory blowback resulting from high drug prices and perceptions regarding abusive patenting practices.

Patents and Access — Proposal 8

1 See www.rand.org/news/press/2021/01/28.html

2 See www.kff.org/health-costs/poll-finding/public-opinion-on-prescription-drugs-and-their-prices/

3 See www.kff.org/medicare/issue-brief/explaining-the-prescription-drug-provisions-in-the-inflation-reduction-act/

4 See www.americanprogress.org/article/state-policies-to-address-prescription-drug-affordability-across-the-supply-chain/

5 See oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf, at i.

6 See oversight.house.gov/sites/democrats.oversight.house.gov/files/DRUG%20PRICING%20REPORT%20WITH%20APPENDIX%20v3.pdf, at 79.

7 See http://www.i-mak.org/wp-content/uploads/2021/05/i-mak.keytruda.report-2021-05-06F.pdf, at 3.

8 See http://www.i-mak.org/wp-content/uploads/2021/05/i-mak.keytruda.report-2021-05-06F.pdf, at 3.

Board of Directors’ Statement in Opposition to Proposal 8

The Board has considered this shareholder proposal carefully and recommends a vote AGAINST it. The Board believes adopting the shareholder proposal is not in the best interests of the Company or our shareholders because the Company has significant disclosures regarding (1) access to its products, including Access to Health Guiding Principles that guide the Company’s global approach to access to health, (2) pricing transparency in the U.S., which is the country on which the shareholder’s supporting statement focuses, and (3) the importance of patent protection to innovation and the Company’s business, including through disclosures in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 10-K”), and the Company’s process for determining whether to apply for patent protection involves a fact-specific and complicated scientific and legal analysis for every product-related invention that has the potential of being patented.

Access to Health: in collaboration with key stakeholders, Merck works to ensure its science advances health care and that its products are accessible and affordable to those in need.

As discussed on page 20 of this proxy statement and further discussed in our ESG Progress Report, access to health is a key focus areas for Merck. Merck aspires to improve access to health by discovering, developing, and providing innovative products and services

Merck & Co., Inc. 2023 Proxy Statement

Proposal 8 Shareholder Proposal Regarding Patents and Access	97

that save and improve lives. We also recognize a robust health care ecosystem expands Merck’s impact, opportunities and value. Our Access to Health Guiding Principles, available at https://www.merck.com/company-overview/esg/esg-resources/, guide our global approach to access to health through four principles: Discovery and Invention, Availability, Affordability, and Strengthening Systems and Addressing Inequity. Merck discovers and invents medicines and vaccines that address vital global health needs where we can have the greatest impact, now and in the future. In 2022 alone, our research and development (R&D) spend was $13.5 billion. Embedded within our research and development process, we systematically evaluate our candidates to identify the potential to address significant public health burden and unmet medical needs in underserved health care settings. This evaluation process informs our product access strategies, with the goal of making our medicines and vaccines available to as many people as possible through sustainable solutions. To facilitate this access, we undertake a systematic evaluation at the onset of Phase 2 clinical studies to determine a candidate’s potential to meet unmet medical needs in low- and middle-income countries. Our approach involves evaluating the level of disease burden that exists, the availability of alternative medications and the appropriateness of our candidates to improve public health. For candidates with significant potential in underserved settings, access planning may start in the pre-clinical phase. Understanding where health system infrastructure and funding mechanisms are in place is an important component of enabling safe and effective usage and facilitating meaningful patient access.

Pricing transparency in the U.S.

We have a long history of making our medicines and vaccines accessible and affordable through responsible pricing practices and industry-leading patient access programs. As part of the Company’s ongoing commitment to transparency about our business operations, and to help people better understand our pricing practices in the U.S., in 2017 we began disclosing information about the price of medicines across our portfolio in the U.S. (See our Pricing Transparency Report available at https://www.merck.com/company-overview/esg/esg-resources/). This information includes changes in average annual list and net prices across our product portfolio since 2010. The disclosure also includes the average discount rate across our portfolio each year. We are working to bring our medicines and vaccines to more people around the world in ways that are as accessible and affordable as possible for the patients who need them. While each individual situation varies based on factual circumstances and market dynamics, generally we consider: (a) value provided to patients; (b) value provided to health care systems; (c) unmet need; (d) access; (e) R&D sustainability; and (f) competition. Additional information about our activities can be found in our ESG Progress Report.

Patents play an important role in innovation and the Company’s business and the Company conducts a fact-specific and complicated scientific and legal analysis for every product-related invention that has the potential of being patented.

Developing a new medicine begins with basic and other preclinical research, long before any patent applications are filed. The risks of biopharmaceutical R&D are significant with most investigational biopharmaceuticals failing to obtain FDA approval1, and fewer than 12% of drugs that enter Phase I clinical trials are approved by FDA and marketed.2 The 2022 10-K describes the risks facing the Company in this area (see page 34 of the 2022 10-K). While a patent directed to the active ingredient of a drug product is typically filed first, there is often continued investment in R&D, which may occur before or after the drug product is approved, to explore additional potential benefits for patients. In some cases, additional research determines that a medicine can also be used to treat different states of the same disease, such as earlier stages of cancer. Additional research may also demonstrate the medicine can be used to treat completely different conditions including different forms of cancer, or different diseases altogether. In other cases, additional research may lead to increased safety or effectiveness, new dosage forms, or new forms of administration of a medicine that can improve patient adherence or convenience, leading to better patient outcomes. Patents play a key role in safeguarding the investments made to research and develop additional uses, which may require a significant investment and take three to twelve years to develop.3

The 2022 10-K contains significant disclosures regarding patent protection and its importance to the Company’s business (see pages 11-13 of the 2022 10-K). The Company conducts a fact-specific and complicated scientific and legal analysis for every product-related invention that has the potential of being patented as part of its process for determining whether to apply for patent protection. The analysis is performed by the Company’s experienced patent attorneys (each of whom holds a science degree, or otherwise has an extensive scientific background, in addition to a law degree) in close collaboration with science and medical professionals. The Company evaluates its innovations for potential patenting using similar processes deployed by patent offices when examining the merits of applications for patentability, including performing a complicated evaluation of the innovation for newness (novelty) and non-obviousness relative to what is publicly known. Although newness or novelty is often a relatively straightforward concept, non-obviousness (called “inventive step” outside the U.S.) is a highly fact-specific inquiry, from the perspective of a person skilled in the subject matter, of whether the invention is sufficiently different from prior public disclosures, and may include evaluating a host of what are called “secondary” considerations that may bolster a finding of non-obviousness (e.g., the failure of others to achieve the same result, or that the invention meets a long felt but unresolved need). The Company undertakes that analysis for each patent application it considers filing in addition to applying the Company’s framework intended to affirm the biopharmaceutical industry’s commitment to innovation and keep patients at the heart of our efforts.

1 See PhRMA, The Dynamic U.S. Research and Development Ecosystem, at 2 (2021).

2 See Research and Development in the Pharmaceutical Industry, Congressional Budget Office, at 16-17 (Apr. 2021).

3 See PhRMA, Comments of the Pharmaceutical Research and Manufacturers of America in Response to the USPTO’s Request for Comments on USPTO Initiatives to Ensure the Robustness and Reliability of Patent Rights, at 3 (2023) citing Erika Lietzan, Paper Promises For Drug Innovation, 26 GEO. MASON L. REV. 168, 177-78 (2018); Benjamin N. Roin, Solving the Problem of New Uses, at 5 (Oct. 14, 2016).

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2023 Proxy Statement

98	Proposal 9 Shareholder Proposal Regarding a Congruency Report of Partnerships with Globalist Organizations

Proposal 9 – Shareholder Proposal Regarding a Congruency Report of Partnerships with Globalist Organizations

The National Center for Public Policy Research, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 9 — Congruency Report of Partnerships with Globalist Organizations

RESOLVED: We request that Merck & Co., Inc. (the “Company”) publish a report, at reasonable expense, analyzing the congruency of voluntary partnerships with organizations that facilitate collaboration between businesses, governments and NGOs for social and political ends against the Company’s fiduciary duty to shareholders.

Supporting Statement

Merck does not list the World Economic Forum (WEF), Council on Foreign Relations (CFR) or Business Roundtable (BR) among its partners or as recipients of contributions;1 however, WEF and CFR do list the Company as a partner2 and BR lists CEO Robert Davis as a member.3 Why the inconsistency? Why is the Board concealing these partnerships, amongst others, from shareholders?

The Company’s legal duty as a New Jersey For-Profit Corporation requires the Company to serve the interests of its shareholders. Because the Company is not a B-Corporation,4 all additional Company actions and expenditures with third parties (while permissible) must be shown by the Board to be congruent with the interests of shareholders and the Company’s fundamental purpose of making and selling healthcare products.

However, the agendas of WEF, CFR and BR are antithetical with the Company’s fiduciary duty. This obliges the board to explain how partnerships with such organizations serve the interests of shareholders (rather than Directors).

WEF describes itself as an “international organization for public-private cooperation,” and that it was “founded on the stakeholder theory, which asserts that an organization is accountable to all parts of society.”5

Similarly, CFR describes itself as a “membership organization” for both “government officials” and “business executives” on an international scale.6 And BR pretended to redefine “the purpose of a corporation” such that a corporation ought to cater to the special interests of selected “stakeholders” rather than the fundamental interests of its owners, the shareholders.7

Those agendas are incongruent with the interests of shareholders and the traditional—and legally binding—definition of a corporation. The more the Board pays favor to hand-picked “stakeholders,” the less it’s accountable to capital-providing shareholders. In partnering with WEF, CFR and BR, then, shareholders are funding the movement designed to debase their own influence within the Company.

But most importantly, it’s the radical agendas of these organizations that makes our partnerships with them so troubling, not to mention inconsistent with the values of most Merck shareholders.

For example, WEF openly advocates for transhumanism,8 abolishing private property,9 eating bugs,10 social credit systems,11 “The Great Reset,”12 and host of other blatantly Orwellian objectives.

Most shareholders are unaware (since the Board hides it from them) that their capital is in part being used to pursue this anti-human, anti-freedom agenda. Moreover, none of this is congruent with the Company’s basic purpose of providing value to shareholders by making and selling healthcare products.

Congruency Report of Partnerships with Globalist Organizations — Proposal 9

1 See https://www.merck.com/company-overview/esg/philanthropy/; https://www.merck.com/wp-content/uploads/ sites/5/2022/08/MRK-ESG-report-21-22.pdf;

2 See https://www.weforum.org/partners; https://www.cfr.org/membership/corporate-members

3 See https://www.businessroundtable.org/about-us/members

4 See https://law.justia.com/codes/new-jersey/2018/title-l 4a/chapter-18/section-14a-18-5/

5 See https://www.weforum.org/about/world-econornic-forum/

6 See https://www.cfr.org/about

7 See https://www.businessroundtable.org/purposeanniversary

8 See https ://www.weforum.org/about/the-fourth-industrial-revolution-by-klaus-schwab

9 See https://web.archive.org/web/20200919112906/https://twitter.com/wef/status/799632174043561984

10 See https ://www.weforum.org/agenda/2021 /07 /why-we-need-to-give-insects-the-role-they-deserve-in-our-food -systems/

11 See https://www.weforum.org/reports/identity-in-a-digital-world-a-new-chapter-in-the-social-contract

12 See https://www.weforum.org/focus/the-great-reset

Merck & Co., Inc. 2023 Proxy Statement

Proposal 9 Shareholder Proposal Regarding a Congruency Report of Partnerships with Globalist Organizations	99

Board of Directors’ Statement in Opposition to Proposal 9

The Board has considered this shareholder proposal carefully and recommends a vote AGAINST it. The Board believes that the requested report “analyzing the congruency of voluntary partnerships with organizations that facilitate collaboration between businesses, governments and NGOs for social and political ends against the Company’s fiduciary duty to shareholders” would be costly and time-consuming for the Company to prepare and would not provide additional value to the Company’s shareholders. The proposal does not define what is meant by “organizations that facilitate collaboration between businesses, governments and NGOs for social and political ends”, but the proposal’s supporting statement references three organizations, the Council on Foreign Relations (“CFR”), the World Economic Forum (“WEF”), and the Business Roundtable (“BRT”). The Company is a member of both the CFR and the WEF and our Chairman and CEO, Robert M. Davis, is a member of the BRT.

As a company, Merck runs to, not from, the world’s biggest health challenges.

From finding solutions for some of the world’s most debilitating diseases, to getting the Company’s medicines and vaccines to those in need and building more effective health systems, the Company’s long-standing mission of saving and improving lives has served throughout Merck’s long history, as well as today, as a foundation for driving long-term value for the Company and our shareholders. Along with investment and endless invention, partnerships play a key role in helping us ensure our products are accessible and affordable to those in need and overcome barriers to providing a healthier future for all. In addition, the Company already provides significant disclosures regarding how the Board exercises its responsibility to oversee the Company, including with respect to the Company’s strategy, which, in turn allows shareholders to review how the Board is exercising its legal obligations.

The Company’s long-standing mission of saving and improving lives has throughout its history served and continues to serve as the foundation for the Company’s overall strategy.

For more than 130 years, Merck has been driven by its mission of saving and improving lives around the world and its purpose of using the power of leading-edge science to achieve that mission. This purpose has served, and continues to serve, as the foundation for the Company’s overall strategic framework. Indeed, as George W. Merck stated in 1950 during a speech at the Medical College of Virginia at Richmond, “We try to remember that medicine is for the patient. We try never to forget that medicine is for the people. It is not for the profits. The profits follow, and if we have remembered that, they have never failed to appear.”

Throughout its history, Merck has brought hope to humanity through the development of important medicines and vaccines. The Company aspires to be the premier research-intensive biopharmaceutical company in the world—and today, the Company is at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals.

Partnerships play a role in overcoming barriers to providing a healthier future for all.

Barriers to access and quality care exist in many parts of the world. The Company has a role to play in helping to ensure our products are accessible and affordable to those in need and partnerships are important in this regard. For example, the Company is steadfast and dedicated to discovering, developing, supplying and delivering vaccines to help prevent diseases around the world. However, to achieve the broadest possible access and distribution to its vaccines, the Company cannot do it alone and works with governments, international health and development organizations, donor groups, nongovernmental organizations, and others to create new ways to improve vaccine access. In addition, because every community is different, the Company commits to working with organizations that are a part of those communities to help make certain diseases a thing of the past.

The Company already provides significant disclosure about the how the Board effectively exercises its responsibility to oversee the Company.

As discussed on page 11 of this proxy statement, the Board believes that good corporate governance is essential to achieving long-term shareholder value and is committed to governance policies and practices that serve the interests of our Company and its many stakeholders. For this reason, we devote considerable time and resources to making sure that our policies reflect our values and business goals, we have an effective corporate governance structure, and we operate in an open, honest and transparent way. In addition, we evaluate our practices against prevailing best practices as well as emerging and evolving topics identified in a variety of ways, including through shareholder engagement and corporate governance organizations. The Board is also fully engaged and involved in the Company’s strategic planning process. By exercising sound and independent business judgment on the strategic issues that are important to the Company’s business, the Board facilitates Merck’s long-term success. Overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. A summary of this risk oversight approach is included on page 18 of this proxy statement.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2023 Proxy Statement

100	Proposal 10 Shareholder Proposal Regarding an Independent Board Chairman

Proposal 10 – Shareholder Proposal Regarding an Independent Board Chairman

Kenneth Steiner, of Great Neck, NY, owner of at least $2,000 in market value of the Company’s common stock, has given notice that he intends to present for action at the Annual Meeting the following proposal:

Proposal 10 — Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.

It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and Merck. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO and management.

A Lead Director is no substitute for an independent Board Chairman. A lead director is not responsible for the strategic direction of the company. And a Chairman/CEO can ignore the advice and feedback from a lead director.

Plus there are weaknesses in the role of Merck lead director:

•	Can only approve meeting agendas and the information sent to the Board, but apparently no role in the development of meeting agendas and information.

•	Can only approve meeting schedules, but apparently no role in the development of meeting schedules, plus the scope of the approval is only to make sure there is enough time.

At its 2020 annual meeting Lowe’s (LOW) directors said that having a separate Chairman and Chief Executive Officer affords allows the Chairman to devote his time and attention to Board oversight.

The Merck board needs attention. Ms. Patricia Russo received 228 million against votes in 2021 and 250 million against votes in 2022. These 2 against votes were up to 38-times the against votes received by other Merck directors. Ms. Russo was also the leader in against votes at Merck in 2020. Ms. Russo also received the most against votes at General Motors where she is also a director.

Mr. Thomas Glocer, Lead Director, violates the most important attribute of a Lead Director -independence. As director tenure goes up director independence goes down. Mr. Glocer has 16-years director tenure at Merck. 16-years director tenure means that the skills Mr. Glocer had 16-years ago and his intervening skills may no longer be relevant to Merck.

Plus management fails to give shareholders enough information on this topic to make a more informed decision. There is no management comparison of the exclusive powers of the Office of the Chairman and the de minimis exclusive powers of the Lead Director.

Please vote yes:

Independent Board Chairman — Proposal 10

Board of Directors’ Statement in Opposition to Proposal 10

The Board has carefully considered the shareholder proposal and, for the reasons described below, believes adopting it is not in the best interests of Merck’s shareholders. The Board’s current leadership model provides strong, consistent and experienced leadership, as well as robust, effective and independent Board oversight of management, and allows the Board appropriate flexibility to determine the best leadership structure based on facts and circumstances at a given time.

Providing our independent and skilled Board the flexibility to determine our leadership structure at a given time and based on relevant circumstances best serves our shareholders and our Company.

Currently, the Board is led by Robert M. Davis, who serves as the Chairman of the Board and CEO of Merck, and by Thomas H. Glocer, an independent Director, who serves as the Board’s Lead Director. Our Board believes that our shareholders and our Company are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure of the Company and the Board at a given time. The most effective leadership structure at a given time will depend on a variety of factors, including, but not limited to, the leadership, skills and experience of each of the CEO, the independent Lead Director and the other members of the Board, as well as the needs of the business. Based on these factors, the Board is best positioned to identify the individual who has the skills and commitment necessary to perform the role of Chairman most effectively at the time.

Merck & Co., Inc. 2023 Proxy Statement

Proposal 10 Shareholder Proposal Regarding an Independent Board Chairman	101

The independent members of the Board review the Board’s leadership structure at least annually. In 2021, the Board unanimously elected Robert M. Davis to succeed Kenneth C. Frazier as CEO. At that time, the Board determined that it was in the Company’s best interest for the roles of CEO and Chairman to be held by separate individuals, and for Mr. Frazier to continue as Executive Chairman. From then until Mr. Frazier’s retirement as Executive Chairman at the end of 2022, the independent Directors gave significant consideration to the Board’s leadership structure and also had the opportunity to work directly with Mr. Davis. During this period, the Board found Mr. Davis to be an innovative leader with deep understanding of the Company and its industry and well-suited to serve as Chairman of the Board. Accordingly, effective December 1, 2022, Mr. Davis was unanimously elected by the Board to serve as the Chairman, resulting in the following leadership structure for the Company: Mr. Davis serving as Chairman, CEO and President and Mr. Tom Glocer, an independent director appointed by the independent members of the Board serving as Lead Director of the Board. Each of the Chairman and independent Lead Director role has clearly delineated responsibilities: as Chairman, Mr. Davis presides over meetings of the Board and shareholders, focuses on Board operations, and is in charge of the general supervision, direction and strategy of the business and affairs of the Company subject to the Board’s extensive oversight; and Mr. Glocer, as independent Lead Director, has a clear mandate and significant authority as set forth in the Polices of the Board and highlighted below. The Board believes that having Mr. Davis serve as Chairman and CEO adds strategic and operational perspective to the Chairman role because he can draw on detailed institutional knowledge of the Company and industry experience, while at the same time having strong independent oversight with Mr. Glocer as independent Lead Director vested with key duties and responsibilities and four independent Board committees chaired by independent Directors.

Our existing governance practices and current leadership structure promote effective and independent Board oversight.

Our strong corporate governance policies and practices, including the substantial percentage of independent Directors on our Board, as well as the robust duties of our independent Lead Director, empower our independent Directors to effectively exercise Board oversight. As further detailed in the Board Leadership Structure section of this proxy statement, the significant authority and responsibilities of the independent Lead Director are clearly defined and include, but are not limited to:

•	The authority to call meetings of the independent Directors;

•	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors;

•	Serving as the principal liaison on board-wide issues between the independent Directors and the Chairman/CEO;

•	Approving meeting agendas and the information sent to the Board, including supporting material for meetings;

•	Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	Being available for consultation and direct communication with major shareholders, as appropriate;

•	Serving as a liaison between the Board and shareholders on investor matters;

•	Leading the annual performance evaluations of the Board and the Chairman/CEO; and

•	Leading the Chairman and CEO succession planning process.

Moreover, all four standing Board committees are composed solely of independent Directors and are led by independent chairs. These four independent Board committees are responsible for the oversight of many critical matters, such as evaluating the Chairman/CEO’s performance, overseeing the integrity of the Company’s financial statements, monitoring our risk-management program, designing our executive compensation program, developing the strategies and operations for the Company’s research and development of pharmaceutical products and vaccines, reviewing policies and practices of the corporate political contributions program, and nominating new directors. As a non-independent Director, Mr. Davis is not a member of any Board committee.

Summary

In the judgment of the Board, its current leadership structure strikes a balance between strong and consistent executive leadership and effective independent oversight that is right for Merck at this time. The proposal seeks to eliminate the Board’s ability to exercise its judgment regarding the Board leadership arrangements that would best serve the interests of our Company and our shareholders at any particular time and replace it with an inflexible approach to Board leadership that would apply at all times whether or not it is then appropriate for our Company and our shareholders.

AGAINST The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2023 Proxy Statement

102
Questions and Answers about the Annual Meeting and Voting

Merck & Co., Inc. 2023 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 23, 2023, at 9:00 a.m., Eastern Time

Location:	Via Webcast at www.virtualshareholdermeeting.com/MRK2023

Record Date:	March 24, 2023

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in the future of our Company. You do not need to attend the Annual Meeting of Shareholders to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Votes required for approval	Abstentions and Broker Non-Votes

Proposal 1	Election of Directors	Page 32	FOR each Nominee	No	Majority of votes cast	Do not count for all ten proposals (no effect)
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	Page 42	FOR	No	Majority of votes cast
Proposal 3	Non-binding Advisory Vote to Approve One Year as the Preferred Option for the Frequency of Future Votes on the Compensation of our Named Executive Officers (Say-on-Frequency)	Page 86	ONE YEAR	No	Majority of votes cast
Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm for 2023	Page 87	FOR	Yes	Majority of votes cast
Proposals 5, 6, 7, 8, 9, and 10	Shareholder Proposals	Pages 90 - 101	AGAINST	No	Majority of votes cast

Why did I receive this Proxy Statement?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on March 24, 2023, the record date, and are entitled to vote at the Annual Meeting.

This proxy statement and 2022 Annual Report on Form 10-K (the “Proxy Materials”), along with either a proxy card, a voting instruction form, or Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning on April 3, 2023. This proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with Merck’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares. The Proxy Materials and proxy card have been sent directly to you by Merck.

Merck & Co., Inc. 2023 Proxy Statement

Questions and Answers about the Annual Meeting and Voting	103

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares. The Proxy Materials have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares. See “Voting information for beneficial owners” on page 104.

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan. However, the proxy card does not include shares held for participants in the Merck U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan and Merck Puerto Rico Employee Savings Plans and Security Plan. Instead, these participants will receive separate voting instruction cards covering these shares from plan trustees.

What constitutes a quorum?

As of the record date, 2,537,693,776 shares of Merck common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the Annual Meeting?

The Annual Meeting will be held in a solely virtual format, and all shareholders as of the record date, March 24, 2023, as well as guests are invited to attend. To attend the Annual Meeting, visit the online meeting platform at:

www.virtualshareholdermeeting.com/MRK2023.

Access to the meeting platform will begin at 8:45 a.m. on May 23, 2023 (Eastern Time).

If you are a shareholder as of the record date, March 24, 2023, you will be able to participate in the meeting by voting your shares and asking questions through the online meeting platform. To do so, enter the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials when you visit the online meeting platform listed above. Guests may also access the Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

The meeting will include a question and answer session, and we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition.

Asking questions:

•	You will have multiple opportunities to submit questions for the Annual Meeting.

•	To submit a question before the Annual Meeting, visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question” option.

•	You can also submit a question via the online platform live during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in the “How do I vote?” section below.

If you encounter any technical difficulties with the meeting platform on the date of the Annual Meeting, technical support will be available during this time and will remain available until the virtual Annual Meeting has ended.

Merck & Co., Inc. 2023 Proxy Statement

104	Questions and Answers about the Annual Meeting and Voting

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•

Via the internet. You may vote online at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. The internet voting will close at 11:59 p.m. Eastern Time on May 22, 2023.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 22, 2023.

•	By QR code. You may vote by scanning the QR code on page 1 with your mobile device (may require free app).

•	At the Annual Meeting. All shareholders may vote at the Annual Meeting. Please see “How do I attend the Annual Meeting?” above.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank or nominee. You may also vote at the Annual Meeting.

If you own MERCK shares…	How to vote at the Annual Meeting

in your name, you are a shareholder of record and	You may vote at the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2023 and entering the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

through a broker, bank, or nominee, you are a beneficial owner of shares and	You may vote at the virtual meeting by visiting www.virtualshareholdermeeting.com/MRK2023 and entering the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials, but you should confirm this process with your broker, bank, or nominee.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote during the Annual Meeting.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards.

All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of First Coast Results will tabulate the votes and act as inspectors of election.

Voting information for beneficial owners

If you hold your shares through a broker, bank or nominee, you are considered the beneficial owner of those shares, but not the shareholder of record. As a beneficial owner, you will receive voting instructions from your broker, bank or nominee and you must communicate your voting decisions to that particular institution (not the Company) by using the voting instruction form that the institution provides to you. You may also vote your shares via telephone or the internet by following the specific instructions the institution provides to you for that purpose.

Merck & Co., Inc. 2023 Proxy Statement

Questions and Answers about the Annual Meeting and Voting	105

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023). If you do not provide voting instructions, your shares will not be voted on any proposal other than the ratification of the auditors. This is called a “broker non-vote.”

For your vote to be counted, you must communicate your voting decisions to your broker, bank or nominee before the date of the Annual Meeting.

What if I am a shareholder of record and I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the thirteen nominees;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the approval of one year as the preferred option for the frequency of future votes on the compensation of our Named Executive Officers;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2023; and

•	AGAINST the shareholder proposals.

What if I am a plan participant and do not provide voting instructions?

If voting instructions are not received for shares held in the Merck U.S. Savings Plan or the MSD Employee Stock Purchase and Savings Plan, those shares will not be voted. If voting instructions are not received from participants in the Merck Puerto Rico Employee Savings and Security Plan, the plan trustee will vote the shares you hold in the same proportion as the shares held in these plans for which voting instructions were timely received.

What is “householding” and how does it affect me?

Merck has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

Can I access the Proxy Materials on the internet instead of receiving paper copies?

The Proxy Materials are available on Merck’s website at www.merck.com/investor-relations/financial-information/. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Materials on the internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner of shares, please refer to the information provided by your broker, bank or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners of shares who elect electronic access will receive an email message next year containing the URL for accessing the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2023 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to Equniti Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or calling 1-800-522-9114. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting Merck in the same manner.

Merck & Co., Inc. 2023 Proxy Statement

106	Questions and Answers about the Annual Meeting and Voting

If you are a beneficial owner of shares, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding by notifying your broker, bank or nominee.

Where can I find the results of the Annual Meeting?

We will post the final voting results the Friday following the Annual Meeting on our website www.merck.com under “Investors.” We also intend to disclose the final voting results on Form 8-K within four business days of the Annual Meeting.

Where can I find the 2022 Annual Report on Form 10-K?

The 2022 Annual Report on Form 10-K is available on Merck’s website at www.merck.com/investor-relations/financial-information/.

In addition, we will provide without charge a copy of the 2022 Annual Report on Form 10-K, including financial statements and schedules, upon the written request of any shareholder to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A. Shareholders may also email the Office of the Secretary at office.secretary@merck.com to make such request.

How much did this proxy solicitation cost?

The Company retained Morrow Sodali LLC to assist in the distribution of the Proxy Materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Merck & Co., Inc. 2023 Proxy Statement

107

Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2024 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Time, on December 5, 2023.

Director Nominees for Inclusion in the Proxy Materials for the 2024 Annual Meeting of Shareholders (Proxy Access)

Shareholders who intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our Proxy Materials must comply with the provisions of, and provide notice to us in accordance with, Section 3 of Article II of our By-Laws. That section sets forth shareholder eligibility requirements and other procedures that must be followed and the information that must be provided in order for an eligible shareholder to have included in our Proxy Materials up to two Director nominees. For the 2024 Annual Meeting of Shareholders, we must receive the required notice between November 5, 2023, and December 5, 2023, at the address shown below. Such notice must include the information required by our By-Laws, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Shareholder Proposals, Director Nominations, and Other Business to be Brought Before the 2024 Annual Meeting of Shareholders

Any shareholder who wishes to present proposals, director nominations or other business for consideration directly at the 2024 Annual Meeting of Shareholders but does not intend to have such proposals or nominations included in Merck’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between December 25, 2023, and January 24, 2024. However, in the event that the date of the 2024 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2024 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2024 Annual Meeting of Shareholders is first made.

Written notice of proposals or other business for consideration must contain the information specified in Article I, Section 6 of our By-Laws. Written notice of nomination must contain the information set forth in Article II, Section 2 of our By-Laws. Our By-Laws are available online at www.merck.com/company-overview/leadership/board-of-directors/ or upon request to the Office of the Secretary.

This written notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates.

ADDRESS TO CONTACT THE COMPANY

Any notice required to be sent to the Company as described above should be emailed to office.secretary@merck.com, or mailed to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

Merck & Co., Inc. 2023 Proxy Statement

108

Forward-Looking Statements

This Proxy Material contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of Merck’s Annual Report on Form 10-K for the year ended December 31, 2022, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

Merck & Co., Inc.

April 3, 2023

Merck & Co., Inc. 2023 Proxy Statement

109
Appendix A—Non-GAAP Income and Non-GAAP EPS

Non-GAAP income and non-GAAP EPS are alternative views of the Company’s performance that Merck is providing because management believes this information enhances investors’ understanding of the Company’s results since management uses non-GAAP measures to assess performance. Non-GAAP income and non-GAAP EPS exclude certain items because of the nature of these items and the impact that they have on the analysis of underlying business performance and trends. The excluded items (which should not be considered non-recurring) consist of acquisition and divestiture-related costs, restructuring costs, income and losses from investments in equity securities and certain other items. These excluded items are significant components in understanding and assessing financial performance.

Non-GAAP income and non-GAAP EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes a non-GAAP EPS metric. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the Company along with other metrics. In addition, senior management’s annual compensation is derived in part using a non-GAAP pretax income metric. Since non-GAAP income and non-GAAP EPS are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and, therefore, may not be comparable to the calculation of similar measures of other companies. The information on non-GAAP income and non-GAAP EPS should be considered in addition to, but not as a substitute for or superior to, net income and EPS prepared in accordance with GAAP.

In 2022, the Company changed the treatment of certain items for purposes of its non-GAAP reporting. Historically, Merck’s non-GAAP results excluded expenses for upfront and pre-approval milestone payments related to collaborations and licensing agreements, as well as charges related to pre-approval assets obtained in transactions accounted for as asset acquisitions, to the extent the charges were considered by the Company to be significant to the results of a particular period (as well as any related adjustments recorded in a subsequent period). Merck’s non-GAAP results no longer exclude charges related to these items. Prior periods have been recast to conform to the current presentation.

A reconciliation between GAAP financial measures and non-GAAP financial measures (from continuing operations) is as follows:

($ in millions except per share amounts)	Year Ended December 31, 2022

Income from continuing operations before taxes as reported under GAAP	$16,444

Increase (decrease) for excluded items:

Acquisition and divestiture-related costs(1)	3,704

Restructuring costs	666

Loss (income) from investments in equity securities, net	1,348

Non-GAAP income from continuing operations before taxes	22,162

Taxes on income from continuing operations as reported under GAAP	1,918

Estimated tax benefit on excluded items(2)	1,232

Non-GAAP taxes on income from continuing operations	3,150

Non-GAAP net income from continuing operations	19,012

Less: Net income attributable to noncontrolling interests as reported under GAAP	7

Non-GAAP net income from continuing operations attributable to Merck & Co., Inc.	19,005

EPS assuming dilution from continuing operations as reported under GAAP	5.71

EPS difference	1.77

Non-GAAP EPS assuming dilution from continuing operations	7.48

(1)	Amount in 2022 includes $1.7 billion of intangible asset impairment charges.
(2)	The estimated tax impact on the excluded items is determined by applying the statutory rate of the originating territory of the non-GAAP adjustments.

Merck & Co., Inc. 2023 Proxy Statement

110	Appendix A Non-GAAP Income and Non-GAAP EPS

Acquisition and Divestiture-Related Costs

Non-GAAP income and non-GAAP EPS exclude the impact of certain amounts recorded in connection with acquisitions and divestitures of businesses. These amounts include the amortization of intangible assets and amortization of purchase accounting adjustments to inventories, as well as intangible asset impairment charges, and expense or income related to changes in the estimated fair value measurement of liabilities for contingent consideration. Also excluded are integration, transaction, and certain other costs associated with acquisitions and divestitures of businesses. Non-GAAP income and non-GAAP EPS also exclude amortization of intangible assets related to collaborations and licensing arrangements.

Restructuring Costs

Non-GAAP income and non-GAAP EPS exclude costs related to restructuring actions (see Note 6 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2022). These amounts include employee separation costs and accelerated depreciation associated with facilities to be closed or divested. Accelerated depreciation costs represent the difference between the depreciation expense to be recognized over the revised useful life of the asset, based upon the anticipated date the site will be closed or divested or the equipment disposed of, and depreciation expense as determined utilizing the useful life prior to the restructuring actions. Restructuring costs also include asset abandonment, facility shut-down and other related costs, as well as employee-related costs such as curtailment, settlement and termination charges associated with pension and other postretirement benefit plans and share-based compensation costs.

Income and Losses from Investments in Equity Securities

Non-GAAP income and non-GAAP EPS exclude realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds.

Certain Other Items

Non-GAAP income and non-GAAP EPS exclude certain other items. These items are adjusted for after evaluating them on an individual basis, considering their quantitative and qualitative aspects. Typically, these consist of items that are unusual in nature, significant to the results of a particular period or not indicative of future operating results. Excluded from non-GAAP income and non-GAAP EPS are charges related to the discontinuation of COVID-19 development programs (see Note 4 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2022), as well as a net tax benefit related to the settlement of certain federal income tax matters (see Note 16 to the Company’s Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2022), and an adjustment to tax benefits recorded in conjunction with the 2015 acquisition of Cubist Pharmaceuticals, Inc.

Merck & Co., Inc. 2023 Proxy Statement

111
Appendix B—Explanation of Adjustments to Non-GAAP Results For Incentive Plans

Incentive Program	Financial Metric	Weighting of Component	Definition	Adjustments
	Pipeline	20%	The Company’s Research and Development goals for the incentive program	No Adjustments
	Revenue	40%	The Company’s target revenue

Excludes charges or items from the measurement of performance relating to (1) the impact of significant unplanned acquisitions and/or divestitures; (2) fluctuations in currency exchange rates versus Plan rates; and (3) extraordinary items and other unusual or non-recurring charges and/or events that impact revenue

	Pre-Tax Income	40%	The Company’s target non-GAAP income before taxes

Excludes charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, the impact of significant acquisitions and/ or divestitures, extraordinary items and other unusual or non-recurring charges and/ or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; (3) fluctuations in foreign exchange versus Plan rates; and (4) the effects of accounting changes in accordance with U.S. generally accepted accounting principles, or other significant legislative changes

	Earnings Per Share (or EPS)	33%	The Company’s after-tax Non-GAAP net income (attributable to the Company) divided by total shares outstanding assuming dilution

All of the adjustments listed for “Pre-Tax Income” above, as well as (1) the impact of Share Repurchases above or below planned levels and (2) gains or losses arising from investments in equity securities, whether realized or unrealized

	Relative TSR (or R-TSR)	67%	The comparison of the Company’s annualized total shareholder return (inclusive of reinvested dividends) to the median total shareholder return for the Peer Group	No Adjustments

* The PSU program design discussed above refers to the 2020-2022 performance period. Refer to page 56 for PSU program designs relating to the 2020-2022 and 2021-2023 performance periods as a result of the Organon spin-off.

Merck & Co., Inc. 2023 Proxy Statement

Environmental, Social and Governance (ESG) Highlights

External Recognition for Our ESG Performance

We are proud of the external recognition we have received for our ESG-related initiatives and performance.

Fortune Recognized on the Change the World list, for the third time in five years, for our work to address unmet needs around the globe (2022)	Barron’s Recognized on Barron’s Top 100 Most Sustainable Companies list 3 years in a row (2023)	Investor Business Daily Ranked #9 overall and #1 in the medical-ethical drugs sector on the list of 100 Best ESG Companies (2022)

Newsweek & Statista Ranked #4 on American’s Most Responsible Companies list, and #1 in the health care and life sciences sector, which is the third year in a row we have been recognized (2023)	Just Capital Ranked #26 overall and #1 in the pharmaceuticals and biotech sector on the list of America’s Most JUST Companies (2023)

ESG Resources

In addition to our annual ESG Progress Report, there are resources on our corporate website that demonstrate our commitment to ESG and its value to drive sustainable impact to society and to our business. To access these resources, please visit the following pages on our corporate website:

•	ESG Overview at https://www.merck.com/company-overview/esg/

•	ESG Resources at http://www.merck.com/company-overview/esg/esg-resources/

•	Transparency Disclosures at http://www.merck.com/company-overview/esg/transparency-disclosures/

•	Policies & Positions at http://www.merck.com/company-overview/policies-and-positions/

•	Impact Investing at http://www.merck.com/company-overview/esg/impact-investing/

•	Code of Conduct & Compliance at http://www.merck.com/company-overview/culture-and-values/code-of-conduct/

For more information about our approach to ESG, please visit our 2021/2022 ESG Progress Report at http://www.merck.com/company-overview/esg/.

MERCK & CO., INC.

126 EAST LINCOLN AVENUE

RAHWAY, NJ 07065

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MRK2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V10971-P88229-Z84479                            KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    MERCK & CO., INC.

The Board of Directors recommends you vote FOR each of the following Nominees:

1.	Election of Directors	For	Against	Abstain

Nominees:

	1a. Douglas M. Baker, Jr.	☐	☐	☐

	1b. Mary Ellen Coe	☐	☐	☐

	1c. Pamela J. Craig	☐	☐	☐

	1d. Robert M. Davis	☐	☐	☐

	1e. Thomas H. Glocer	☐	☐	☐

	1f. Risa J. Lavizzo-Mourey, M.D.	☐	☐	☐

	1g. Stephen L. Mayo, Ph.D.	☐	☐	☐

	1h. Paul B. Rothman, M.D.	☐	☐	☐

	1i. Patricia F. Russo	☐	☐	☐

	1j. Christine E. Seidman, M.D.	☐	☐	☐

	1k. Inge G. Thulin	☐	☐	☐

	1l. Kathy J. Warden	☐	☐	☐

	1m. Peter C. Wendell	☐	☐	☐

		For	Against	Abstain
The Board of Directors recommends you vote FOR proposal 2:

2.	Non-binding advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote ONE YEAR for proposal 3:	One Year	Two Years	Three Years	Abstain

3.	Non-binding advisory vote to approve the frequency of future votes to approve the compensation of our named executive officers. ☐	☐	☐	☐

		For	Against	Abstain

The Board of Directors recommends you vote FOR proposal 4:

4.	Ratification of the appointment of the Company’s independent registered public accounting firm for 2023.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposals 5, 6, 7, 8, 9 and 10.

5.	Shareholder proposal regarding business operations in China.	☐	☐	☐

6.	Shareholder proposal regarding access to COVID-19 products.	☐	☐	☐

7.	Shareholder proposal regarding indirect political spending.	☐	☐	☐

8.	Shareholder proposal regarding patents and access.	☐	☐	☐

9.	Shareholder proposal regarding a congruency report of partnerships with globalist organizations.	☐	☐	☐

10.	Shareholder proposal regarding an independent board chairman.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Merck & Co., Inc.

Annual Meeting of Shareholders

Tuesday, May 23, 2023, at 9:00 a.m. (Eastern Time)

via Webcast at

www.virtualshareholdermeeting.com/MRK2023*

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 23, 2023:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

*We have adopted a virtual format for the 2023 Annual Meeting of Shareholders to provide a convenient and consistent experience to all shareholders regardless of location.

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V10972-P88229-Z84479

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT M. DAVIS, JENNIFER ZACHARY and KELLY GREZ as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held at 9:00 a.m. (Eastern Time) on May 23, 2023, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1, FOR Items 2 and 4, ONE YEAR for Item 3 and AGAINST Items 5, 6, 7, 8, 9 and 10.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON MAY 22, 2023.

Please complete, sign, date and return the Proxy Card promptly using the enclosed envelope.

(Continued, and to be signed and dated on the reverse side.)